                                                                    Exhibit 10.1


                               CREDIT AGREEMENT


                                by and between



                             OMEGA CABINETS, LTD.,

                            HOMECREST CORPORATION,

                            PANTHER TRANSPORT, INC.


                                      and

                       FIRST BANK NATIONAL ASSOCIATION,
                            as Agent and as a Bank



                           Dated as of June 13, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                                Page No.
                                                                                --------
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS..............................................    1
     Section 1.1  Defined Terms...............................................    1
     Section 1.2  Accounting Terms and Calculations...........................   21
     Section 1.3  Computation of Time Periods.................................   21
     Section 1.4  Other Definitional Terms....................................   21

ARTICLE II.
TERMS OF THE CREDIT FACILITIES................................................   21
Part A -- Terms of Lending....................................................   21
     Section 2.1  Lending Commitments.........................................   21
     Section 2.2  Procedure for Loans.........................................   22
     Section 2.3  Notes.......................................................   25
     Section 2.4  Conversions and Continuations...............................   26
     Section 2.5  Interest Rates, Interest Payments and Default Interest......   27
     Section 2.6  Repayment and Mandatory Prepayments.........................   28
     Section 2.7  Optional Prepayments........................................   29

Part B -- Terms of the Letter of Credit Facility..............................   30
     Section 2.8  Letters of Credit...........................................   30
     Section 2.9  Procedures for Letters of Credit............................   30
     Section 2.10  Terms of Letters of Credit.................................   31
     Section 2.11  Agreement to Repay Letter of Credit Drawings...............   31
     Section 2.12  Obligations Absolute.......................................   31
     Section 2.13  Increased Cost for Letters of Credit.......................   33
     Section 2.14  Loans to Cover Unpaid Drawings.............................   33
     Section 2.15  Letter of Credit Fees......................................   34

Part C -- General.............................................................   35
     Section 2.16  Optional Reduction of Revolving Commitment Amounts or
     Termination of Revolving Commitments.....................................   35
     Section 2.17  Revolving Commitment, Agent's and Arrangement Fees.........   35
     Section 2.18  Computation................................................   36
     Section 2.19  Payments...................................................   36
     Section 2.20  Use of Loan Proceeds.......................................   36
     Section 2.21  Adjusted Eurodollar Rate Not Ascertainable, Etc............   36
     Section 2.22  Increased Cost.............................................   37
     Section 2.23  Illegality.................................................   38

     Section 2.24  Capital Adequacy...........................................   39
     Section 2.25  Funding Losses; Eurodollar Rate Advances...................   39
     Section 2.26  Discretion of Banks as to Manner of Funding................   39
     Section 2.27  Withholding Taxes..........................................   40

ARTICLE III
CONDITIONS PRECEDENT..........................................................   42
     Section 3.1  Conditions of Initial Transaction...........................   42
     Section 3.2  Conditions Precedent to all Loans and Letters of Credit.....   47

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES................................................   47
     Section 4.1  Organization, Standing, Etc.................................   47
     Section 4.2  Authorization and Validity..................................   48
     Section 4.3  No Conflict; No Default.....................................   48
     Section 4.4  Government Consent..........................................   49
     Section 4.5  Financial Statements and Condition..........................   49
     Section 4.6  Litigation..................................................   50
     Section 4.7  Environmental, Health and Safety Laws.......................   50
     Section 4.8  ERISA.......................................................   50
     Section 4.9  Federal Reserve Regulations.................................   50
     Section 4.10  Title to Property; Leases; Liens; Subordination............   51
     Section 4.11  Taxes......................................................   51
     Section 4.12  Intellectual Property......................................   51
     Section 4.13  Burdensome Restrictions....................................   52
     Section 4.14  Force Majeure..............................................   52
     Section 4.15  Investment Company Act.....................................   52
     Section 4.16  Public Utility Holding Company Act.........................   52
     Section 4.17  Retirement Benefits........................................   52
     Section 4.18  Full Disclosure............................................   52
     Section 4.19  Subsidiaries...............................................   52
     Section 4.20  Perfection of Liens........................................   53
     Section 4.21  Facilities.................................................   53
     Section 4.22  Affiliates.................................................   53
     Section 4.23  Labor......................................................   53
     Section 4.24  Solvency...................................................   53
     Section 4.25  Corporate Names............................................   54
     Section 4.26  Insurance..................................................   54

ARTICLE V.
AFFIRMATIVE COVENANTS.........................................................   54
     Section 5.1  Financial Statements and Reports............................   54
     Section 5.2  Corporate Existence.........................................   57

     Section 5.3  Insurance...................................................   57
     Section 5.4  Payment of Taxes and Claims.................................   57
     Section 5.5  Inspection..................................................   58
     Section 5.6  Maintenance of Properties, Licenses and Permits.............   58
     Section 5.7  Books and Records...........................................   59
     Section 5.8  Compliance..................................................   59
     Section 5.9  Notice of Litigation........................................   59
     Section 5.10  ERISA......................................................   59
     Section 5.11  Environmental Matters; Reporting...........................   60
     Section 5.12  Reaffirmation of Guaranties................................   60
     Section 5.13  Further Assurances.........................................   60
     Section 5.14  Bank Accounts and Lockbox..................................   61
     Section 5.15  Post-Closing Matters.......................................   61

ARTICLE VI.
NEGATIVE COVENANTS............................................................   61
     Section 6.1  Merger......................................................   61
     Section 6.2  Disposition of Assets.......................................   62
     Section 6.3  Plans.......................................................   62
     Section 6.4  Change in Nature of Business................................   62
     Section 6.5  Subsidiaries; Acquisitions..................................   63
     Section 6.6  Negative Pledges; Subsidiary Restrictions...................   64
     Section 6.7  Restricted Payments.........................................   64
     Section 6.8  Transactions with Affiliates................................   65
     Section 6.9  Accounting Changes..........................................   65
     Section 6.10  Capital Expenditures.......................................   65
     Section 6.11  Subordinated Debt..........................................   65
     Section 6.12  Investments................................................   66
     Section 6.13  Indebtedness...............................................   67
     Section 6.14  Liens......................................................   68
     Section 6.15  Contingent Liabilities.....................................   70
     Section 6.16  Interest Coverage Ratio....................................   70
     Section 6.17  Fixed Charge Coverage Ratio................................   70
     Section 6.18  Cash Flow Leverage Ratio...................................   70
     Section 6.19  Loan Proceeds..............................................   71
     Section 6.20  Operating Leases...........................................   71
     Section 6.21  Corporate Documents; Certain Material Contracts............   71
     Section 6.22  Other Indebtedness.........................................   71

ARTICLE VII.
EVENTS OF DEFAULT AND REMEDIES................................................   72
     Section 7.1  Events of Default...........................................   72
     Section 7.2  Remedies....................................................   75

     Section 7.3  Offset.......................................................  75

ARTICLE VIII.
THE AGENT......................................................................  76
     Section 8.1  Appointment and Authorization................................  76
     Section 8.2  Note Holders.................................................  76
     Section 8.3  Consultation With Counsel....................................  76
     Section 8.4  Loan Documents...............................................  76
     Section 8.5  First Bank and Affiliates....................................  76
     Section 8.6  Action by Agent..............................................  76
     Section 8.7  Credit Analysis..............................................  77
     Section 8.8  Notices of Event of Default, Etc.............................  77
     Section 8.9  Indemnification..............................................  77
     Section 8.10  Payments and Collections....................................  77
     Section 8.11  Sharing of Payments.........................................  78
     Section 8.12  Advice to Banks.............................................  78
     Section 8.13  Resignation.................................................  79

ARTICLE IX.
MISCELLANEOUS..................................................................  79
     Section 9.1  Modifications................................................  79
     Section 9.2  Expenses.....................................................  80
     Section 9.3  Waivers, etc.................................................  80
     Section 9.4  Notices......................................................  80
     Section 9.5  Taxes........................................................  81
     Section 9.6  Successors and Assigns; Disposition of Loans; Transferees....  81
     Section 9.7  Confidentiality of Information...............................  83
     Section 9.8  Governing Law and Construction...............................  83
     Section 9.9  Consent to Jurisdiction......................................  84
     Section 9.10  Waiver of Jury Trial........................................  84
     Section 9.11  Survival of Agreement.......................................  84
     Section 9.12  Indemnification.............................................  85
     Section 9.13  Captions....................................................  86
     Section 9.14  Entire Agreement............................................  86
     Section 9.15  Counterparts................................................  86
     Section 9.16  Borrower Acknowledgements...................................  86
     Section 9.17  Relationship Among Borrowers................................  86
     Section 9.18  Waiver of Stock Restriction.................................  90
     Section 9.19  Approval of High Yield Subordinated Permanent Loan
                   Documents...................................................  90

LIST OF EXHIBITS
----------------

Exhibit 1.1-1       Legal Description of Indiana Facility
Exhibit 1.1-2       Legal Description of Iowa Facility
Exhibit 1.1-3       Revolving Note
Exhibit 1.1-4       Solvency Opinion (American Appraisal)
Exhibit 1.1-5       Certificate of Chief Financial Officer
Exhibit 1.1-6(a)    Form of First Chicago Letter of Credit
Exhibit 1.1-6(b)    Form of Shareholder Committee Letter of Credit
Exhibit 1.1-7       Legal Description of Tennessee Facility
Exhibit 1.1-8       Form of Term Note
Exhibit 2.2         Form of Request for Loans
Exhibit 2.20        Existing Debt to be paid with transaction proceeds
Exhibit 4.12        Intellectual Property
Exhibit 4.19        Subsidiaries
Exhibit 4.21        Leased Facilities
Exhibit 4.25        Corporate Names
Exhibit 4.26        Insurance
Exhibit 5.1(d)      Form of Compliance Certificate
Exhibit 5-1(i)      Form of Excess Cash Flow Prepayment Certificate
Exhibit 6.5         Form of New Borrower Agreement
Exhibit 6.8         Permissible Transactions with Affiliates
Exhibit 6.12        Existing Investments
Exhibit 6.13        Existing Indebtedness
Exhibit 6.14        Existing Liens
Exhibit 6.15        Existing Contingent Obligations
Exhibit 9.6         Form of Assignment Agreement
Exhibit 9.19 Form of High Yield Subordinated Permanent Loan Subordination Provisions

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of June 13, 1997, is by and between OMEGA CABINETS, LTD., a Delaware corporation ("Omega"), HOMECREST CORPORATION, a Delaware corporation ("HomeCrest"), PANTHER TRANSPORT, INC., an Iowa corporation ("Panther" and, collectively with Omega, HomeCrest and any other party that becomes a party hereto pursuant to Section 6.5, the "Borrowers"), the banks which are signatories hereto (individually, a "Bank" and, together with any Persons that become a party hereto pursuant to Section 9.6, the "Banks") and FIRST BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as agent for the Banks (in such capacity, the "Agent").

                                   ARTICLE I
                                   ---------

                       DEFINITIONS AND ACCOUNTING TERMS


          Section 1.1    Defined Terms.  As used in this Agreement the following
                         -------------
terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

          "Adjusted Eurodollar Rate":  With respect to each Interest Period
           ------------------------
applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

          "Advance":  Any portion of the outstanding Revolving Loans or Term
           -------
Loan by a Bank as to which one of the available interest rate options and, if pertinent, an Interest Period, is applicable. An Advance may be a Eurodollar Rate Advance or a Base Rate Advance.

          "Affiliate":  When used with reference to any Person, (a) each Person
           ---------
that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, ten percent or more of the voting stock (or if such Person is not a corporation, ten percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

          "Agent":  As defined in the opening paragraph hereof.
           -----

          "Aggregate Revolving Commitment Amounts":  As of any date, the sum of
           --------------------------------------
the Revolving Commitment Amounts of all the Banks.

          "Applicable Lending Office":  For each Bank and for each type of
           -------------------------
Advance, the office of such Bank identified as such Bank's Applicable Lending Office on the signature pages hereof or such other domestic or foreign office of such Bank (or of an Affiliate of such Bank) as such Bank may specify from time to time, by notice given pursuant to Section 9.4, to the Agent and the Borrowers as the office by which its Advances of such type are to be made and maintained.

          "Applicable Margin":  Subject to the last two sentences of this
           -----------------
definition, with respect to the period beginning five days after the day the financial statements and compliance certificate required by Sections 5.1(c) and
(d) with respect to a month are delivered and ending on the date five days after the date such financial statements and compliance certificate for the next month are actually delivered (unless such financial statements are not delivered when required, in which case ending on the date such delivery was required), shall mean the percentage specified as applicable to Base Rate Advances or Eurodollar Rate Advances, as appropriate, for the Cash Flow Leverage Ratio calculated for the twelve months ending as of the end of the month to end immediately prior to the date of determination:

            Cash Flow                 Eurodollar         Base
          Leverage Ratio            Rate Advances    Rate Advances
          --------------            -------------    -------------
     Less than or equal to 2.50:1       1.25%           0.25%

     Greater than 2.50:1 but less
     than or equal to 3.5:1             1.75%           0.75%

     Greater than 3.50:1 but less
     than 4.5:1                         2.25%           1.25%

     Greater than or equal to 4.5:1     2.50%           1.50%

During the period beginning on the Closing Date and ending on the date five days after the first financial statements and compliance certificate are delivered pursuant to Sections 5.1(c) and (d), and for any subsequent period beginning on a day the financial statements and compliance certificate required by Sections 5.1(c) and (d) with respect to a month are required to be but are not delivered and ending five days after the date such financial statements and compliance certificate are delivered, the Applicable Margin shall be as specified for a Cash Flow Leverage Ratio greater than or equal to 4.5:1.

          "Assignee":  As defined in Section 9.6(c).
           --------

          "Bank":  As defined in the opening paragraph hereof.
           ----

          "Base Rate":  As of any date of determination, the greater of: (i) the
           ---------
Reference Rate, or (ii) a rate equal to one half of one per cent (0.5%) per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for that day by the Board, or if not so published, as determined for any day by the Agent based on quotations received by the Agent from federal funds brokers of recognized standing selected by the Agent. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Base Rate, such interest rate shall change as and when the Base Rate shall change.

          "Base Rate Advance": An Advance with respect to which the interest
           -----------------
rate is determined by reference to the Base Rate.

          "Board": The Board of Governors of the Federal Reserve System or any
           -----
successor thereto.

          "Borrower Loan Documents":  This Agreement, the Notes and any of the
           -----------------------
Security Documents to be executed by one or more Borrowers.

          "Borrowers": As defined in the opening paragraph hereof.
           ---------

          "Business Day":  Any day (other than a Saturday, Sunday or legal
           ------------
holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

          "Butler Subordinated Bridge Loan Documents":  Collectively, the Merger
           -----------------------------------------
Financing Agreement dated as of June 13, 1997 between Omega Merger Corp., Holdings, Omega and Mezzanine Lending Associates III, L.P., a Subordinated Note dated as of June 13, 1997 from Omega Merger Corp. to Mezzanine Lending Associates III, L.P. in the original principal amount of $10,000,000, as assumed by Holdings and as guaranteed by Omega, each as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, pursuant to which Mezzanine Lending Associates III, L.P. is making a $10,000,000 subordinated bridge loan to Omega Merger Corp., which loan is being assumed by Holdings and guaranteed by Omega.

          "Capital Expenditures":  For any period, the sum of all amounts that
           --------------------
would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flows for Omega during such period, in respect of (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, (b) to the extent related to and not included in (a) above, materials, contract labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP), and (c) other capital expenditures and other uses recorded as capital expenditures or similar terms having substantially the same effect.

          "Capitalized Lease":  A lease of (or other agreement conveying the
           -----------------
right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

          "Capitalized Lease Obligations":  As to any Person, the obligations of
           -----------------------------
such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.
13).

          "Cash Flow Leverage Ratio": For any period of determination, the ratio
           ------------------------
of

          (a) the aggregate principal amount of all outstanding Indebtedness of the Borrowers as of the last day of that period,

              to

          (b) EBITDA for such period,

in each case determined as to the Borrowers on a consolidated basis in accordance with GAAP.

          "Change of Control":  The occurrence, after the Closing Date, of any
           -----------------
of the following circumstances: (a) Mezzanine Lending Associates III, L.P. and its Affiliates, collectively, not owning, directly or indirectly, securities of Holdings representing more than 50% of all securities of Holdings entitled to vote in the election of directors; or (b) nominees of Mezzanine Lending Associates III, L.P. and its Affiliates ceasing for any reason to constitute a majority of the Board of Directors of Holdings (other than by reason of death, disability or scheduled retirement), or (c) Holdings ceases to own 100% of the issued and outstanding stock of Omega.

          "Closing Date":  June 13, 1997.
           ------------

          "Code":  The Internal Revenue Code of 1986, as amended.
           ----

          "Collateral Assignments": Collectively, the Omega Collateral
           ----------------------
Assignment (Trademarks) and the HomeCrest Collateral Assignment (Trademarks).

          "Commitments": The Revolving Commitments and the Term Loan
           -----------
Commitments.

     "Contingent Obligation":  With respect to any Person at the time of any
      ---------------------
determination, without duplication, any guaranty or other obligation, contingent or otherwise, of such Person with respect to any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

          "Current Assets":  As of any date, the consolidated current assets of
           --------------
the Borrowers, determined in accordance with GAAP.

          "Current Liabilities":  As of any date, the consolidated current
           -------------------
liabilities of the Borrowers, determined in accordance with GAAP, but excluding any current liabilities for borrowed money.

          "Default":  Any event which, with the giving of notice (whether such
           -------
notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

          "Default Rate":  As defined in Section 2.5(iii).
           ------------

          "Documentary Letter of Credit":  A Letter of Credit which requires
           ----------------------------
that the drafts thereunder be accompanied by a document of title covering or securing title to the goods acquired with the proceeds of such drafts.

          "EBITDA":  For any period of determination, the consolidated net
           ------
income of the Borrowers before deductions for income taxes, Interest Expense, depreciation and amortization, all as determined in accordance with GAAP; provided, however that: (i) any transactional fees and other expenses incurred
-----------------
in connection with this Agreement or the transactions pursuant to the Merger Agreements, the Butler Subordinated Bridge Loan Documents, the West Street Subordinated Bridge Loan Documents and the High Yield Subordinated Permanent Loan Documents and deducted from the Borrowers' income, as determined in accordance with GAAP, with respect to a period of determination shall be added back in determining EBITDA for that period; and (ii) all non-cash compensation expense recorded during a period in connection with the granting of options shall be added back in determining EBITDA for that period.

          "ERISA":  The Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Affiliate":  Any trade or business (whether or not
           ---------------
incorporated) that is a member of a group of which a Borrower is a member and which is treated as a single employer under Section 414 of the Code.

          "Eurodollar Business Day":  A Business Day which is also a day for
           -----------------------
trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

          "Eurodollar Rate":  With respect to each Interest Period applicable to
           ---------------
a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Reuters Screen LIBO page as of 10:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Agent to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

          "Eurodollar Rate Advance":  An Advance with respect to which the
           -----------------------
interest rate is determined by reference to the Adjusted Eurodollar Rate.

          "Eurodollar Reserve Percentage":  As of any day, that percentage
           -----------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default":  Any event described in Section 7.1.
           ----------------

          "Excess Cash Flow":  As of each Fiscal Year End, beginning with the
           ----------------
1997 Fiscal Year End, and all as determined: (i) with respect to the 1997 Fiscal Year End, for the period beginning on the Closing Date and ending on 1997 Fiscal Year End, and (ii) with respect to the Fiscal Year End of any other year, for the period of four consecutive fiscal quarters ending on such Fiscal Year End; and in any case as determined on a consolidated basis for the Borrowers in accordance with GAAP, the remainder of

     (a) the sum, without duplication, of (i) EBITDA for such period, (ii) extraordinary cash income, if any, business interruption insurance proceeds, if any, and cash gains attributable to sales of assets out of the ordinary course of business (but net of taxes, expenses and reserves for indemnification), if any, during such period to the extent that any such extraordinary cash income, such insurance proceeds or such cash gain is not included in EBITDA for such period, (iii) any payment to Holdings pursuant to Section 1.8(f) of the Merger Plan during such period, if any, and (iv) the net reduction, if any, in Working Capital during such period, minus
                                                                       -----

     (b) the sum, without duplication, of (i) tax expenses paid in cash or accrued by the Borrowers during such period, (ii) the aggregate amount of Capital Expenditures, if any (but only to the extent such Capital Expenditures were permissible under Section 6.10) during such period, (iii) Interest Expense accrued during such period (whether or not paid during such period), but excluding any Interest Expense accrued on the Indebtedness under the Butler Subordinated Bridge Loan Documents but not paid in cash during such period, (iv) the aggregate principal amount of the Borrowers' consolidated Indebtedness scheduled to mature during the relevant period that is paid in cash during the relevant period, (v) the aggregate principal amount of optional prepayments of the Term Loan during the relevant period, (vi) the amount of any payment by Holdings pursuant to
     Section 1.8(f) of the Merger Plan during such period, if any, (vii) the net increase, if any, in Working Capital during such period, and (viii) the aggregate amount of Restricted Payments, if any, to Holdings (but only to the extent such Restricted Payments were permissible under Section 6.7) during such period.

          "Facility":  Any and all real property (including, without limitation,
           --------
all buildings or other improvements located thereon) now or hereafter owned, leased, operated or used by any of the Borrowers.

          "First Bank":  First Bank National Association in its capacity as one
           ----------
of the Banks hereunder.

          "First Chicago Letter of Credit":  An irrevocable Standby Letter of
           ------------------------------
Credit in the form attached hereto as Exhibit 1.1-6(a), as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Fiscal Year End":  With respect to any calendar year, the day in
           ---------------
December of that year or January of the next year that is the last day of a fiscal year of Omega.

          "Fixed Charge Coverage Ratio":  For any period of four fiscal
           ---------------------------
quarters, the ratio of

     (a) EBITDA for such period minus the sum of (i) the aggregate amount of Capital Expenditures, if any (but only to the extent such Capital Expenditures were permissible under Section 6.10) during such period and (ii) taxes paid in cash by the Borrowers, to

     (b) the sum of Interest Expense (excluding any non-cash amortized deferred financing charges during such period) and all required principal payments with respect to the consolidated Indebtedness of the Borrowers, in each case determined for said period on a consolidated basis in accordance with GAAP, except that: (i) the Fixed Charge Coverage Ratio for the period ending on September 27, 1997 shall be determined using Interest Expense for the fiscal quarter ending on September 27, 1997 multiplied by a fraction the numerator of which is 365 and the denominator of which is the actual number of days in the fiscal quarter ending on September 27, 1997 in lieu of interest expense for the four quarters ending on September 27, 1997 and principal payments required under this Agreement during the first year after the Closing Date in lieu of required principal payments during the four quarters ending on September 27, 1997; (ii) the Fixed Charge Coverage Ratio for the period ending on December 27, 1997 shall be determined using Interest Expense for the two fiscal quarters ending on December 27, 1997 multiplied by a fraction the numerator of which is 365 and the denominator of which is the actual number of days in the two fiscal quarters ending on December 27, 1997 in lieu of interest expense for the four quarters ending on December 27, 1997 and principal payments required under this Agreement during the first year after the Closing Date in lieu of required principal payments during the four quarters ending on December 27, 1997; and (iii) the Fixed Charge Coverage Ratio for the period ending on March 28, 1998 shall be determined using Interest Expense for the three fiscal quarters ending on March 28, 1998 multiplied by a fraction the numerator of which is 365 and the denominator of which is the actual number of days in the three fiscal quarters ending on March 28, 1998 in lieu of interest expense for the four quarters ending on March 28, 1998 and principal payments required under this Agreement during the first year after the Closing Date in lieu of required principal payments during the four quarters ending on March 28, 1998.

          "GAAP":  Generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

          "High Yield Subordinated Permanent Loan Documents":  Collectively, an
           ------------------------------------------------
indenture, subordinated notes, guaranties from HomeCrest and Panther, an offering document and all related documents, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, pursuant to which the High Yield Subordinated Permanent Debt is issued (if it is issued) by Omega and placed pursuant to Rule 144A by Goldman Sachs & Co. and Citicorp Securities, Inc.

          "High Yield Subordinated Permanent Debt":  Subordinated notes of Omega
           --------------------------------------
in the principal amount of up to the remainder of (i) $100,000,000, minus (ii)
                                                                    -----
the principal amount of any other Subordinated Debt whose proceeds are used to pay any amount outstanding under the Butler Subordinated Bridge Loan Documents or the West Street Subordinated Bridge Loan Documents.

          "Holding Account":  A deposit account belonging to the Agent for the
           ---------------
benefit of the Banks into which the Borrowers may be required to make deposits pursuant to Section 2.6(a) or 7.2 of this Agreement, such account to be under the sole dominion and control of the Agent and not subject to withdrawal by the Borrower, with any amounts therein to be held for application by the Agent toward payment of any outstanding Letters of Credit when drawn upon. The Holding Account shall be a money market savings account or substantial equivalent (or other appropriate investment medium as the Borrower may from time to time request and to which the Agent in its sole discretion shall have consented) and shall bear interest in accordance with the terms of similar accounts held by the Agent for its customers. No Borrower is obligated to make deposits into the Holding Account except as provided in Section 2.6(a) or 7.2.

          "Holdings":  Omega Holdings, Inc., a Delaware corporation.
           --------

          "Holdings Documents":  Collectively, the Holdings Guaranty and the
           ------------------
Holdings Pledge Agreement.

          "Holdings Guaranty":  A Guaranty, in form and substance satisfactory
           -----------------
to the Agent, whereby Holdings guarantees payment of the Obligations, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Holdings Pledge Agreement":  A Pledge Agreement, in form and
           -------------------------
substance satisfactory to the Agent, whereby Holdings pledges all of its stock in the Borrower and any other Subsidiaries of Holdings to the Agent for the benefit of the Banks, to secure the Obligations and the Holdings Guaranty, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "HomeCrest":  As defined in the opening paragraph hereof.
           ---------

          "HomeCrest Collateral Assignment (Trademarks)":  A Collateral
           --------------------------------------------
Assignment of Trademarks, in form and substance satisfactory to the Agent, from HomeCrest to the Agent for the benefit of the Banks, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "HomeCrest Indemnification Agreement":  An Environmental and ADA
           -----------------------------------
Indemnification Agreement, in form and substance satisfactory to the Agent, from HomeCrest to the Agent for the benefit of the Banks with respect to each of the Indiana and Tennessee Facilities.

          "Immediately Available Funds":  Funds with good value on the day
           ---------------------------
and in the city in which payment is received.

          "Indebtedness":  With respect to any Person at the time of any
           ------------
determination, all obligations which in accordance with GAAP are required to be classified upon the balance sheet of such Person as liabilities, in any event including, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, (k) all obligations of a trust or other entity formed or utilized in connection with the securitization of assets of such Person and (l) all Contingent Obligations of such Person.

          "Indemnification Agreements":  Collectively, the Omega Indemnification
           --------------------------
Agreement and the HomeCrest Indemnification Agreement.

          "Indiana Facility":  The Facility owned by HomeCrest and commonly
           ----------------
described as 1002 North Eisenhower Drive, Goshen, Indiana, the legal description of which is attached hereto as Exhibit 1.1-1.

          "Indiana Mortgage":  A Mortgage, Security Agreement, Assignment of
           ----------------
Leases and Rents and Fixture Financing Statement in form and substance satisfactory to the Agent, whereby HomeCrest grants the Agent, for the benefit of the Banks, a Lien in the Indiana Facility to secure the Obligations, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Initial Term Loans":  The portion of the Term Loans to be disbursed
           ------------------
on the Closing Date, which shall be the remainder of the aggregate Term Loan Commitment Amounts minus the stated amount of the Stockholders' Committee Letter
                   -----
of Credit.

          "Intellectual Property":  As defined in Section 4.12.
           ---------------------

          "Interest Coverage Ratio":  For any period of four fiscal quarters,
           -----------------------
the ratio of (a) EBITDA, to (b) Interest Expense (excluding any non-cash amortized deferred financing charges during such period), in each case determined for said period in accordance with GAAP, except that: (i) the Interest Coverage Ratio for the period ending on September 27, 1997 shall be determined using Interest Expense for the quarter ending on September 27, 1997 multiplied by a fraction the numerator of which is 365 and the denominator of which is the actual number of days in the fiscal quarter ending on September 27, 1997 in lieu of interest expense for the four quarters ending on September 27, 1997; (ii) the Interest Coverage Ratio for the period ending on December 27, 1997 shall be determined using Interest Expense for the two fiscal quarters ending on December 27, 1997 multiplied by a fraction the numerator of which is 365 and the denominator of which is the actual number of days in the two fiscal quarters ending on December 27, 1997 in lieu of interest expense for the four quarters ending on December 27, 1997; and (iii) the Interest Coverage Ratio for the period ending on March 28, 1998 shall be determined using Interest Expense for the three fiscal quarters ending on March 28, 1998 multiplied by a fraction the numerator of which is 365 and the denominator of which is the actual number of days in the three fiscal quarters ending on March 28, 1998 in lieu of interest expense for the four quarters ending on March 28, 1998.

          "Interest Expense":  For any period of determination, the aggregate
           ----------------
consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any consolidated Indebtedness of the Borrowers, including (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financings and (c) net costs under interest rate protection agreements, in each case determined in accordance with GAAP.

          "Interest Period":  With respect to each Eurodollar Rate Advance, the
           ---------------
period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three or six months thereafter, as Omega, on behalf of the Borrowers, may elect in the applicable notice of borrowing, continuation or conversion; provided that:
               -------------

          (a) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

          (b) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (c) Any Interest Period applicable to an Advance on a Revolving Loan that would otherwise end after the Revolving Commitment Ending Date shall end on the Revolving Commitment Ending Date, and any Interest Period applicable to an Advance on a Term Loan that would otherwise end after the scheduled maturity of such Term Loan shall end on such maturity.

Interest Periods shall be selected so that the installment payments on the Term Notes can be paid without having to pay a Eurodollar Rate Advance prior to the last day of the Interest Period applicable thereto. No more than ten Interest Periods may exist at any one time.

          "Investment":  Except as provided in the next sentence, the
           ----------
acquisition, purchase, making or holding of any stock, or other security, any loan, advance, contribution to capital, extension of credit, any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. "Investment" shall not include: (i) trade and customer accounts receivable for property leased, goods furnished, inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms; (ii) deposits, advances or prepayments to suppliers for property leased, goods furnished, inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms; (iii) advances to employees, employee drawing accounts and similar expenditures made in the ordinary course of business and on a basis consistent with the employer's past practices; (iv) stock or other securities acquired in connection with the satisfaction of, or to secure, Indebtedness acquired in the ordinary course of business; or (v) demand deposits in banks or similar financial institutions. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Iowa Facility":  Collectively, the Facilities owned by Omega and
           -------------
commonly described as 1205 Peters Drive and 1001 Linden Avenue, Waterloo, Iowa, the legal description of which is attached hereto as Exhibit 1.1-2.

          "Iowa Mortgage":  A Mortgage, Security Agreement, Assignment of Leases
           -------------
and Rents and Fixture Financing Statement, in form and substance satisfactory to the Agent, whereby Omega grants the Agent, for the benefit of the Banks, a Lien in the Iowa Facility to secure the Obligations, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Letter of Credit":  An irrevocable letter of credit issued by the
           ----------------
Agent pursuant to this Agreement for the account of the Borrowers.

          "Letter of Credit Fee":  As defined in Section 2.15.
           --------------------

          "Lien":  With respect to any Person, any security interest, mortgage,
           ----
pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

          "Loan":  A Revolving Loan or a Term Loan.
           ----

          "Loan Documents":  This Agreement, the Notes and the Security
           --------------
Documents.

          "Majority Banks":  At any time, Banks holding at least 51% of the
           --------------
aggregate unpaid principal amount of the Notes or, if no Loans are at the time outstanding hereunder, Banks whose Total Percentages aggregate at least 51%.

          "Material Adverse Effect":  A material adverse effect on the financial
           -----------------------
condition, business, operations or prospects of Holdings and the Borrowers, taken as a whole.

          "Merger Agreements":  Collectively, the Merger Plan, the Contingent
           -----------------
Promissory Note in the amount of $3,000,000 from Holdings to the Stockholders' Committee as the attorney-in-fact for the former shareholders in Holdings and any other agreements entered into to effectuate the merger of Omega Merger Corp with Holdings.

          "Merger Plan":  That certain Agreement and Plan of Merger dated as of
           -----------
April 28, 1997 between Holdings, Omega Merger Corp. and the stockholders in Holdings, as amended by amendments through sixth amendment dated May 30, 1997.

          "Mortgages":  Collectively, the Indiana, Iowa and Tennessee Mortgages.
           ---------

          "Multiemployer Plan":  A multiemployer plan, as such term is defined
           ------------------
in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrower or any ERISA Affiliate.

          "Note":  A Term Note or a Revolving Note.
           ----

          "Obligations":  The Borrowers' obligations in respect of the due and
           -----------
punctual payment of principal and interest on the Loans, Notes and Unpaid Drawings when and as due, whether by acceleration or otherwise and all fees (including Revolving Commitment Fees), expenses, indemnities, reimbursements and other obligations of the Borrowers under this

Agreement or any other Borrower Loan Document, in all cases whether now existing or hereafter arising or incurred.

          "Omega":  As defined in the opening paragraph hereof.
           -----

          "Omega Collateral Assignment (Trademarks)":  A Collateral Assignment
           ----------------------------------------
of Trademarks in form and substance satisfactory to the Agent from Omega to the Agent for the benefit of the Banks, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Omega Indemnification Agreement":  An Environmental and ADA
           -------------------------------
Indemnification Agreement from Omega to the Agent for the benefit of the Banks with respect to each of the Iowa Facilities, in form and substance satisfactory to the Agent.

          "Omega Pledge Agreement":  A Pledge Agreement in form and substance
           ----------------------
satisfactory to the Agent, whereby Omega pledges all of its stock in HomeCrest and Panther to the Agent for the benefit of the Banks to secure the Obligations, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Operating Lease":  Any lease of real or personal property other than
           ---------------
a Capitalized Lease.

          "Panther":  As defined in the opening paragraph hereof.
           -------

          "PBGC":  The Pension Benefit Guaranty Corporation, established
           ----
pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

          "Person":  Any natural person, corporation, partnership, limited
           ------
partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan":  Each employee benefit plan (whether in existence on the
           ----
Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

          "Prohibited Transaction":  The respective meanings assigned to such
           ----------------------
term in Section 4975 of the Code and Section 406 of ERISA.

          "Progressive Allowance":  After HomeCrest receives a release of a
           ---------------------
$200,000 account receivable claimed by Progressive Systems, Inc. and a payment of $300,000 from Progressive Systems, Inc., an amount equal to the remainder of
(i) $500,000, minus (ii) the
aggregate amount by which Capital Expenditures during each prior fiscal year of the Borrowers exceeded $4,500,000 during such fiscal year.

          "Reference Rate":  The rate of interest from time to time publicly
           --------------
announced by the Agent as its "reference rate." The Agent may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

          "Regulatory Change":  Any change after the Closing Date in federal,
           -----------------
state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any Bank under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reportable Event":  A reportable event as defined in Section 4043 of
           ----------------
ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum
                                 --------
funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with
Section 412(d) of the Code.

          "Responsible Officer":  Any of the President, the Chief Financial
           -------------------
Officer or the Controller of Omega.

          "Restricted Payments":  With respect to any Borrower, collectively,
           -------------------
all dividends or other distributions of any nature (including cash, securities other than common stock of such Borrower, assets or otherwise), and all payments, on or in respect of any class of equity securities (including warrants, options or rights therefor) issued by such Borrower, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter, and any redemption or purchase of, or other distribution in respect of, any of the foregoing, whether directly or indirectly.

          "Revolving Commitment":  With respect to a Bank, the agreement of such
           --------------------
Bank to make Revolving Loans to, and purchase risk participations in Letters of Credit issued by the Agent for the account of, the Borrowers in an aggregate principal amount outstanding at any time not to exceed such Bank's Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

          "Revolving Commitment Amount":  With respect to a Bank, initially the
           ---------------------------
amount set opposite such Bank's name on the signature page hereof as its Revolving Commitment

Amount, but as the same may be reduced or modified from time to time pursuant to
Section 2.16 or Section 9.6.

          "Revolving Commitment Ending Date":  June 13, 2002.
           --------------------------------

          "Revolving Commitment Fees":  As defined in Section 2.17.
           -------------------------

          "Revolving Commitment Letters of Credit":  All Letters of Credit
           --------------------------------------
(including but not limited to the First Chicago Letter of Credit) other than the Stockholders' Committee Letter of Credit.

          "Revolving Commitment Unpaid Drawings":  All Unpaid Drawings except
           ------------------------------------
Unpaid Drawings with respect to the Stockholders' Committee Letter of Credit.

          "Revolving Loan":  As defined in Section 2.1.
           --------------

          "Revolving Loan Date":  The date of the making of any Revolving
           -------------------
Loans hereunder.

          "Revolving Note":  A promissory note of the Borrowers in the form of
           --------------
Exhibit 1.1-3 hereto, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Revolving Percentage":  With respect to any Bank, the percentage
           --------------------
equivalent of a fraction, the numerator of which is the Revolving Commitment Amount of such Bank and the denominator of which is the Aggregate Revolving Commitment Amounts.

          "Security Agreements":  A separate Security Agreement from each
           -------------------
Borrower to the Agent, in form and substance satisfactory to the Agent, whereby such Borrower grants the Agent, for the benefit of the Banks, a security interest in the personal property described therein to secure the Obligations, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Security Documents":  The Security Agreements, the Omega Pledge
           ------------------
Agreement, the Collateral Assignments, the Holdings Documents, the Indemnification Agreements and the Mortgages.

          "Solvency Opinion":  An opinion in the form of Exhibit 1.1-4 attached
           ----------------
hereto from American Appraisal Associates, Inc., regarding the solvency of the Borrowers on a consolidated basis immediately before and immediately after the Closing Date, after giving effect to the transactions contemplated by this Agreement and the dividend payable on the Closing Date described in Section 6.7(i).

          "Standby Letter of Credit":  A Letter of Credit that is not a
           ------------------------
Documentary Letter of Credit.

          "Stock":  All shares, interests, participation or other equivalents,
           -----
however designated, of or in a corporation, whether or not voting, including but not limited to common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

          "Stockholders' Committee Letter of Credit":  An irrevocable Standby
           ----------------------------------------
Letter of Credit in the form attached hereto as Exhibit 1.1-6(b), as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Subordinated Debt":  Any Indebtedness of the Holdings or Omega under
           -----------------
the Butler Subordinated Bridge Loan Documents, any Indebtedness of Holdings or any Borrower under the West Street Subordinated Bridge Loan Documents, and all other indebtedness of the Borrowers, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent that the Agent and the Majority Banks have approved in writing prior to the creation of such Indebtedness (including the High Yield Subordinated Permanent Loan Documents after approval by the Agent and the Banks as provided in Section 9.19 and any subordinated notes in form acceptable to the Agent and the Majority Banks delivered to members of management or employees by Holdings in connection with its Stock put and call rights).

          "Subsidiary":  With respect to any Person, any corporation or other
           ----------
entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the first Person, either directly or through one or more Subsidiaries.

          "Tennessee Facility":  The Facility owned by HomeCrest and commonly
           -------------------
described as 1709 Lake City Highway (or Highway 25 West, North), Clinton, Tennessee, the legal description of which is attached hereto as Exhibit 1.1-7.

          "Tennessee Mortgage":  A Deed of Trust, Security Agreement and
           ------------------
Assignment of Leases and Rents, and including a Fixture Filing under the Uniform Commercial Code, in form and substance satisfactory to the Agent, whereby HomeCrest grants the Agent, for the benefit of the Banks, a Lien in the Tennessee Facility to secure the Obligations, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Term Loan":  As defined in Section 2.1.
           ---------

          "Term Loan Commitment":  With respect to a Bank, the agreement of such
           --------------------
Bank to make a Term Loan to the Borrowers in an amount equal to such Bank's Term Loan Commitment Amount upon the terms and subject to the conditions of this Agreement.

          "Term Loan Commitment Amount":  With respect to a Bank, the amount set
           ---------------------------
opposite such Bank's name on the signature pages hereof as its Term Loan Commitment Amount.

          "Term Loan Percentage":  With respect to any Bank, the percentage
           --------------------
equivalent of a fraction, the numerator of which is the amount of the Term Loan Commitment of such Bank and the denominator of which is the sum of the Term Loan Commitments of all the Banks.

          "Term Note":  A promissory note of the Borrowers in the form of
           ----------
Exhibit 1.1-8 hereto, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Termination Date":  The earliest of (a) the Revolving Commitment
           ----------------
Ending Date, (b) the date on which the Revolving Commitments are terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amounts are reduced to zero pursuant to Section 2.16 hereof.

          "Total Percentage":  With respect to any Bank, the percentage
           ----------------
equivalent of a fraction, the numerator of which is the sum of the Revolving Commitment Amount of such Bank and the Term Loan Commitment Amount of such Bank and the denominator of which is the sum of the Revolving Commitment Amounts and Term Loan Commitment Amounts of all the Banks.

          "Total Revolving Outstandings":  As of any date of determination, the
           ----------------------------
sum of (a) the aggregate unpaid principal balance of Revolving Loans outstanding on such date, (b) the aggregate maximum amount available to be drawn under Revolving Commitment Letters of Credit outstanding on such date and (c) the aggregate amount of Revolving Commitment Unpaid Drawings on such date.

          "Unpaid Drawing":  As defined in Section 2.11.
           --------------

          "Unused Revolving Commitment":  With respect to any Bank as of any
           ---------------------------
date of determination, the amount by which such Bank's Revolving Commitment Amount exceeds such Bank's Revolving Percentage of the Total Revolving Outstandings on such date.

          "West Street Subordinated Bridge Loan Documents":  Collectively, the
           ----------------------------------------------
Senior Subordinated Bridge Loan Agreement dated as of June 13, 1997 among Omega, HomeCrest and Panther, as borrowers, Holdings, as a guarantor, and West Street Fund I, L.L.C. and Citicorp (USA), Inc., as lenders, the "Interim Notes," the "Exchange Notes" and the "Exchange Note Indenture" (as those terms are defined in such Senior Subordinated Bridge Loan Agreement) and all exhibits thereto and other related documents, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, pursuant to which West Street Fund I, L.L.C. and Citicorp (USA), Inc. are making a $90,000,000 subordinated bridge loan to Omega, HomeCrest and Panther (provided, however that
                                                          -----------------
the Exchange Note

Indenture and Exchange Notes shall not be deemed to be West Street Subordinated Bridge Loan Documents unless (i) the subordination provisions of the final version of the Exchange Note Indenture and all defined terms used therein are identical to the subordination provisions attached hereto as Exhibit 9.19, mutatis mutandis to account for the different obligors and guarantors
----------------
contemplated by the Exchange Note Indenture and Exhibit 9.19, and with such changes as may be acceptable to the Agent and the Majority Banks, in their sole and unlimited discretion, (ii) all covenants and events of default in the final version of the Exchange Note Indenture are, in the reasonable judgment of the Agent and the Majority Banks, at least as favorable to both the Borrowers and the Banks as those contained in the Senior Subordinated Bridge Loan Agreement, and (iii) the final version of the Exchange Note Indenture is otherwise reasonably acceptable to the Agent and the Majority Banks).

          "Working Capital":  As of any date of determination, the excess, if
           ---------------
any, of: (i) Current Assets minus the sum of cash and cash equivalents over (ii) Current Liabilities minus the sum of interest payable and taxes payable.

          Section 1.2  Accounting Terms and Calculations.  Except as may be
                       ---------------------------------
expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless Omega on behalf of the Borrowers and Majority Banks agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

          Section 1.3  Computation of Time Periods.  In this Agreement, in the
                       ---------------------------
computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

          Section 1.4  Other Definitional Terms.  The words "hereof", "herein"
                       ------------------------
and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                  ARTICLE II
                                  ----------

                        TERMS OF THE CREDIT FACILITIES

                          Part A -- Terms of Lending
                          --------------------------

          Section 2.1  Lending Commitments.  On the terms and subject to the
                       -------------------
conditions hereof, each Bank severally agrees to make the following lending facilities available to the Borrowers:

               2.1(a)  Revolving Credit.  A revolving credit facility available
                       ----------------
     as loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers on a revolving basis at any time and from time to time from the Closing Date to the Termination Date, during which period the Borrowers may borrow, repay and reborrow in accordance with the provisions hereof, provided, that no Revolving Loan will be made in any amount which, after giving effect thereto, would cause the Total Revolving Outstandings to exceed the Aggregate Revolving Commitment Amounts. Revolving Loans hereunder shall be made by the several Banks ratably in the proportion of their respective Revolving Commitments Amounts. Revolving Loans and any portion of the balance thereof (in minimum amounts of $250,000, if Base Rate Advances, $1,000,000, if Eurodollar Rate Advances, or, in either case, if more, in integral multiples of $50,000 in excess thereof) may be obtained and maintained, at the election of the Borrowers but subject to the limitations hereof, as Base Rate Advances or Eurodollar Rate Advances or any combination thereof.

               2.1(b)  Term Loans.  A term loan from each Bank (each being a
                       ----------
     "Term Loan" and, collectively, the "Term Loans") to the Borrowers, which may be made in multiple Advances, (i) one on the Closing Date, and (ii) one or more Advances after the Closing Date with respect to Unpaid Drawings under the Stockholders' Committee Letter of Credit; provided, however that
                                                         -----------------
     the aggregate amount of Advances under clauses (i) and (ii) by each Bank shall not exceed that Bank's Term Loan Commitment Amount. The Term Loans and any portion of the balance thereof (in minimum amounts of $250,000, if Base Rate Advances, $1,000,000, if Eurodollar Rate Advances, or, in either case, if more, in integral multiples of $50,000 in excess thereof) may be made, maintained, continued and converted to Base Rate Advances or Eurodollar Rate Advances as the Borrowers may elect in their notice of borrowing, continuation or conversion.

          Section 2.2  Procedure for Loans.
                       -------------------

               2.2(a)  Procedure for Revolving Loans.  Any request by the
                       -----------------------------
     Borrowers for Revolving Loans hereunder shall be made on behalf of the Borrowers by Omega and shall be in writing or by telephone and must be given so as to be received by the Agent not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the requested Revolving Loan Date if the Revolving Loans (or any portion thereof) are requested as Eurodollar Rate Advances and not later than 12:00 noon (Minneapolis time) on the requested Revolving Loan Date if the Revolving Loans are requested as Base Rate Advances. Any written request for Revolving Loans shall be in the form of Exhibit 2.2 and shall be signed by a Responsible Officer or a person designated as authorized to make such requests in a writing signed by a Responsible Officer. Any oral request for Revolving Loans shall be made by a Responsible Officer or a person designated as authorized to make such requests in a writing signed by a Responsible Officer and shall be confirmed by a writing in the form of
     Exhibit 2.2 signed by a Responsible Officer or a person designated as authorized to make such requests in a writing signed by a Responsible Officer, which written confirmation shall be delivered to the Agent not later than five Business Days after the date the Revolving Loans in question are made. The Revolving Commitments of the Banks shall be suspended from the fifth Business Day after the date the Agent notifies Omega on behalf of the Borrowers that such written confirmation is past due until any such past due written confirmation has been delivered. Each request for Revolving Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrowers that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loans the applicable conditions specified in Article III (as to the initial Revolving Loans) or Section 3.2 (as to Revolving Loans made after the Closing Date) have been and will be satisfied. Each request for Revolving Loans hereunder shall specify (i) the requested Revolving Loan Date, (ii) the aggregate amount of Revolving Loans to be made on such date which shall be in a minimum amount of $250,000, if Base Rate Advances, $1,000,000, if Eurodollar Rate Advances, or, in either case, if more, in integral multiples of $50,000 in excess thereof, (iii) whether such Revolving Loans are to be funded as Base Rate Advances or Eurodollar Rate Advances (and, if such Revolving Loans are to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable) and (iv) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Agent may rely on any telephone request for Revolving Loans hereunder which it believes in good faith to be genuine; and the Borrowers hereby waive the right to dispute the Agent's record of the terms of such telephone request (unless the Agent receives written notice from Omega on behalf of the Borrowers, containing terms that vary from the terms of such telephone request, before the Revolving Loans requested by such telephone request are disbursed to the Borrowers). The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's ratable share of the requested Revolving Loans. On the date of the requested Revolving Loans, each Bank shall provide its share of the requested Revolving Loans to the Agent in Immediately Available Funds not later than 3:00 p.m., Minneapolis time. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make available to Omega, on behalf of the Borrowers, at the Agent's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 4:00 p.m.

     (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loans. Each Borrower shall be deemed to have requested, and the Banks shall fund, Revolving Loans to pay Revolving Commitment Unpaid Drawings on the terms described in Section 2.14, but, notwithstanding anything to the contrary contained in this Section 2.2(a), the Borrowers shall not be deemed to have made any representation regarding compliance with, nor be required to comply with, the conditions precedent contained in Article III with respect to any such Revolving Loans pursuant to Section 2.14. If the Agent has made a Revolving Loan to the Borrowers on behalf of a Bank but has not received the amount of such Revolving Loan from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such Revolving Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Revolving Loan (provided, however, that the Agent shall not make any Revolving Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Revolving Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Revolving Loan, the Agent shall be entitled to recover such Revolving Loan, with interest thereon at the rate (or rates) then applicable to such Revolving Loan, from the Borrowers, which shall pay such amounts to the Agent within three Business Days after the Agent makes demand therefor, without prejudice to the Agent's and the Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds rate before the Agent has recovered from the Borrowers, such Bank shall be entitled to the interest payable by the Borrowers with respect to the Revolving Loan in question accruing from the date the Agent made such Revolving Loan.

               2.2(b)  Procedure for Term Loans.  Not later than 12:00 noon
                       ------------------------
     (Minneapolis time) two Eurodollar Business Days prior to the requested Closing Date if the Initial Term Loans are requested as Eurodollar Rate Advances and not later than 12:00 noon (Minneapolis time) one Business Day prior to the requested Closing Date if the Initial Term Loans are requested as Base Rate Advances, Omega on behalf of the Borrowers shall request the Initial Term Loans by telephone, confirmed by a writing in the form of
     Exhibit 2.2 signed by a Responsible Officer or a person designated as authorized to make such requests in a writing signed by a Responsible Officer, which written confirmation shall be delivered to the Agent not later than the Closing Date. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrowers that on the Closing Date and after giving effect to the Initial Term Loans the applicable conditions specified in Article III have been and will be satisfied. Such notice of borrowing shall specify (i) the requested Closing Date, (ii) whether the Initial Term Loans are to be funded as Eurodollar Rate Advances or Base Rate Advances, and (iii) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Agent shall promptly notify each Bank of the receipt of such notice and the matters specified therein. On the requested Closing Date, each Bank shall provide to the

     Agent the amount of such Bank's Term Loan Percentage of the Initial Term Loans in Immediately Available Funds not later than 11:00 a.m., Minneapolis time. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the proceeds of the Initial Term Loans available to Omega on behalf of the Borrowers at the Agent's main office on the Closing Date. Each Borrower shall be deemed to have requested, and the Banks shall fund, Term Loans to pay Unpaid Drawings with respect to the Stockholders' Committee Letter of Credit on the terms described in Section 2.14, but, notwithstanding anything to the contrary contained in this Section 2.2(a) the Borrowers shall not be deemed to have made any representation regarding compliance with, nor be required to comply with, the conditions precedent contained in Article III with respect to any such Term Loans pursuant to Section 2.14. If the Agent has disbursed a portion of a Term Loan to the Borrowers on behalf of a Bank but has not received the amount of such disbursement from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such disbursement to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such disbursement (provided, however, that the Agent shall not disburse any portion of a Term Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not fund such portion). If the Agent does not receive payment from such Bank by the next Business Day after the date of any disbursement of any portion of a Term Loan, the Agent shall be entitled to recover such disbursement, with interest thereon at the rate (or rates) then applicable to the such Term Loan, from the Borrowers, which shall pay such amounts to the Agent within three Business Days after the Agent makes demand therefor, without prejudice to the Agent's and the Borrowers' rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds rate before the Agent has recovered from the Borrowers, such Bank shall be entitled to the interest payable by the Borrowers with respect to the disbursement in question accruing from the date the Agent made such disbursement.

          Section 2.3  Notes.  The Revolving Loans of each Bank shall be
                       -----
evidenced by a single Revolving Note payable to the order of such Bank in a principal amount equal to such Bank's Revolving Commitment Amount originally in effect. The Term Loan of each Bank shall be evidenced by a Term Note payable to the order of such Bank in the principal amount equal to such Bank's Term Loan Commitment Amount. Upon receipt of each Bank's Notes from the Borrowers, the Agent shall mail such Notes to such Bank. Each Bank shall enter in its ledgers and records the amount of its Term Loan and each Revolving Loan, the various Advances made, converted or continued and the payments made thereon, and each Bank is authorized by the Borrowers to enter on a schedule attached to its Term Note or Revolving Note, as appropriate, a record of such Term Loan, Revolving Loans, Advances and payments; provided, however that the failure by any Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligations of the Borrowers hereunder and on the Notes, and, in all events, the principal amounts owing by the Borrowers in respect of the Revolving Notes shall be the aggregate amount of all Revolving Loans made by the Banks less all payments of principal thereof made by the Borrowers and the principal amount owing by the Borrowers in respect of the Term Notes shall be the aggregate amount of all Term Loans made by the Banks less all payments of principal thereof made by the Borrowers.

          Section 2.4  Conversions and Continuations.  On the terms and subject
                       -----------------------------
to the limitations hereof, the Borrowers shall have the option at any time and from time to time to convert all or any portion of the Advances into Base Rate Advances or Eurodollar Rate Advances, or to continue a Eurodollar Rate Advance as such; provided, however that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted to or continued as a Eurodollar Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Eurodollar Rate Advances only in aggregate amount of the Advances of all Banks so converted or continued of $250,000, if Base Rate Advances, $1,000,000, if Eurodollar Rate Advances, or, in either case, if more, in integral multiples of $50,000 in excess thereof Omega, on behalf of the Borrowers, shall give the Agent written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Agent not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Rate Advances and on the date of the requested continuation of or conversion to Base Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Eurodollar Rate Advances, and (ii) a Eurodollar Business Day in the case of continuations as or conversions to Eurodollar Rate Advances and a Business Day in the case of conversions to Base Rate Advances), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by Omega under this Section shall be irrevocable. If Omega shall fail to notify the Agent of the continuation of any Eurodollar Rate Advances within the time required by this Section, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Base Rate Advances of the same principal amount. Except to the extent provided in Sections 2.21 and 2.23, all conversions and continuation of Advances must be made uniformly and ratably among the Banks. (E.g., when continuing a two-month Eurodollar Rate Advance of one Bank to a three-month Eurodollar Rate Advance, the Borrower must simultaneously continue all two-month Eurodollar Rate Advances of all Banks having Interest Periods ending on the date of continuation as three-month Eurodollar Rate Advances.)

          Section 2.5  Interest Rates, Interest Payments and Default Interest.
                       ------------------------------------------------------
Interest shall accrue and be payable on the Loans as follows:

          (i) Subject to paragraph (iii) below, each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate for such Interest Period, plus (B) the Applicable Margin.

          (ii) Subject to paragraph (iii) below, each Base Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (A) the Base Rate, plus (B) the Applicable Margin.

          (iii) Upon the occurrence and during the continuation of any Event of Default, each Advance shall, at the option of the Majority Banks, bear interest at the "Default Rate," which shall be (A) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (B) otherwise, at a rate per annum equal to the sum of (1) the Base Rate, plus (2) the Applicable Margin for Base Rate Advances, plus (3) 2.0%.

          (iv) Interest shall be payable (A) with respect to each Eurodollar Rate Advance having an Interest Period of three months or less, on the last day of the Interest Period applicable thereto; (B) with respect to any Eurodollar Rate Advance having an Interest Period greater than three months, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance had successive Interest Periods of three months duration been applicable to such Advance; (C) with respect to any Base Rate Advance, on the last day of each month; (D) with respect to all Advances, upon any permitted prepayment (on the amount prepaid); and (E) with respect to all Advances, on the Termination Date; provided that interest under Section 2.5
     (a) (iii) shall be payable upon written demand by the Agent.

          Section 2.6  Repayment and Mandatory Prepayments.
                       -----------------------------------

               2.6(a)  The Revolving Loans.  The unpaid principal balance of all
                       -------------------
     Revolving Notes, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date. If at any time Total Revolving Outstandings exceed the Aggregate Revolving Commitment Amounts, the Borrowers shall immediately repay to the Agent for the account of the Banks the amount of such excess. Any such payments shall be applied first against Base Rate Advances and then to Eurodollar Rate Advances in order starting with the Eurodollar Rate Advances having the shortest time to the end of the applicable Interest Period. If, after payment of all outstanding Advances, the Total Revolving Outstandings still exceed the Aggregate Revolving Commitment Amounts, the remaining amount paid by the Borrowers shall be placed in the Holding Account.

               2.6(b)  The Term Loans.  The principal of the Term Loans shall be
                       --------------
     payable in 28 installments, payable as follows:

     (i) on each of September 26, 1997, December 26, 1997, March 27, 1998 and June 26,1998, $625,000;
     (ii) on each of September 25, 1998, December 31, 1998, April 3, 1999 and July 2, 1999, $1,000,000;
     (iii) on each of October 1, 1999, December 31, 1999, March 31, 2000 and June 30, 2000, $1,375,000;
     (iv) on each of September 29, 2000, December 29, 2000, March 30, 2001 and June 29, 2001, $1,500,000;
     (v) on each of September 28, 2001, December 28, 2001, March 29, 2002 and June 28,2002, $1,875,000;
     (vi) on each of September 25, 2002, December 27, 2002, March 28, 2003 and June 27, 2003, $2,250,000; and
     (vii) on each of September 26, 2003 and December 26, 2003, $2,750,000, and, on December 26, 2003, any other amount then remaining unpaid with respect to the Term Loans;

provided, however that if the aggregate principal amount outstanding under the
-----------------
term Loans as of the date any principal payment is due is less than the amount specified for such date in the table above, then the principal amount payable on such date shall be such amount outstanding.

               2.6(c)  Excess Cash Flow.  On or before the 90th day after each
                       ----------------
     Fiscal Year End, beginning 90 days after the 1997 Fiscal Year End, the Borrowers shall prepay the Loans by an amount equal to 75% of the Excess Cash Flow for the four consecutive fiscal quarters ending on such Fiscal Year End.

               2.6(d)  Proceeds of Equity or Debt.  Within one Business Day
                       --------------------------
     following the receipt thereof, the Borrowers shall prepay the Loans by an amount equal to 100% of the sum of (i) all proceeds of any issuance of debt or equity securities (except debt or equity securities issued to fund an acquisition that is permitted under this Agreement, or issued to management employees and directors, up to a maximum amount of $500,000 in the aggregate), and (ii) all proceeds of the incurrence of any other Indebtedness (excluding Indebtedness secured by a Lien permissible under
     Section 6.14(i)), by Holdings, any Borrower or any Subsidiary of any of them, in any case net of the actual cash expenses paid by Holdings, any Borrower or any Subsidiary of any of them in connection with such issuance or incurrence; provided, however that this Section 2.6(d) shall not be
                    --------  -------
     deemed to authorize any Indebtedness that would otherwise be prohibited by
     Section 6.13; and provided, further that the net proceeds of the High Yield
                       -----------------
     Subordinated Permanent Debt, any other Subordinated Debt or any equity securities may be applied first to pay all amounts outstanding under the Butler Subordinated Bridge Loan Documents and the West Street Subordinated Bridge Loan Documents, and if so applied, the Borrowers shall prepay the Loans in an amount equal to 100% of the excess (if any) of the aggregate net proceeds of the High Yield Subordinated Permanent Debt, such other Subordinated Debt or such equity securities over all amounts outstanding under the

     Butler Subordinated Bridge Loan Documents and the West Street Subordinated Bridge Loan Documents.

               2.6(e)  Proceeds of Asset Sales.  Within one Business Day
                       -----------------------
     following the receipt thereof, the Borrowers shall prepay the Loans by an amount equal to 100% of all proceeds of any sale of assets (including but not limited to Stock in Subsidiaries, but excluding any sale of assets permitted by clauses (a), (b) or (c) of Section 6.2), by Holdings, any Borrower or any Subsidiary of any of them, net of the actual cash expenses and taxes paid or incurred by Holdings, any Borrower or any Subsidiary of any of them in connection with such sale; provided, however that this
                                               -----------------
     Section 2.6(e) shall not be deemed to authorize any sale or other transfer that would otherwise be prohibited by Section 6.2.

               2.6(f)  Application of Prepayments.  Any mandatory prepayments
                       --------------------------
     pursuant to this Section 2.6 shall be applied to the Term Loans until the Term Loans are paid in full and then to the Revolving Loans. Any mandatory prepayments of the Term Loans shall be applied to the installments due thereunder pro rata to the amount of each such installment. Any prepayments under Sections 2.6(c), (d) or (e) that are applied to Revolving Loans shall reduce the Revolving Commitments by the same amount. Amounts prepaid on the Term Loans under this Section 2.6, or prepaid under the Revolving Loans and resulting in a reduction of the Revolving Commitments under this Section 2.6, may not be reborrowed.

               2.6(g)  Allocation of Payments.  Amounts paid or prepaid on the
                       -----------------------
     Revolving Loans under this Section 2.6 shall be made to the Agent for the account of each Bank in proportion to its share of outstanding Revolving Loans. Amounts paid or prepaid on the Term Loans under this Section 2.6 shall be made to the Agent for the account of each Bank in proportion to its share of outstanding Term Loans.

          Section 2.7  Optional Prepayments.  No optional prepayment of the Term
                       --------------------
Loans can be made unless Omega, on behalf of the Borrowers, gives the Agent three Business Days prior written notice of such prepayment. No optional prepayment of the Revolving Loans can be made unless Omega gives the Agent written notice of such prepayment no later than 12:00 noon (Minneapolis time) on the date of the prepayment. Subject to the foregoing notice requirement, the Borrowers may prepay Base Rate Advances, in whole or in part, at any time, without premium or penalty. Except upon an acceleration following an Event of Default or upon termination of the Revolving Commitments in whole, the Borrowers may pay Eurodollar Rate Advances only: (i) on the last day of the Interest Period applicable thereto, or (ii) if such prepayment is accompanied by all amounts payable under Section 2.25 as a result of such prepayment. Any optional prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment of the Revolving Loans shall be in an aggregate amount for all the Banks of $100,000 or an integral multiple of $50,000 in excess thereof. Each partial prepayment of the Term Loans shall be in an aggregate amount for all the Banks of $1,000,000 or an integral multiple of $50,000 in excess thereof. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitments in whole) or prepaid on Advances on the Revolving Loans under this Section 2.7 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts prepaid in the Term Loans may not be reborrowed. Amounts paid or prepaid on the Revolving Loans under this Section 2.7 shall be for the account of each Bank in proportion to its share of outstanding Revolving Loans. Amounts paid or prepaid on the Term Loans under this Section 2.7 shall be for the account of each Bank in proportion to its share of outstanding Term Loans. Optional prepayments of the Term Loans shall be applied to the installments due thereunder in the inverse order of their maturity.

               Part B -- Terms of the Letter of Credit Facility
               ------------------------------------------------

          Section 2.8  Letters of Credit.  The Borrowers hereby request the
                       -----------------
Agent, and the Agent agrees, to issue the Stockholders' Committee Letter of Credit and the First Chicago Letter of Credit on the Closing Date (although such Letters of Credit may be dated prior to the Closing Date). Upon the terms and subject to the conditions of this Agreement, the Agent agrees to issue Revolving Commitment Letters of Credit for the account of the Borrowers from time to time between the Closing Date and the Termination Date in such amounts as Omega, on behalf of the Borrowers, shall request up to an aggregate amount at any time outstanding not exceeding $2,000,000; provided that no Revolving Commitment Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause Total Revolving Outstandings to exceed the Aggregate Revolving Commitment Amounts.

          Section 2.9  Procedures for Letters of Credit.  Each request for a
                       --------------------------------
Revolving Commitment Letter of Credit (other than the First Chicago Letter of Credit) shall be made by Omega on behalf of the Borrowers in writing, by telex, facsimile transmission or electronic conveyance received by the Agent by 2:00 p.m., Minneapolis time, on a Business Day which is not less than two Business Days prior to the requested date of issuance (which shall also be a Business
Day). Each request for a Letter of Credit shall be deemed a representation by the Borrowers that on the date of issuance of such Letter of Credit and after giving effect thereto the applicable conditions specified in Article III (with respect to any Letter of Credit issued on the Closing Date) or Section 3.2 (with respect to any Letter of Credit issued after the Closing Date) have been and will be satisfied. The Agent may require that such request be made on such letter of credit application and reimbursement agreement form as the Agent may from time to time specify, along with satisfactory evidence of the authority and incumbency of the officials of Omega making such request. The Agent shall promptly notify the other Banks of the receipt of the request and the matters specified therein. On the date of each issuance of a Revolving Commitment Letter of Credit the Agent shall send notice to the other Banks of such issuance.

          Section 2.10 Terms of Letters of Credit.  Revolving Commitment
                       --------------------------
Letters of Credit shall be issued in support of obligations of any Borrower incurred in the ordinary course of their respective businesses. All Letters of Credit must expire not later than the Business Day preceding the Revolving Commitment Ending Date. No Letter of Credit may have a term longer than 12 months.

          Section 2.11  Agreement to Repay Letter of Credit Drawings.  If the
                        --------------------------------------------
Agent has received documents purporting to draw under a Letter of Credit that the Agent believes conform to the requirements of the Letter of Credit, or if the Agent has decided that it will comply with Omega's written or oral request or authorization on behalf of the Borrowers to pay a drawing on any Letter of Credit that the Agent does not believe conforms to the requirements of the Letter of Credit, it will notify Omega of that fact. The Borrowers shall reimburse the Agent by 10:00 a.m. (Minneapolis time) on the day on which such drawing is to be paid in Immediately Available Funds in an amount equal to the amount of such drawing. Any amount by which the Borrowers have failed to reimburse the Agent for the full amount of such drawing by 11:00 a.m. on the date on which the Agent in its notice indicated that it would pay such drawing, until reimbursed from the proceeds of Loans pursuant to Section 2.14 or out of funds available in the Holding Account, is an "Unpaid Drawing."

          Section 2.12  Obligations Absolute.  The obligations of the Borrowers
                        --------------------
under Section 2.11 to repay the Agent for any amount drawn on any Letter of Credit and to repay the Banks for any Revolving Loans or Term Loans made under
Section 2.14 to cover Unpaid Drawings shall be absolute, unconditional and irrevocable, shall continue for so long as any Letter of Credit is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (a)  Any lack of validity or enforceability of any Letter of Credit;

          (b) The existence of any claim, setoff, defense or other right which any Borrower may have or claim at any time against any beneficiary, transferee or holder of any Letter of Credit (or any Person for whom any such beneficiary, transferee or holder may be acting), the Agent or any Bank or any other Person, whether in connection with a Letter of Credit, this Agreement, the transactions contemplated hereby, or any unrelated transaction; or

          (c) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

Neither the Agent nor any Bank nor officers, directors or employees of any thereof shall be liable or responsible for, and the obligations of the Borrowers to the Agent and the Banks shall not be impaired by:

          (i) The use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary, transferee or holder thereof in connection therewith;

          (ii) The validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents or endorsements should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged;

          (iii) The acceptance by the Agent of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

          (iv) Any other action of the Agent in making or failing to make payment under any Letter of Credit if in good faith and in conformity with U.S. or foreign laws, regulations or customs applicable thereto.

Notwithstanding the foregoing, each Borrower shall have a claim against the Agent, and the Agent shall be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by such Borrower which such Borrower proves were caused by the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof.

          Section 2.13  Increased Cost for Letters of Credit.  If any Regulatory
                        ------------------------------------
Change shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Agent or any Bank's obligation to make Advances to cover Unpaid Drawings, or (b) shall impose on any Bank any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Agent or any Bank of issuing or maintaining any Letter of Credit or such Bank's obligation to make Advances to cover Unpaid Drawings, or reduce the amount of any sum received or receivable by the Agent or any Bank hereunder, then, upon demand (which demand shall be given by the Agent or Bank affected by such increased cost or reduction promptly after it determines such increased cost or reduction) to Omega, on behalf of the Borrowers, by the Agent or such Bank, the Borrowers shall pay to the Agent or such Bank the additional amount or amounts as will compensate the Agent or such Bank for such increased cost or reduction. A certificate of the Agent or a Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, the Agent or Bank shall use reasonable averaging and attribution methods. Failure on the part of the Agent or a Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of the Agent's or that Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent period (subject to the limitation contained in the third preceding sentence). No Bank shall be entitled to compensation otherwise payable under this Section 2.13 for any period more than six months prior to the date on which the Bank first notifies Omega of the change resulting in the increased cost.

          Section 2.14  Loans to Cover Unpaid Drawings.  Whenever any Unpaid
                        ------------------------------
Drawing exists for which there are not then funds in the Holding Account to cover the same, the Agent shall give the other Banks notice to that effect, specifying the amount thereof, in which event: (i) in the case of a Revolving Commitment Unpaid Drawing, each Bank is authorized (and the Borrowers do hereby so authorize each Bank) to, and shall, make a Revolving Loan (as a Base Rate Advance) to the Borrowers in an amount equal to such Bank's Revolving Percentage of the amount of the Revolving Commitment Unpaid Drawing; and (ii) in the case of an Unpaid Drawing under the Stockholders' Committee Letter of Credit, each Bank is authorized (and the Borrowers do hereby so authorize each Bank) to, and shall, make an Advance under its Term Loan (as a Base Rate Advance) to the Borrowers in an amount equal to such Bank's Term Loan Percentage of the amount of the Unpaid Drawing under the Stockholders' Committee Letter of Credit. The Agent shall notify each Bank by 11:00 a.m. (Minneapolis time) on the date an Unpaid Drawing occurs of the amount of the Revolving Loan or the Advance under the Term Loan to be made by such Bank. Notices received after such time shall be deemed to have been received on the next Business Day. Each Bank shall then make such Revolving Loan or Advance under the Term Loan (regardless of noncompliance with the applicable conditions precedent specified in Article III hereof and regardless of whether an Event of Default then exists) and each Bank shall provide the Agent with the proceeds of such Revolving Loan or Advance under the Term Loan in Immediately Available Funds, at the office of the Agent, not later than 2:00 p.m. (Minneapolis time) on the day on which such Bank received such notice (or, in the case of notices received after 11:00 a.m., Minneapolis time, is deemed to have received such notice). The Agent shall apply the proceeds of such Revolving Loans or Advances under the Term Loans directly to reimburse itself for such Unpaid Drawing. If any portion of any such amount paid to the Agent should be recovered by or on behalf of any Borrower from the Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared between and among the Banks in the manner contemplated by Section 8.11 hereof. If at the time the Banks make funds available to the Agent pursuant to the provisions of this Section, a Default or Event of Default shall exist, the Borrowers shall pay to the Agent for the account of the Banks interest on the funds so advanced at the Default Rate. If for any reason any Bank is unable to make a Revolving Loan or an Advance under its Term Loan to the Borrowers to reimburse the Agent for an Unpaid Drawing, then such Bank shall immediately purchase from the Agent a risk participation in such Unpaid Drawing, at par, in an amount equal to: (x) such Bank's Revolving Percentage of the Unpaid Drawing if it is a Revolving Commitment Unpaid Drawing; or (y) such Bank's Term Loan Percentage of the Unpaid Drawing if it was under the Stockholders' Committee Letter of Credit. In consideration of and in furtherance of the foregoing, each Bank hereby unconditionally and absolutely agrees to pay to the Agent, for the Agent's own account, such Bank's Revolving Percentage or Term Loan Percentage, as appropriate, of each Unpaid Drawing (before deducting the amount of any Revolving Loans or Advances under the Term Loans made by other Banks to reimburse the Agent for such Unpaid Drawing). The Agent shall promptly notify each Bank that is unable to make a Revolving Loan or an Advance under the Term Loan to reimburse the Agent for an Unpaid Drawing of that Bank's Revolving Percentage or Term Loan Percentage, as appropriate, of such Unpaid Drawing. Each Bank shall pay to the Agent, not later than 2:00 P.M. (Minneapolis time) on the date it receives such notice, such Bank's Revolving Percentage or Term Loan Percentage, as appropriate, of such Unpaid Drawing.

          Section 2.15  Letter of Credit Fees.  For each Letter of Credit
                        ---------------------
issued, the Borrowers shall pay to the Agent for the account of the Banks, in advance payable on the date of issuance, a fee (a "Letter of Credit Fee") in an amount: (x) determined by applying a per annum rate equal to the Applicable Margin for Eurodollar Rate Advances as of the date of issuance to the original face amount of any Standby Letter of Credit for the period from the date of issuance to the scheduled expiration date of such Standby Letter of Credit, and
(y) determined by applying a per annum rate equal to the standard and customary rates charged by the Agent for similar letters of credit to the original face amount of any Documentary Letter of Credit for the period from the date of issuance to the scheduled expiration date of such Documentary Letter of Credit. In addition to the Letter of Credit Fee, the Borrowers shall pay to the Agent, for its own account on demand, all issuance, amendment, drawing and other fees regularly charged by the Agent to its letter of credit customers and all out-of-pocket expenses incurred by the Agent in connection with the issuance, amendment, administration or payment of any Letter of Credit.

                               Part C - General
                               ----------------

          Section 2.16  Optional Reduction of Revolving Commitment Amounts or
                        -----------------------------------------------------
Termination of Revolving Commitments.  The Borrowers may, at any time, upon not
------------------------------------
less than five Business Days prior written notice from Omega, on behalf of the Borrowers, to the Agent, reduce the Revolving Commitment Amounts, ratably, with any such reduction in a minimum aggregate amount for all the Banks of $1,000,000, or, if more, in an integral multiple of $250,000 in excess thereof; provided, however, that the Borrowers may not at any time reduce the Aggregate
--------  -------
Revolving Commitment Amounts below the Total Revolving Outstandings. The Borrowers may, at any time when no Letters of Credit are outstanding, upon not less than five Business Days prior written notice from Omega, on behalf of the Borrowers, to the Agent, terminate the Revolving Commitments in their entirety. Upon termination of the Revolving Commitments pursuant to this Section, the Borrowers shall pay to the Agent for the account of the Banks the full amount of all outstanding Advances, all accrued and unpaid interest thereon, all unpaid Revolving Commitment Fees accrued to the date of such termination, any indemnities payable with respect to Advances pursuant to Section 2.25 and all other unpaid obligations of the Borrowers to the Agent and the Banks hereunder.

          Section 2.17  Revolving Commitment, Agent's and Arrangement Fees.
                        --------------------------------------------------

          (a) The Borrowers shall pay to the Agent for the account of each Bank fees (the "Revolving Commitment Fees") in an amount determined by applying a rate of one half of one percent (0.5%) per annum to the average daily Unused Revolving Commitment of such Bank for the period from the Closing Date to the Termination Date. Such

     Revolving Commitment Fees are payable quarterly in arrears, on the days principal payments are scheduled on the Term Loans, and on the Termination Date.

          (b) Commencing on the first anniversary of the Closing Date, the Borrowers shall pay to the Agent, for the Agent's own account, a yearly agent's fee in the amount provided in a side letter dated April 28, 1997 from the Agent to Omega Merger Corp. The agent's fee shall be payable quarterly in advance, on days principal payments are scheduled on the Term Loans. No Bank (other than the Agent) shall be entitled to any portion of such agent's fee.

          (c) On the Closing Date, the Borrowers shall pay to the Agent, for the Agent's own account, an arrangement fee in the amounts provided in a side letter dated April 28, 1997 from the Agent to Omega Merger Corp. No Bank (other than the Agent) shall be entitled to any portion of those fees, except as provided by separate written agreement between such Bank and the Agent.

          Section 2.18  Computation.  Revolving Commitment Fees and Letter of
                        -----------
Credit Fees and interest on Revolving Loans and Term Loans shall be computed on the basis of actual days elapsed (or, in the case of Letter of Credit Fees which are paid in advance, actual days to elapse) and a year of 360 days.

          Section 2.19  Payments.  Payments and prepayments of principal of, and
                        --------
interest on, the Notes and all fees, expenses and other obligations under this Agreement payable to the Agent or the Banks shall be made without setoff or counterclaim in Immediately Available Funds not later than 12:00 noon (Minneapolis time) on the dates called for under this Agreement and the Notes to the Agent at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. The Agent will promptly distribute in like funds to each Bank its ratable share of each such payment of principal, interest, Revolving Commitment Fees and Letter of Credit Fees received, by the Agent for the account of the Banks. Whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

          Section 2.20  Use of Loan Proceeds.  The proceeds of the Initial Term
                        --------------------
Loans and the initial Revolving Loans shall be used to pay certain existing Indebtedness of the Borrowers, as described on Exhibit 2.20, Section 1. The proceeds of the Butler Subordinated Bridge Loan Documents, the West Street Subordinated Bridge Loan Documents and certain equity contributions shall be used to pay, or to pay dividends to Holdings to enable it to pay, the remaining Indebtedness described on Exhibit 2.20, Section 2 and to pay the "Estimated Closing Payment" (as defined in the Merger Plan) and certain related transaction fees and expenses. The payments described in the two preceding sentences shall be made on the Closing Date. The proceeds of any subsequent Revolving Loans shall be used for the Borrowers' general business purposes in a manner not in conflict with any of the Borrowers' covenants in this Agreement.

          Section 2.21  Adjusted Eurodollar Rate Not Ascertainable, Etc.  If, on
                        -----------------------------------------------
or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Advance, any Bank determines (which determination shall be conclusive and binding, absent error) that:

          (a) deposits in dollars (in the applicable amount) are not being made available to such Bank in the relevant market for such Interest Period, or

          (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Bank of funding or maintaining Eurodollar Rate Advances for such Interest Period,

such Bank shall forthwith give written notice to Omega, on behalf of the Borrowers, and the other Banks specifying the facts giving rise to such determination, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Bank notifies Omega, on behalf of the Borrowers, and the Agent that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by such Bank shall be made as Base Rate Advances. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance Outstanding at the time such suspension is imposed.

          Section 2.22  Increased Cost.  If any Regulatory Change:
                        --------------

          (a) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Rate Advances, its Notes or its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Rate Advances or any other amounts due under this Agreement in respect of its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal office or Applicable Lending Office is located); or

          (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank's Applicable Lending Office or shall impose on any Bank (or its Applicable Lending Office) or the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances, its Notes or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes, then, within 30 days after written demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Omega, on behalf of the Borrowers, and the Agent in writing of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, any Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period. No Bank shall be entitled to compensation otherwise payable under this Section
2.22 for any period more than six months prior to the date on which the Bank first notifies Omega, on behalf of the Borrowers, of the change resulting in the increased cost.

          Section 2.23  Illegality.  If any Regulatory Change shall make it
                        ----------
unlawful or impossible for any Bank to make, maintain or fund any Eurodollar Rate Advances, such Bank shall notify Omega, on behalf of the Borrowers, and the Agent in writing, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Bank notifies Omega, on behalf of the Borrowers, and the Agent that the circumstances giving rise to such suspension no longer exist. Before giving any such notice, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank determines that it may not lawfully continue to maintain any Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Base Rate Advances as of the date of such Bank's notice, and upon such conversion the Borrowers shall indemnify such Bank in accordance with Section 2.23.

          Section 2.24  Capital Adequacy.  In the event that any Regulatory
                        ----------------
Change reduces or shall have the effect of reducing the rate of return on any Bank's capital or the capital of its parent corporation (by an amount such Bank deems material) as a consequence of its Commitments and/or its Loans and/or any Letters of Credit or any Bank's obligations to make Advances to cover Letters of Credit to a level below that which such Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account such

Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrowers shall, within 30 days after written notice and demand to Omega, on behalf of the Borrowers, from such Bank (with a copy to the Agent), pay to such Bank additional amounts sufficient to compensate such Bank or its parent corporation for such reduction. Any determination by such Bank under this Section and any certificate as to the amount of such reduction that states in reasonable detail the basis for the amount requested and the method of computation of such amount that is given to Omega, on behalf of the Borrowers, by such Bank shall be final, conclusive and binding for all purposes, absent error. No Bank shall be entitled to compensation otherwise payable under this Section 2.24 for any period more than six months prior to the date on which the Bank first notifies Omega, on behalf of the Borrowers, of the change resulting in the reduced rate of return.

          Section 2.25  Funding Losses; Eurodollar Rate Advances.  The Borrowers
                        --------------  ------------------------
shall compensate each Bank, upon its written request to Omega, on behalf of the Borrowers, for all losses, expenses and liabilities (including any interest paid by such Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by such Bank in connection with the re-employment of such funds and including loss of anticipated profits) which such Bank may sustain: (i) if for any reason, other than a default by such Bank, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in Omega's request or notice as to such Advance under Section 2.2 or 2.4, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 2.23, occurs on any day other than the last day of the Interest Period applicable thereto. A Bank's written request for compensation shall set forth the basis for the amount requested and the method of computation and shall be final, conclusive and binding, absent error.

          Section 2.26  Discretion of Banks as to Manner of Funding.  Each Bank
                        -------------------------------------------
shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.25) shall be made as if such Bank had actually funded and maintained each Eurodollar Rate Advances during the Interest Period for such Advance through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

          Section 2.27  Withholding Taxes.
                        -----------------

          (a)  Banks to Submit Forms.  Each Bank represents to the Borrowers and
               ---------------------
     the Agent that, as of the date it becomes a Bank and at all times thereafter, it is either (i) a corporation organized under the laws of the United States or any State thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made pursuant to this Agreement (x) under an applicable provision of a tax convention to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent, on or before the later of the Closing Date or the day on which such Bank becomes a Bank, duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be received by such Bank hereunder) or Form 4224 (relating to all payments to be received by such Bank hereunder) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) reasonably requested by the Borrowers or the Agent and (ii) required and permitted under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all payments to be received by such Bank hereunder. Upon the request of the Borrowers or the Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent a certificate in such form as is reasonably satisfactory to the Borrowers and the Agent to the effect that it is such a United States person.

          (b)  Inability of a Bank.  If any Bank that is not a United States
               -------------------
     person (as such term is defined in Section 7701(a)(30) of the Code) determines that, as a result of any Regulatory Change, the Borrowers are required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. Taxes") from any payments to a Bank pursuant to any Loan
                  ----------
     Document in respect of the Obligations payable to such Bank then or thereafter outstanding, the amount payable will be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under any Loan Document to be paid with respect thereto; provided,
                                                                       --------
     that the Borrowers shall not be required to pay any additional amount pursuant to this Section 2.27(b) to any Bank (i) that is not, either on the date this Agreement is executed by such Bank or on the date such Bank becomes such under Section 9.6(c), either (x) entitled to submit Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be received by such Bank hereunder) or Form 4224 (relating to all payments to be received by such Bank hereunder) or
     (y) a United States person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) that has failed to submit any form or certificate that it was required to file pursuant to subsection (a) and entitled to file under applicable law or (iii) arising from such Bank's failure to comply with any certification, identification or other similar requirement under United States income tax laws or regulations (including backup withholding) to establish entitlement to exemption from such U.S. Taxes; and provided, further, that if a Bank, as a result of any
                          --------  -------
     amount paid by the Borrowers to such Bank pursuant to this Section 2.27, shall realize a tax credit or refund, which tax credit or refund would not have been realized but for the Borrowers' payment of such amount, such Bank shall pay to the Borrowers an amount equal to such tax credit or refund. Each Bank may determine the portion, if any, of any tax credit or refund attributable to the Borrowers' payments using such attribution and accounting methods as such Bank reasonably selects, and such Bank's determination of the portion of any tax credit or refund attributable to the Borrowers' payments shall be conclusive in the absence of manifest error. The obligation of the Borrowers under this Section 2.27(b) shall survive the payment in full of the Obligations and the termination of the Commitments of such Bank.

          (c)  Substitution of Bank.  In the event the Borrowers are required
               --------------------
     pursuant to this Section 2.27 to pay any additional amount to any Bank, such Bank shall, if no Event of Default has occurred and is continuing, upon the request of the Borrowers to such Bank and the Agent, assign, pursuant to and in accordance with the provisions of Section 9.6, all of its rights and obligations under this Agreement and under the Notes to another Bank or an Assignee selected by the Borrowers and reasonably satisfactory to the Agent, in consideration for (i) the payment by such assignee to the assigning Bank of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Bank, (ii) the payment by the Borrowers to the assigning Bank of any and all other amounts owing to such Bank under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrowers' release of the assigning Bank from any further obligation or liability under this Agreement. Notwithstanding anything to the contrary in this
     Section 2.27(c), in no event shall the replacement of any Bank result in a decrease in the aggregate Commitments without the written consent of the Majority Banks.

                                  ARTICLE III
                                  -----------


                             CONDITIONS PRECEDENT

          Section 3.1   Conditions of Initial Transaction.  The making of the
                        ---------------------------------
Initial Term Loans and the initial Revolving Loans and the issuance of the initial Letter of Credit shall be subject to the prior or simultaneous fulfillment of the following conditions:

               3.1(a)   Documents.  The Agent shall have received the following
                        ---------
     in sufficient counterparts (except for the Notes) for each Bank:

          (i) A Revolving Note and a Term Note drawn to the order of each Bank executed by a duly authorized officer (or officers) of each Borrower and dated the Closing Date.

          (ii) A Security Agreement, the Omega Pledge Agreement, the Omega Collateral Assignment, the Omega Indemnification Agreement and the Iowa Mortgage, each executed by a duly authorized officer (or officers) of Omega and dated the Closing Date, together with the certificates evidencing the stock of Omega's Subsidiaries to be pledged under the Omega Pledge Agreement and executed stock powers with respect thereto.

          (iii) The Holdings Guaranty and the Holdings Pledge Agreement, each executed by a duly authorized officer (or officers) of Holdings and dated the Closing Date, together with the certificates evidencing the stock of the Borrower to be pledged under the Holdings Pledge Agreement and executed stock powers with respect thereto.

          (iv) A Security Agreement from each of HomeCrest and Panther, each executed by a duly authorized officer (or officers) of HomeCrest or Panther, as appropriate, and the HomeCrest Collateral Assignment, the HomeCrest Indemnification Agreement, the Indiana Mortgage and the Tennessee Mortgage, each executed by a duly authorized officer (or officers) of HomeCrest.

          (v) Copies of the Butler Subordinated Bridge Loan Documents, the Merger Agreements and the West Street Subordinated Bridge Loan Documents, each in form and substance satisfactory to the Agent and the Majority Banks and certified as true and correct copies and in full force and effect by a duly authorized officer of each of Holdings and Omega, together with such evidence as the Agent or the Majority Banks may request that all conditions precedent to the effectiveness of such agreements and documents have been satisfied or waived or will be satisfied on the Closing Date, and that the transactions contemplated thereby will be consummated contemporaneously with or before the making of the first Loans.

          (vi) The Solvency Opinion, executed by a duly authorized officer of American Appraisal Associates, Inc. and dated the Closing Date.

          (vii) A marked up, initialed commitment for a current ALTA form loan title insurance policy from First American Title Insurance Company: (1) in the amount of $7,500,000, dated the Closing Date, in form and substance reasonably acceptable to the Agent and the Majority Banks, covering the Indiana Facility, (2) in the amount of $12,000,000, dated the Closing Date, in form and substance reasonably acceptable to the Agent and the Majority Banks, covering the Iowa Facility, and (3) in the amount of $4,500,000, dated the Closing Date, in form and substance reasonably acceptable to the Agent and the Majority Banks, covering the Tennessee Facility, each of which must include future advances and comprehensive endorsements (to the extent available in the relevant state), among others, and delete all standard exceptions, including but not limited to the survey exception (except that the commitment for the Iowa Facility may contain an exception for mechanics' liens in connection with certain pending construction at the Iowa Facility).

          (viii) A current, certified "as built" ALTA/ACSM survey of each of the Indiana, Iowa and Tennessee Facilities, in form and substance, and by surveyors, reasonably acceptable to the Agent and the Majority Banks.

          (ix) A written environmental review, audit, assessment or report ("Environmental Audit"), in form and substance reasonably acceptable to the Banks, by ICF-Kaiser Engineers, Inc, setting forth the results of an investigation of each of the Indiana, Iowa and Tennessee Facilities according to a scope of work previously provided to counsel for the Agent.

          (x) A letter from an appropriate municipal officer regarding zoning and building code compliance with respect to each of the Indiana, Iowa and Tennessee Facilities.

          (xi) Certificates demonstrating the existence of policies: (x) of all-risk property insurance with respect to each of the Indiana, Iowa and Tennessee Facilities, in the amount of the full replacement cost of each of the Indiana, Iowa and Tennessee Facilities, naming the Agent, for the benefit of the Banks, as mortgagee; (y) of public liability insurance with respect to occurrences at each of the Indiana, Iowa and Tennessee Facilities, providing coverage of at least $5,000,000 per occurrence, naming the Banks as additional insureds; each such policy to be in form and substance and issued by an insurance company acceptable to the Agent and the Majority Banks; and (z) providing all coverage required by Section 5.3 hereof.

          (xii) Evidence satisfactory to the Agent and the Majority Banks that each of the Indiana, Iowa and Tennessee Facilities is not in a flood plain, or flood insurance.

          (xiii) A copy of the corporate resolution of Omega authorizing the execution, delivery and performance of the Borrower Loan Documents to be executed by Omega and the West Street Subordinated Bridge Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

          (xiv) An incumbency certificate showing the names and titles and bearing the signatures of the officers of Omega authorized to execute the Borrower Loan Documents to be executed by Omega, to request Loans, Letters of Credit and conversions and continuations of Advances hereunder, and to execute the West Street Subordinated Bridge Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of Omega.

          (xv) A copy of the Certificate or Articles of Incorporation for each Borrower and Holdings, with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 20 days prior to the Closing Date.

          (xvi) A copy of the bylaws of each Borrower and Holdings, certified as of the Closing Date by the Secretary or an Assistant Secretary of the relevant Borrower or Holdings.

          (xvii) A copy of the corporate resolution of Holdings authorizing the execution, delivery and performance of the Holdings Documents, the Butler Subordinated Bridge Loan Documents and the Merger Agreements, certified as of the Closing Date by the Secretary or an Assistant Secretary of Holdings.

          (xviii) An incumbency certificate showing the names and titles and bearing the signatures of the officers of Holdings authorized to execute the Holdings Documents, the Butler Subordinated Bridge Loan Documents and the Merger Agreements, certified as of the Closing Date by the Secretary or an Assistant Secretary of Holdings.

          (xix) A copy of the corporate resolutions of each of HomeCrest and Panther authorizing the execution, delivery and performance of the Borrower Loan Documents to be executed by that Borrower certified as of the Closing Date by the Secretary or an Assistant Secretary of that Borrower.

          (xx) An incumbency certificate showing the names and titles and bearing the signatures of the officers of each of HomeCrest and Panther authorized to execute the Borrower Loan Documents to be executed by that Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of that Borrower.

          (xxi) A certificate of good standing for Omega in the States of Delaware and Iowa, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

          (xxii) A certificate of good standing for Holdings in the State of Delaware, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

          (xxiii) A certificate of good standing for HomeCrest in the States of Delaware, Indiana, New Jersey, North Carolina and Tennessee, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

          (xxiv) A certificate of good standing for Panther in the States of Iowa, California, Illinois, Minnesota, Ohio and Pennsylvania, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

          (xxv) A certificate dated the Closing Date of the chief executive officer or chief financial officer of each Borrower certifying as to the matters set forth in Sections 3.2(a) and 3.2(b) below.

          (xxvi)   A payoff letter, duly executed by each lender listed on
     Exhibit 2.20, stating that upon receipt of a specified amount, all Indebtedness outstanding under the documents between such lender and the Borrower or Borrowers that are obligated to such lender shall be paid in full and such documents shall be terminated, together with the documents necessary to terminate all Liens in favor of such lender and instructions from the Borrowers to transfer an amount of Loan proceeds and proceeds of the Butler Subordinated Bridge Loan Documents and West Street Subordinated Bridge Loan Documents in an amount equal to the amount specified in each such payoff letter to each such lender, together with evidence satisfactory to the Agent that such transfers are being paid.

          (xxvii) A certificate of the Chief Financial Officer of Omega in the form of Exhibit 1.1-5 attached hereto (the "Officer's Certificate").

          (xxviii) A copy of Omega's employment contract with its chief executive officer, certified as true, correct and complete by Omega's secretary or assistant secretary.

          (xxix) Copies of the Stockholders' Agreement and those Put Agreements dated as of the Closing Date between Holdings and Messrs. Gobel and Key, as executed, certified as true, correct and complete by an officer of Holdings.

               3.1(b)  Opinion.  The Borrowers shall have: (i) requested each of
                       -------
     Ropes & Gray, special counsel to the Borrowers and Holdings, Nyemaster, Goode, McLaughlin, special Iowa counsel to the Banks, Voigts, West, Hansel & O'Brien, Tuke, Yopp & Sweeney and Wooden & McLaughlin to prepare a written opinion, each addressed to the Banks and dated the Closing Date, in form and substance satisfactory to the Agent, and each such opinion shall have been delivered to the Agent in sufficient counterparts for each Bank; and (ii) delivered a written opinion, in form and substance and from counsel satisfactory to the Majority Banks, addressed to the Banks and dated the Closing Date, to the effect that the Butler Subordinated Bridge Loan Documents and the West Street Subordinated Bridge Loan Documents are each duly authorized by, and constitute the legal, valid and binding obligations of, each holder of Indebtedness evidenced thereby, enforceable against such holders in accordance with their terms, and such opinions shall have been delivered to the Agent in sufficient counterparts for each Bank.

               3.1(c)  Compliance.  The Borrowers shall have performed and
                       ----------
     complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrowers prior to or simultaneously with the Closing Date.

               3.1(d)  Security Documents.  All Security Documents (or financing
                       ------------------
     statements with respect thereto) shall have been appropriately filed or recorded to the satisfaction of the Agent; any pledged collateral and certificates of title shall have been duly delivered to the Agent; any title insurance required by the Agent (with endorsements required by the Agent) shall have been obtained and be satisfactory to the Agent; and the priority and perfection of the Liens created by the Security Documents shall have been established to the satisfaction of the Agent and its counsel.

               3.1(e)  Other Matters.  All corporate and legal proceedings
                       -------------
     relating to the Borrowers and Holdings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Agent, the Banks and the Agent's special counsel, and the Agent shall have received all information and copies of all documents, including records of corporate proceedings, as any Bank or such special counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

               3.1(f)  Fees and Expenses.  The Agent shall have received for
                       -----------------
     itself and for the account of the Banks all fees and other amounts due and payable by the Borrowers on or prior to the Closing Date, including the fees payable on the Closing Date pursuant to Section 2.17, the fees payable under Section 2.15 with respect to each Letter of Credit to be issued on the Closing Date, and the reasonable fees and expenses of counsel to the Agent payable pursuant to Section 9.2.

          Section 3.2  Conditions Precedent to all Loans and Letters of Credit.
                       -------------------------------------------------------
The obligation of the Banks to make any Loans hereunder (including the Initial Term Loans and the initial Revolving Loans, but excluding any Loans to pay Unpaid Drawings pursuant to Section 2.14) and of the Agent to issue each Letter of Credit (including the initial Letter of Credit) shall be subject to the fulfillment of the following conditions:

               3.2(a)  Representations and Warranties.  The representations and
                       ------------------------------
     warranties contained in Article IV shall be true and correct in all material respects on and as of the Closing Date and on the date of each Revolving Loan or Term Loan or the date of issuance of each Letter of Credit, with the same force and effect as if made on such date.

               3.2(b)  No Default.  No Default or Event of Default shall have
                       ----------
     occurred and be continuing on the Closing Date, on the date of each Revolving Loan or Term Loan or on the date of issuance of each Letter of Credit or will exist after giving effect to the Loans made on such date or the Letter of Credit so issued.

               3.2(c)  Notices and Requests.  The Agent shall have received
                       --------------------
     Omega's request for such Loans as required under Section 2.2 or its application for such Letters of Credit specified under Section 2.9.

                                  ARTICLE IV
                                  ----------


                        REPRESENTATIONS AND WARRANTIES

     To induce the Banks to enter into this Agreement and to make Loans hereunder and to induce the Agent to issue Letters of Credit, the Borrowers represent and warrant to the Banks:

          Section 4.1  Organization, Standing, Etc.  Each Borrower is a
                       ---------------------------
corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes and to perform its obligations under the Borrower Loan Documents to be executed by it. Holdings is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to perform its obligations under the Holdings Documents. Each of Holdings and the Borrowers (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a Material Adverse Effect, and
(b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude Holdings or such Borrower from enforcing its rights with respect to any assets or expose Holdings or such Borrower to any liability, which in any case would have a Material Adverse Effect.

          Section 4.2  Authorization and Validity.  The execution, delivery and
                       --------------------------
performance by each Borrower of the Borrower Loan Documents to be executed by it have been duly authorized by all necessary corporate action by that Borrower, and this Agreement constitutes, and the Notes and other Borrower Loan Documents to be executed by that Borrower when executed will constitute, the legal, valid and binding obligations of that Borrower, enforceable against that Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies. The execution, delivery and performance by Holdings of the Holdings Documents have been duly authorized by all necessary corporate action by Holdings, and the Holdings Documents when executed will constitute the legal, valid and binding obligations of Holdings, enforceable against Holdings in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

          Section 4.3  No Conflict; No Default.  The execution, delivery and
                       -----------------------
performance by each Borrower of the Borrower Loan Documents to be executed by it will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to that Borrower, (b) violate or contravene any provision of the Certificate or Articles of Incorporation or bylaws of that Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which that Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder (other than Liens securing the Obligations). The execution, delivery and performance by Holdings of the Holdings Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Holdings, (b) violate or contravene any provision of the Certificate of Incorporation or bylaws of Holdings, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Holdings is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder (other than Liens securing the Obligations). Neither Holdings nor any Borrower is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a Material Adverse Effect.

          Section 4.4  Government Consent.  No order, consent, approval,
                       ------------------
license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of Holdings or any Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Holdings Documents or the Borrower Loan Documents, except for any necessary filing or recordation of or with respect to any of the Security Documents.

          Section 4.5  Financial Statements and Condition.  Omega's audited
                       ----------------------------------
consolidated financial statements as at December 28, 1996 and its unaudited financial statements as at April 26, 1997, and Holdings' unaudited financial statements as at April 26, 1997, as heretofore furnished to the Banks, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) and fairly present the financial condition of Holdings and the Borrowers as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither Holdings nor any Borrower had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since

December 28, 1996, there has been no Material Adverse Change. The projections dated May 28, 1997 provided to the Banks are the Borrowers' good faith estimate, as of the date on which they were prepared, of future performance of the Borrowers, were prepared in good faith by the Borrowers and are based on good faith estimates and assumptions of management of the Borrowers as of the date on which they were prepared, which the Borrowers believe to have been reasonable at the time such projections were prepared and as of the Closing Date, it being recognized by the Agent and the Banks that such projections are not to be viewed as facts and that actual results during the period covered by such projections may differ from projected results.

          Section 4.6  Litigation.  There are no actions, suits or proceedings
                       ----------
pending or, to the knowledge of the Borrowers, threatened against or affecting Holdings or any Borrower or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which is reasonably likely to be determined adversely to Holdings or a Borrower in a manner that would have a Material Adverse Effect or a material adverse effect on the ability of Holdings or any Borrower to perform its obligations under the Loan Documents.

          Section 4.7  Environmental, Health and Safety Laws.  There does not
                       -------------------------------------
exist any violation by Holdings or any Borrower of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on Holdings or a Borrower or which would require a material expenditure by Holdings or a Borrower to cure. Neither Holdings nor any Borrower has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

          Section 4.8  ERISA.  Each Plan is in substantial compliance with all
                       -----
applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Banks) of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets.

          Section 4.9  Federal Reserve Regulations.  Neither Holdings nor any
                       ---------------------------
Borrower is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by each Borrower does not constitute more than 25% of the value of the assets of that Borrower.

          Section 4.10  Title to Property; Leases; Liens; Subordination.  Each
                        -----------------------------------------------
of Holdings and the Borrowers has (a) insurable title to its real properties and
(b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all material real properties, other properties and assets, referred to as owned by Holdings and the Borrowers in the most recent financial statements referred to in Section 4.5 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties is subject to a Lien, except as allowed under Section 6.14. No Borrower has subordinated any of its rights under any obligation owing to it to the rights of any other person. Holdings does not own any properties or assets, tangible or intangible, other than the Stock of Omega and rights under contracts to which Holdings is a party that are listed on Exhibit 6.8.

          Section 4.11  Taxes.  Each of Holdings and the Borrowers has filed all
                        -----
federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrowers). No tax Liens have been filed (except for Liens arising in the ordinary course of business with respect to real property taxes that are not past due) and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrowers in respect of taxes and other governmental charges have been determined in accordance with GAAP and except as reflected in such accruals no Borrower knows of any proposed material tax assessment against it or Holdings.

          Section 4.12  Intellectual Property.  Holdings and each of the
                        ---------------------
Borrower owns, has the right to use, or otherwise has the rights to, their data bases, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the financial condition, business or operations of Holdings and the Borrowers, taken as a whole (collectively, "Intellectual Property"), and, as of the Closing Date, all patented or registered Intellectual Property and patent applications and applications for registration of any Intellectual Property are identified on Exhibit 4.12. As of the Closing Date, all patented or registered Intellectual Property is duly and properly registered, filed or issued in the appropriate office and jurisdictions and for such registrations, filing or issuances. Except as disclosed in Exhibit 4.12, to the best of the Borrowers' knowledge, no material claim has been asserted by any Person challenging or questioning the use, validity or effectiveness of any Intellectual Property. Except as disclosed in Exhibit 4.12, to the best of the

Borrowers' knowledge, the use of such Intellectual Property by Holdings and the Borrowers does not infringe the rights of any Person except to the extent such infringement (including, but not limited to, any damages that may be payable to the opposing party of Holdings or a Borrower in an infringement action) is not reasonably expected to have a Material Adverse Effect.

          Section 4.13  Burdensome Restrictions.  Neither Holdings nor any
                        -----------------------
Borrower is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a Material Adverse Effect or a material adverse effect on the ability of Holdings or any Borrower to carry out its obligations under any Loan Document.

          Section 4.14  Force Majeure.  Since the date of the most recent
                        -------------
financial statement referred to in Section 4.5, there has been no Material Adverse Effect as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

          Section 4.15  Investment Company Act.  Neither Holdings nor any
                        ----------------------
Borrower is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.16  Public Utility Holding Company Act.  Neither Holdings
                        ----------------------------------
nor any Borrower is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 4.17  Retirement Benefits.  Except as required under Section
                        -------------------
4980B of the Code, Section 601 of ERISA or applicable state law, neither Holdings nor any Borrower is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

          Section 4.18  Full Disclosure.  Neither this Agreement nor any other
                        ---------------
Loan Document, report, instrument or certificate delivered by any Borrower or Holdings pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

          Section 4.19  Subsidiaries.  Exhibit 4.19 sets forth as of the date of
                        ------------
this Agreement a list of all Subsidiaries of the Borrower and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

          Section 4.20  Perfection of Liens.  Each Security Document creates the
                        -------------------
Lien it purports to create upon the properties and interests specifically described therein. The descriptions of properties and interests in the Security Documents and any related financing statements are adequate for the purpose of such instruments and for perfection of the Liens of the Banks. As to any Security Documents which are Security Agreements, the filing of the Uniform Commercial Code financing statements delivered by Holdings and the Borrowers to the Banks in the filing offices listed thereon will perfect the Liens created under such Security Agreements to the extent such Liens are capable of being perfected by filing financing statements under the Uniform Commercial Code as in effect in the state in which the collateral subject to such Liens is located. The filing of the Mortgages in the filing offices listed thereon will perfect the Liens created thereby. The filing of the Collateral Assignments in the United States Office of Patents and Trademarks will perfect the Liens created under such documents.

          Section 4.21  Facilities.  As of the Closing Date, Holdings and the
                        ----------
Borrowers do not have any Facilities other than the Indiana, Iowa and Tennessee Facilities and the leased Facilities described on Exhibit 4.21.

          Section 4.22  Affiliates.  Except for Holdings, the Subsidiaries,
                        ----------
Butler Capital Corporation, certain Affiliates of Butler Capital Corporation and the officers and directors of Holdings and the Borrower, Omega has no Affiliates.

          Section 4.23  Labor.  None of the employees of Holdings or the
                        -----
Borrowers is subject to any collective bargaining agreement, and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee-related controversies pending or threatened involving Holdings or any Borrower and any of its employees, except for any of the foregoing which would not in the aggregate have a Material Adverse Effect.

          Section 4.24  Solvency.  As of the Closing Date, each Borrower has
                        --------
capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature and each Borrower owns property the fair saleable value of which is greater than the amount required to pay that Borrower's Indebtedness. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any Borrower or any Affiliate. On the Closing Date, after giving effect to the dividend authorized by Section 6.7(i) and the financing transactions contemplated hereunder, the conclusions set out in the Solvency Opinion are true and correct.

          Section 4.25  Corporate Names.  Except as disclosed on Exhibit 4.25,
                        ---------------
as of the Closing Date, Holdings and the Borrowers have no assumed corporate names and the Borrowers are not doing business under any corporate name other than those set out in the first paragraph hereof.

          Section 4.26  Insurance.  Exhibit 4.26 sets forth a complete and
                        ---------
accurate description of all policies of insurance that will be in effect as of the Closing Date for the Borrower and its Subsidiaries. As of the Closing Date, the Borrower and its Subsidiaries are adequately insured under such policies, no notice of cancellation has been received with respect to such policies and the Borrower and its Subsidiaries are in compliance with all conditions contained in such policies.

                                   ARTICLE V
                                   ---------


                             AFFIRMATIVE COVENANTS

     Until any obligation of the Banks hereunder to make the Term Loans and Revolving Loans and of the Agent to issue Letters of Credit shall have expired or been terminated and the Notes and all of the other Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) have been paid in full and all outstanding Letters of Credit shall have expired or the liability of the Agent thereon shall have otherwise been discharged, unless the Majority Banks shall otherwise consent in writing:

          Section 5.1  Financial Statements and Reports.  The Borrowers will
                       --------------------------------
furnish to the Banks:

               5.1(a) As soon as available and in any event within 90 days after the end of each fiscal year of Omega, the consolidated financial statements of Omega and its Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Borrowers and acceptable to the Agent, together with (i) any management letters, management reports or other supplementary comments or reports to Omega or its board of directors furnished by such accountants and (ii) a letter from such accountants addressed to the Banks acknowledging that the Banks are extending credit in reliance on such financial statements and authorizing such reliance.

               5.1(b) Together with the audited financial statements required under Section 5.1(a), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in the course of performing its examination no facts have come to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

               5.1(c) As soon as available and in any event within 30 days after the end of each month, unaudited consolidated statements of income, cash flow and changes in stockholders' equity for Omega and its Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and a consolidated balance sheet of Omega as at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year and for the budget for such period for the current year, accompanied by a certificate signed by the chief financial officer of Omega stating that such financial statements present fairly the financial condition of Omega and its Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

               5.1(d) As soon as practicable and in any event within 30 days after the end of each month, a Compliance Certificate in the form attached hereto as Exhibit 5.1(d) signed by the chief financial officer of Omega demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with the Section 6.18 and, with respect to any month that happens to be the end of a fiscal quarter, Sections 6.16 and 6.17, as at the end of the month immediately preceding the month in which such certificate is due and stating that as at the end of such immediately preceding month there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto.

               5.1(e) As soon as practicable and in any event within 60 days after the beginning of each fiscal year of Omega, statements of forecasted consolidated income, cash flow and changes in stockholders' equity for Omega and its Subsidiaries for each fiscal month in such fiscal year and a forecasted consolidated balance sheet of Omega and its Subsidiaries, together with supporting assumptions, as at the end of each fiscal month in such fiscal year, all in reasonable detail and reasonably satisfactory in scope to Majority Banks.

               5.1(f) Promptly upon any Responsible Officer of Omega becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrowers propose to take with respect thereto.

               5.1(g) Promptly upon any Responsible Officer of Omega becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrowers propose to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

               5.1(h) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the

     Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

               5.1(i) As soon as practicable following each Fiscal Year End, and in any event within 90 days of such Fiscal Year End, a certificate in the form attached hereto as Exhibit 5.1(i) signed by the chief financial officer of the Borrower, containing a calculation of the Excess Cash Flow for the fiscal year ended on such Fiscal Year End.

               5.1(j) As soon as available and in any event within 90 days after the end of each fiscal year of Holdings, the consolidated financial statements of Holdings and the Borrowers consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Holdings and acceptable to the Agent, together with (i) any management letters, management reports or other supplementary comments or reports to Holdings or its board of directors furnished by such accountants and (ii) a letter from such accountants addressed to the Banks acknowledging that the Banks are extending credit in reliance on such financial statements and authorizing such reliance.

               5.1(k) As soon as available and in any event within 30 days after the end of each fiscal quarter of Holdings, unaudited consolidated statements of income, cash flow and changes in stockholders' equity for Holdings and the Borrowers for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and a consolidated balance sheet of Holdings as at the end of such fiscal quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of Holdings stating that such financial statements present fairly the financial condition of Holdings and the Borrowers and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

               5.1(l) Promptly upon the transmission or receipt thereof by any of the Borrowers or Holdings, copies of all notices, certificates and reports sent by or to any of the Borrowers or Holdings under any of the Butler Subordinated Bridge Loan Documents, the West Street Subordinated Bridge Loan Documents, the High Yield Subordinated Permanent Loan Documents (specifically including but not limited to any selection of an interest rate based on LIBOR or a LIBOR interest period), or under any other agreement relating to Indebtedness for money borrowed or any Capitalized Lease if the aggregate unpaid principal amount with respect to such Indebtedness or Capitalized Lease is equal to or greater than $750,000.

               5.1(m) From time to time, such other information regarding the business, operation and financial condition of the Borrowers and Holdings as any Bank may reasonably request.

          Section 5.2   Corporate Existence.  Each Borrower will maintain, and
                        -------------------
cause Holdings and each Subsidiary of Omega to maintain: (a) its corporate existence in good standing under the laws of its jurisdiction of incorporation, and (b) its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude that Borrower, Holdings or that Subsidiary from enforcing its rights with respect to any material asset or would expose that Borrower, Holdings or that Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

          Section 5.3 Insurance. Each Borrower shall maintain, and shall cause Holdings and each Subsidiary of Omega to maintain, with financially sound and reputable insurance companies such insurance as may be required by law, by any Mortgage executed by such Borrower, and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

          Section 5.4   Payment of Taxes and Claims.  Each Borrower shall file,
                        ---------------------------
and cause Holdings and each Subsidiary of Omega to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause Holdings and each Subsidiary of Omega to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the relevant Borrower's, Holdings' or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with, adequate reserves with respect thereto have been set aside on the relevant Borrower's, Holdings' or such Subsidiary's books in accordance with GAAP, and the relevant Borrower, Holdings or such Subsidiary pays any of the foregoing items before the claimant with respect thereto forecloses on or otherwise enforces any such Lien on the relevant Borrower's, Holdings' or such Subsidiary's property.

          Section 5.5   Inspection.  Each Borrower shall permit, and shall cause
                        ----------
Holdings and each Subsidiary of Omega to permit, any Person designated by the Agent or the Majority Banks to visit and inspect any of the properties, corporate books and financial records of the Borrowers, Holdings and each Subsidiary of Omega, to examine and to make copies of the books of accounts and other financial records of the Borrowers, Holdings and each Subsidiary of Omega, and to discuss the affairs, finances and accounts of the Borrowers, Holdings and each Subsidiary of Omega with, and to be advised as to the same by, the officers of the Borrowers, Holdings and each Subsidiary of Omega at such reasonable times and intervals as the Agent or the Majority Banks may designate. The first visit, inspection or examination by the Agent during each calendar year shall be at the Borrowers' expense. Except as provided in the previous sentence, so long as no Event of Default exists, the expenses of the Agent or the Banks for such visits, inspections and examinations shall be at the expense of the Agent and the Banks, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrowers.

          Section 5.6   Maintenance of Properties, Licenses and Permits.  Each
                        -----------------------------------------------
Borrower will maintain, and cause Holdings and each Subsidiary of Omega to maintain, its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment (except for property that is no longer useful or becomes obsolete or is disposed of in the ordinary course of business in accordance with Section 6.2(a)), make, and cause Holdings and each Subsidiary of Omega to make, all necessary repairs, renewals, replacements, betterments and improvements thereto, and maintain, and cause Holdings and each Subsidiary of Omega to maintain, all licenses and permits with respect to such properties or the activities such properties are used for, all as may be necessary so that the business carried on in connection therewith may be properly conducted at all times.

          Section 5.7   Books and Records.  Each Borrower will keep, and will
                        -----------------
cause Holdings and each Subsidiary of Omega to keep, adequate and proper records and books of account as to its dealings, business and affairs.

          Section 5.8   Compliance.  Each Borrower will comply, and will cause
                        ----------
Holdings and each Subsidiary of Omega to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, and all material leases, material contracts or other material agreements to which it is a party (including but not limited to the Butler Subordinated Bridge Loan Documents, the Merger Agreements, the West Street Subordinated Bridge Loan Documents and the High Yield Subordinated Permanent Loan Documents); provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a Material Adverse Effect and the relevant Borrower, Holdings or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

          Section 5.9   Notice of Litigation.  The Borrowers will give prompt
                        --------------------
written notice to the Agent of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting a Borrower, Holdings or any Subsidiary of Omega or any property of the Borrower, Holdings or such Subsidiary or to which a Borrower, Holdings or such Subsidiary is a party in which an adverse determination or result could have a Material Adverse Effect or a material adverse effect on the ability of any Borrower or Holdings to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

          Section 5.10  ERISA.  Each Borrower will maintain, and cause Holdings
                        -----
and each Subsidiary of Omega to maintain, each Plan in material compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which any Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $100,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $100,000 or (c) fail to make any payments in an aggregate amount exceeding $100,000 to any Multiemployer Plan that any Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

          Section 5.11  Environmental Matters: Reporting.  Each Borrower will
                        --------------------------------
observe and comply with, and cause Holdings and each Subsidiary of Omega to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a Material Adverse Effect. The Borrowers will give the Agent prompt written notice of any violation as to any environmental matter by any Borrower, Holdings or any Subsidiary of Omega and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by a Borrower, Holdings or any Subsidiary of Omega which are material to the operations of a Borrower, Holdings or any Subsidiary of Omega, or (b) which will or threatens to impose a material liability on a Borrower, Holdings or any Subsidiary of Omega to any Person or which will require a material expenditure by the Borrower Holdings or any such Subsidiary to cure any alleged problem or violation.

          Section 5.12  Reaffirmation of Guaranties.  When so requested by the
                        ---------------------------
Agent from time to time, the Borrower will promptly cause Holdings, and any other Person who may hereafter guaranty the Obligations or any part thereof, to execute and deliver to the Agent reaffirmations of their respective Guaranties in such form as the Agent may require.

          Section 5.13  Further Assurances.  Promptly upon request by the Agent
                        ------------------
or the Majority Banks, each Borrower shall promptly correct, and cause Holdings to correct, any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Agent or the Majority Banks, each Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments, and cause Holdings to do any of the foregoing, as the Agent or the Majority Banks may reasonably require from time to time in order: (a) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents including, without Imitation, the delivery of a landlord waiver from any landlord required by the Agent or the Majority Banks; and (b) to assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Banks the rights granted now or hereafter intended to be granted to the Banks under any Loan Document or under any other instrument executed in connection with any Loan Document or that the any Borrower or Holdings may be or become bound to convey, mortgage or assign to the Agent for the benefit of the Banks in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. Each Borrower shall furnish to the Banks evidence satisfactory to the Majority Banks of every such recording, filing or registration.

          Section 5.14  Bank Accounts and Lockboxes.  The Borrowers agree to
                        ---------------------------
maintain, and to cause each of Holdings and each Subsidiary of Omega to maintain, at all times on and after the 180th day after the Closing Date, (i) lockbox accounts (to which the Borrowers,' Holdings' and such Subsidiaries' account debtors will be instructed to make payment, and from which funds will be transferred as collected to the Borrowers' or such Subsidiary's cash concentration or operations account) with the Agent or one or more banks acceptable to the Agent that have signed an acknowledgment (in form and substance satisfactory to the Agent) of the assignment of such accounts to the Agent, and (ii) all of its other bank accounts, including but not limited to its primary operational accounts and cash concentration accounts, with the Agent. Service charges for any accounts maintained at the Agent shall be payable as provided in separate agreements between the Borrower and the Agent.

          Section 5.15  Post-Closing Matters.  On or before the 120th day after
                        --------------------
the Closing Date, the Borrowers shall deliver to the Agent appraisal reports with respect to each of the Indiana, Iowa and Tennessee Facilities, in form and substance, and by appraisers, acceptable to the Agent and the Majority Banks, addressed or assigned to the Banks. Omega will not incur liability to any contractors or other Persons for any construction or other work at the Iowa Facility that might result in a mechanics' or other Lien that exceeds $200,000 in the aggregate until after March 15, 1998. Omega will promptly pay when due all amounts payable to such contractors or other Persons. Omega shall not allow any of such contractors or other Persons to perform any work at the Iowa Facility during the period between December 15, 1997 and March 15, 1998. Upon completion of all construction work at the Iowa Facility that is pending, as of the Closing Date, Omega will cooperate with the Agent in its efforts, and itself use commercially reasonable efforts, to cause First American Title Insurance Company to delete the mechanic's lien exception from the title policy issued with respect to the Iowa Facility.

                                  ARTICLE VI
                                  ----------

                              NEGATIVE COVENANTS

     Until any obligation of the Banks hereunder to make the Term Loans and Revolving Loans and of the Agent to issue Letters of Credit shall have expired or been terminated and the Notes and all of the other Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) have been paid in full and all outstanding Letters of Credit shall have expired or the liability of the Agent thereon shall have otherwise been discharged, unless the Majority Banks shall otherwise consent in writing:

          Section 6.1   Merger.  No Borrower will merge or consolidate or enter
                        ------
into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or (except for the merger of Holdings with Omega Merger Corp. on the Closing Date and for any merger permitted under Section 6.5) permit Holdings or any Subsidiary of Omega to do any of the foregoing; provided, however, that any Subsidiary of
                                  --------  -------
Omega (including HomeCrest or Panther) may be merged with or liquidated into Omega or any wholly-owned Subsidiary of Omega (if Omega or such wholly-owned Subsidiary of Omega is the surviving corporation).

          Section 6.2   Disposition of Assets.  The Borrowers will not, and will
                        ---------------------
not permit Holdings or any Subsidiary of Omega to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, including but not limited to any sale-leaseback transaction, except:

               6.2(a)   dispositions of inventory, or used, worn-out or surplus
     equipment, all in the ordinary course of business;

               6.2(b)   the sale of equipment or other tangible assets to the
     extent that such assets are exchanged for credit against the purchase price of similar replacement assets, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement assets; and

               6.2(c)   dispositions of property (other than those authorized by
     subsections 6.2(a) and (b)) during the term of this Agreement whose net book value as of the time of each such disposition does not exceed $500,000 in the aggregate.

          Section 6.3   Plans. The Borrowers will not permit, and will not allow
                        -----
Holdings or any Subsidiary of Omega to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of any Borrower, Holdings or any such Subsidiary; and the Borrowers will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Banks) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

          Section 6.4   Change in Nature of Business.  The Borrowers will not,
                        ----------------------------
and will not permit Holdings or any Subsidiary of Omega to, engage in any business other than the manufacture, sale and delivery of kitchen, bath and other home cabinetry and related products, and other activities incidental thereto.

          Section 6.5   Subsidiaries; Acquisitions.  After the date of this
                        --------------------------
Agreement, the Borrowers will not, and will not permit Holdings or any Subsidiary of Omega to: (a) form or acquire any corporation or other entity which would thereby become a Subsidiary of Holdings or Omega; (b) sell, transfer or otherwise convey any interest in a Subsidiary (except for transfers to the Borrower or a wholly-owned Subsidiary thereof); or (c) acquire all or a material portion of the assets of another Person; provided, however that any Borrower or
                                         -----------------
any Subsidiary thereof:

     (x) may form a new Subsidiary and transfer assets thereto so long as such new Subsidiary (i) is a wholly-owned Subsidiary of such Borrower, (ii) prior to the transfer of any assets thereto, executes and delivers to the Agent an agreement in the form attached hereto as Exhibit 6.5 whereby such Subsidiary becomes a Borrower hereunder and a Security Agreement in substantially the form delivered on the Closing Date by HomeCrest and Panther, together with documents similar to those required with respect to the HomeCrest and Panther pursuant to Sections 3.1(a)(xv) through 3.1(a)(xxiv), as appropriate, and 3.1(b) and (iii) does not acquire all or a material portion of the assets of any Person other than Omega and its wholly-owned Subsidiaries, or if it does acquire the assets of another Person, it complies with clause (y) below; and

     (y) may acquire all or a material portion of the Stock, assets or liabilities of another Person (collectively, "Acquisitions"), if and only if each of the following conditions is satisfied: (i) the aggregate borrowings under the Revolving Notes by the Borrowers and their Subsidiaries in connection with all Acquisitions does not exceed $5,000,000; (ii) after giving effect to any proposed Acquisition, the Borrowers shall be in compliance with all covenants on a pro forma basis
                                                              --- -----
     and no Default or Event of Default exists at the time of, or shall exist as a result of, such Acquisition; (iii) Omega, on behalf of the Borrowers, executes and delivers to the Agent pro forma calculations demonstrating in
                                        ---------
     reasonable detail that the Borrowers would have complied with Sections 6.16 through 6.18 had the Acquisition been consummated prior to the end of the most recently ended fiscal quarter, and that based on the Borrowers' projections, the Borrowers will comply with Sections 6.16 through 6.18 at the end of the current fiscal quarter, after giving effect to the Acquisition; (iv) if the Acquisition involves the formation or acquisition of a new Subsidiary, the new Subsidiary complies with clause (x) above; (v) the Acquisition is undertaken in accordance with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which any party to the Acquisition may be subject; and (vi) if the Acquisition involves the acquisition of an existing corporation or partnership, the written consent to or approval of such Acquisition is obtained from the board of directors or equivalent governing body of the acquiree prior to any tender or other offer for the capital stock or equivalent equity interest in such acquiree.

          Section 6.6   Negative Pledges; Subsidiary Restrictions. The Borrowers
                        -----------------------------------------
will not, and will not permit Holdings or any Subsidiary of Omega to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Banks which would (i) prohibit a Borrower, Holdings or such Subsidiary from granting, or otherwise limit the ability of a Borrower, Holdings or such Subsidiary to grant, to the Banks any Lien on any assets or properties of a Borrower, Holdings or such Subsidiary, or (ii) require a Borrower, Holdings or such Subsidiary to grant a Lien to any other Person if the Borrower, Holdings or such Subsidiary grants any Lien to the Banks. The Borrowers will not permit Holdings or any Subsidiary of Omega to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to
(a) pay to Omega dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to the Borrowers.

          Section 6.7   Restricted Payments.  The Borrowers will not make any
                        -------------------
Restricted Payments, except that: (i) HomeCrest and Panther may make Restricted Payments to Omega; (ii) Omega may make the Restricted Payments described in clause (ii) below at any time prior to the first anniversary of the Closing Date, whether or not a Default or Event of Default exists or would be caused thereby (subject to the limit described in such clause (ii), and on the condition that such Restricted Payments are promptly used by Holdings for the purpose described in such clause (ii)); and (iii) if and only if no Default or Event of Default exists or would be caused thereby, Omega may make the following Restricted Payments (subject to the limitations described below, and on the condition that such Restricted Payments are promptly used by Holdings for the purpose described below):

          (i) a dividend to Holdings in an amount equal to the sum of the merger consideration to be paid on the Closing Date pursuant to the Merger Plan, the "Funded Debt" (as defined in the Merger Plan) of Holdings to be prepaid on the Closing Date, and certain related transaction expenses, to fund payment of such amounts;

          (ii) a dividend to Holdings in an amount equal to the excess (if any) of the "Aggregate Merger Consideration" over the "Estimated Closing Payment" (as those terms are defined in the Merger Plan), to fund the payment required by Section 1.8(f) of the Merger Plan;

          (iii) dividends to Holdings to fund cash payments to members of Holdings' management or employees under Holdings' Stock call rights and repurchase obligations; provided, however that the aggregate amount of
                             -----------------
     dividends under this Section 6.7(iii) and any intercompany loans to Holdings in lieu thereof may not exceed (i) $1,000,000 per year prior to the issuance of the High Yield Subordinated Permanent Debt, and (ii) $1,500,000 per year after the issuance of the High Yield Subordinated Permanent Debt;

          (iv) dividends to Holdings to fund the payment of principal, interest and other amounts payable under the Butler Subordinated Bridge Loan Documents; provided, however that the aggregate amount of such dividends
                -----------------
     may not exceed the net proceeds from the issuance of the High Yield Subordinated Permanent Debt received by the Borrowers and not applied to repay amounts owed under the West Street Subordinated Bridge Loan Documents; and

          (v) dividends to Holdings to fund payments due under the Contingent Promissory Note that is secured by the Stockholders' Committee Letter of Credit.

          Section 6.8   Transactions with Affiliates.  Except as set forth on
                        ----------------------------
Exhibit 6.8, the Borrowers will not, and will not permit Holdings or any Subsidiary of Omega to, enter into any transaction with any Affiliate of Omega or Holdings, except upon fair and reasonable terms no less favorable to the Borrower, Holdings or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate; and provided that the
                                                       --------
aggregate amount paid to BCC Industrial Services, Inc. pursuant to the management agreement described on Exhibit 6.8 may not exceed $350,000 during any fiscal year.

          Section 6.9   Accounting Changes. The Borrowers will not, and will not
                        -----------------
permit Holdings or any Subsidiary or Omega to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of any Borrower, Holdings or any Subsidiary, except that the Borrowers may adopt a 53 week fiscal year for the fiscal years ending on January 2, 1999 and January 1, 2005 and may conform the fiscal year and other accounting practices of any Subsidiary acquired after the Closing Date to the fiscal year and other accounting practices of the Borrowers. The Borrowers shall all have the same fiscal year at all times.

          Section 6.10  Capital Expenditures.  The Borrowers will not, and will
                        --------------------
not permit Holdings or any Subsidiary of Omega to, make Capital Expenditures in an amount exceeding the sum of $4,500,000 plus the remaining Progressive Allowance (if any) on a consolidated basis in any fiscal year.

          Section 6.11  Subordinated Debt.  The Borrowers will not, and will not
                        -----------------
permit Holdings or any Subsidiary of Omega to (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement;
(b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory), except that the Borrower may prepay Indebtedness outstanding under the Butler Subordinated Bridge Loan Documents and the West Street Subordinated Bridge Loan Documents out of the aggregate net proceeds of the High Yield Subordinated Permanent Debt (if and only if the High Yield Subordinated Permanent Loan Documents have been approved in writing by Agent and the

Majority Banks pursuant to Section 9.19), other Subordinated Debt or the issuance of equity securities and Holdings may make prepayments of subordinated notes issued to management or employees in connection with Holdings' Stock call rights and repurchase obligations to the extent of any permissible Restricted Payments under Section 6.7(iii); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) except for the prepayment thereof permitted by Section 6.11(b), take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations would be terminated, impaired or adversely affected; or (e) omit to give the Agent prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

          Section 6.12  Investments.  The Borrowers will not, and will not
                        -----------
permit Holdings or any Subsidiary of Omega to, acquire for value, make, have or hold any Investments, except:

               6.12(a)   Investments existing on the date of this Agreement and
     listed on Exhibit 6.12 attached hereto.

               6.12(b)   Travel advances to management personnel and employees
     in the ordinary course of business.

               6.12(c)   Investments in readily marketable direct obligations
     issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States.

               6.12(d)   Certificates of deposit or bankers' acceptances issued
     by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Agent.

               6.12(e)   Commercial paper given a rating of at least A-1 or P-1
     by a nationally recognized rating service.

               6.12(f)   Repurchase agreements relating to securities issued or
     guaranteed as to principal and interest by the United States of America.

               6.12(g)   Investments in shares of a money market fund that
     invests solely in Investments of the types described in clauses 6.12(c),
     (d), (e) and (f).

               6.12(h)   Investments in HomeCrest, Panther and other
     Subsidiaries of Omega acquired after the Closing Date in transactions that comply with Section 6.5.

               6.12(i)   Intercompany loans and advances permitted by Section
     6.13(g).

               6.12(j)   Any other Investment; provided that the maximum
     aggregate cost of all Investments authorized by this clause 6.12(h) shall not exceed $100,000.

Any Investments under clauses (c), (d), (e) or (f) above must mature within one year of the acquisition thereof by the Borrower or a Subsidiary.

          Section 6.13  Indebtedness.  The Borrowers will not, and will not
                        ------------
permit Holdings or any Subsidiary of Omega to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

               6.13(a)   The Obligations.

               6.13(b)   Current Liabilities incurred in the ordinary course of
     business.

               6.13(c)   Indebtedness existing on the date of this Agreement and
     disclosed on Exhibit 6.13 hereto, but not including any extension or refinancing thereof.

               6.13(d)   Indebtedness secured by Liens permitted under Section
     6.14 hereof.

               6.13(e)   Indebtedness outstanding under the Butler Subordinated
     Bridge Loan Documents and the West Street Subordinated Bridge Loan
     Documents.

               6.13(f)   Indebtedness outstanding under the High Yield
     Subordinated Permanent Loan Documents, if and only if the High Yield Subordinated Permanent Loan Documents have been approved in writing by the Agent and the Majority Banks as provided in Section 9.19 and the proceeds of the High Yield Subordinated Permanent Debt are used to repay Indebtedness described in Section 6.13(e), and Indebtedness outstanding under subordinated notes issued by Holdings in connection with the exercise of Stock repurchases, puts or calls, if and only if the form of such subordinated notes has been approved in writing by the Agent and the Majority Banks.

               6.13(g)   Indebtedness with respect to intercompany loans and
     advances: (i) from a Subsidiary or Holdings to Omega or a Subsidiary of Omega; (ii) from Omega to a Subsidiary of Omega; or (iii) from Omega or a Subsidiary of Omega in lieu of Restricted Payments to Holdings that would have been permitted by Section 6.7.

               6.13(h)   Indebtedness with respect to judgments and awards that
     do not constitute an Event of Default.

               6.13(i) Indebtedness with respect to unfunded pension liabilities with respect to Plans so long as such liabilities do not violate Section 5.10 or Section 6.3.

               6.13(j) Indebtedness with respect to Contingent Obligations permitted by Section 6.15.

               6.13(k) Indebtedness not authorized by any of the preceding clauses of this Section 6.13, provided that the aggregate principal amount outstanding of all Indebtedness authorized by this clause 6.13(j) shall not exceed $100,000 at any time.

          Section 6.14  Liens.  The Borrowers will not, and will not permit
                        -----
Holdings or any Subsidiary of Omega to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Borrower, Holdings or a Subsidiary, except:

               6.14(a) Liens granted to the Agent and the Banks under the Security Documents to secure the Obligations.

               6.14(b) Liens existing on the date of this Agreement and disclosed on Exhibit 6.14 hereto.

               6.14(c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrowers or a Subsidiary of Omega.

               6.14(d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of
     Section 5.4.

               6.14(e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of
     Section 5.4.

               6.14(f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

               6.14(g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such
                                                        -------- ----
     deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the depositor in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by the depositor to provide collateral to the depository institution.

               6.14(h) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or materially impair the use thereof in the business of a Borrower, Holdings or a Subsidiary of Omega.

               6.14(i) The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided that (i) the Indebtedness secured
                                      -------------
     thereby is otherwise permitted by this Agreement, (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property, and (iii) the aggregate amount of Indebtedness secured by such Liens outstanding at any time does not exceed $3,000,000.

               6.14(j) Liens created by operation of law that secure judgments and awards that do not constitute an Event of Default.

          Section 6.15  Contingent Liabilities.  The Borrowers will not, and
                        ----------------------
will not permit Holdings or any Subsidiary of Omega to, be or become liable on any Contingent Obligations, other than as set forth on Exhibit 6.15 and any Contingent Obligations of a Borrower or Holdings for Indebtedness of a Borrower if and only if such Indebtedness is permitted by Section 6.13.

          Section 6.16  Interest Coverage Ratio.  The Borrowers will not permit
                        -----------------------
the Interest Coverage Ratio, as of the last day of any fiscal quarter ending on or after September 27, 1997, for the four consecutive fiscal quarters ending on that date, to be less than the ratios specified below for the periods specified below:

     Fiscal Quarter Ending:                           Coverage Ratio
     ---------------------                            --------------
     On or before September 26, 1998                  1.5 to 1.0
     After September 26, 1998, but on or              1.65 to 1.0
        before October 2, 1999
     After October 2, 1999, but on or                 1.9 to 1.0
        before September 30, 2000
     After September 30, 2000, but on or              2.0 to 1.0
        before September 29, 2001
     After September 29, 2001, but on or              2.2 to 1.0
        before September 28, 2002
     After September 28, 2002, but on or              2.4 to 1.0

        before September 27, 2003
     After September 27, 2003                         2.7 to 1.0.

          Section 6.17  Fixed Charge Coverage Ratio.  The Borrower will not
                        ---------------------------
permit the Fixed Charge Coverage Ratio of the Borrowers, as of the last day of any fiscal quarter ending on or after September 27, 1997, for the four consecutive fiscal quarters ending on that date, to be less than: (i) 1.05 to 1.0, for any fiscal quarter ending on or prior to October 2, 1999; and (ii) 1.1 to 1.0, for any fiscal quarter ending after October 2, 1999.

          Section 6.18  Cash Flow Leverage Ratio.  The Borrowers will not permit
                        ------------------------
the Cash Flow Leverage Ratio of the Borrowers, as of the last day of any fiscal month, for the period of twelve consecutive months ending on that date, to be greater than the ratios specified below for the periods specified below:

                                                      Maximum Cash
     Period:                                          Flow Leverage Ratio.
     ------                                           -------------------
     On or before May 23, 1998                        6.2 to 1.0
     After May 23, 1998, but on or                    5.6 to 1.0
        before November 21, 1998
     After November 21, 1998, but on or               5.3 to 1.0
        before May 29, 1999
     After May 29, 1999, but on or                    4.9 to 1.0
        before November 27, 1999
     After November 27, 1999, but on or               4.7 to 1.0
        before November 25, 2000
     After November 25, 2000, but on or               4.25 to 1.0
        before November 24, 2001
     After November 24, 2001, but on or               3.9 to 1.0
        before November 23, 2002
     After November 23, 2002                          3.45 to 1.0.

          Section 6.19  Loan Proceeds.  The Borrowers will not, and will not
                        -------------
permit Holdings or any Subsidiary of Omega to, use any part of the proceeds of any Loans or Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U or X of the Board.

          Section 6.20  Operating Leases.  The Borrowers will not, and will not
                        ----------------
permit Holdings or any Subsidiary of Omega to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Operating

Lease, unless (a) immediately after giving effect to the incurrence of liability with respect to such Operating Lease, the aggregate Operating Lease Payments per fiscal year of Holdings, Omega and its Subsidiaries under all Operating Leases then in effect will not exceed a maximum of $3,000,000 and (b) neither a Borrower, Holdings nor any Subsidiary of Omega provides any down payment or other equity payment to the lessor (i.e., the leased asset is 100% financed).

          Section 6.21  Corporate Documents; Certain Material Contracts.  The
                        -----------------------------------------------
Borrowers will not, and will not permit Holdings or any Subsidiary of Omega to, amend or modify any of (i) its certificate or articles of incorporation, charter or bylaws, or (ii) the Merger Documents, the Butler Subordinated Bridge Loan Documents, the West Street Subordinated Bridge Loan Documents and the High Yield Subordinated Permanent Loan Documents, in each case in any way that materially adversely affects the Banks.

          Section 6.22  Other Indebtedness.  Except as expressly authorized by
                        ------------------
Section 6.11, the Borrowers will not, and will not permit Holdings or any Subsidiary of Omega to, make any voluntary or optional payment, prepayment, redemption, defeasance or acquisition for value of any Indebtedness for borrowed money other than the Obligations or Indebtedness authorized by Section 6.13(b) or Section 6.13(g), or amend or modify any of the payment terms of any Indebtedness for borrowed money other than the Obligations in any way adverse to the Banks.

                                  ARTICLE VII
                                  -----------

                        EVENTS OF DEFAULT AND REMEDIES

          Section 7.1   Events of Default.  The occurrence of any one or more of
                        -----------------
the following events shall constitute an Event of Default:

               7.1(a) The Borrowers shall fail to: (i) make when due, whether by acceleration or otherwise, any payment of principal of any Loan, Note or Unpaid Drawing; or (ii) make within two Business Days of the date due, whether by acceleration or otherwise, any payment of interest on any Note or Unpaid Drawing, or any other Obligation required to be made to the Agent or any Bank pursuant to this Agreement.

               7.1(b) Any representation or warranty made by or on behalf of any Borrower, Holdings or any Subsidiary of Omega in this Agreement or any other Loan Document or by or on behalf of any Borrower, any Subsidiary of Omega or Holdings in any certificate, statement, report or document herewith or hereafter furnished to any Bank or the Agent pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

               7.1(c)  Any Borrower shall fail to comply with Sections 3.2 or
     5.14 hereof or any Section of Article VI hereof.

               7.1(d) Any Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earlier to occur of: (i) the date a Borrower gives notice of such failure to the Agent or the Banks, or (ii) the date the Agent or any Bank gives written notice of such failure to Omega.

               7.1(e) Any default (however denominated or defined), other than Events of Default described in other clauses of this Section 7.1, shall occur under any Security Document and any cure period applicable thereto shall expire, or, if no cure period is specified in such Security Document with respect to a failure to comply with the provisions thereof, if such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earlier to occur of: (i) the date a Borrower gives notice of such failure to the Agent or the Banks, or (ii) the date the Agent or any Bank gives written notice of such failure to Omega.

               7.1(f) Any Borrower, Holdings or any Subsidiary of Omega shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of any Borrower, Holdings or any Subsidiary of Omega or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for any Borrower, Holdings or any Subsidiary of Omega or for a substantial part of the property thereof and shall not be discharged within 60 days, or the Borrower, Holdings or any Subsidiary of Omega shall make an assignment for the benefit of creditors.

               7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against any Borrower, Holdings or any Subsidiary of Omega, and, if instituted against any Borrower, Holdings or any Subsidiary of Omega, shall have been consented to or acquiesced in by any Borrower, Holdings or any Subsidiary of Omega, or shall remain undismissed for 60 days, or an order for relief shall have been entered against any Borrower, Holdings or any Subsidiary of Omega.

               7.1(h) Any dissolution or liquidation proceeding not permitted by Section 6.1 shall be instituted by or against any Borrower or any Subsidiary of Omega or any dissolution or liquidation proceeding shall be instituted by or against Holdings, and, if instituted against any Borrower, Holdings or any Subsidiary of Omega, shall be consented to or acquiesced in by any Borrower, such Subsidiary or Holdings or shall remain for 60 days undismissed.

               7.1(i) A judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against any Borrower, Holdings or any Subsidiary of Omega and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

               7.1(j) The maturity of any material Indebtedness of any Borrower (other than Indebtedness under this Agreement), Holdings or any Subsidiary of Omega, including but not limited to Indebtedness under any of the Butler Subordinated Bridge Loan Documents, the West Street Subordinated Bridge Loan Documents or the High Yield Subordinated Permanent Loan Documents, shall be accelerated, or the Borrower, Holdings or any Subsidiary of Omega shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of the Borrower, Holdings or any Subsidiary of Omega shall be deemed "material" if it exceeds $750,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(j) has occurred.

               7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

               7.1(l) Holdings shall repudiate or purport to revoke the Holdings Guaranty, or the Holdings Guaranty for any reason shall cease to be in full force and effect or shall be judicially declared null and void.

               7.1(m) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by any Borrower or Holdings, or the Agent or the Banks shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Agent or the Banks if (i) the aggregate value of the collateral affected by any of the foregoing exceeds $100,000 and (ii) any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by the Borrower from the Agent.

               7.1(n)  Any Change of Control shall occur.

               7.1(o) Any Borrower or Holdings is required, pursuant to the terms of any instrument governing any Subordinated Debt, to make one or more offers to redeem, repurchase, prepay or defease any Subordinated Debt prior to its stated maturity (provided, however that any requirement that
                                  ------------------
     Holdings prepay the amounts outstanding under the Butler Subordinated Bridge Loan Documents or the West Street Subordinated Bridge Loan Documents out of proceeds of the loans made under the High Yield Subordinated Permanent Loan Documents shall not constitute an Event of Default).

          Section 7.2  Remedies.  If (a) any Event of Default described in
                       --------
Sections 7.1(f), (g) or (h) shall occur with respect to any Borrower , the Commitments shall automatically terminate and the Notes and all other Obligations shall automatically become immediately due and payable, and the Borrowers shall without demand pay into the Holding Account an amount equal to the aggregate face amount of all outstanding Letters of Credit; or (b) any other Event of Default shall occur and be continuing, then, upon receipt by the Agent of a request in writing from the Majority Banks, the Agent shall take any of the following actions so requested: (i) declare the Commitments terminated, whereupon the Commitments shall terminate, (ii) declare the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, and (iii) demand that the Borrowers pay into the Holding Account an amount equal to the aggregate face amount of all outstanding Letters of Credit. Upon the occurrence of any of the events described in clause (a) of the preceding sentence, or upon the occurrence of any of the events described in clause (b) of the preceding sentence when so requested by the Majority Banks, the Agent may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

          Section 7.3  Offset.  In addition to the remedies set forth in Section
                       ------
7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, each Borrower hereby irrevocably authorizes each Bank to set off any Obligations owed to such Bank against all deposits and credits of that Borrower with, and any and all claims of that Borrower against, such Bank. Such right shall exist whether or not such Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Bank or the Banks. Each Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify Omega of its exercise of such setoff right; provided, however, that the failure of such Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                 ARTICLE VIII
                                 ------------

                                   THE AGENT

     The following provisions shall govern the relationship of the Agent with the Banks.

          Section 8.1  Appointment and Authorization.  Each Bank appoints and
                       -----------------------------
authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Borrowers or the Banks.

          Section 8.2  Note Holders.  The Agent may treat the payee of any Note
                       ------------
as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Agent.

          Section 8.3  Consultation With Counsel.  The Agent may consult with
                       -------------------------
legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          Section 8.4  Loan Documents.  The Agent shall not be under a duty to
                       --------------
examine or pass upon the validity, effectiveness, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

          Section 8.5  First Bank and Affiliates.  With respect to its
                       -------------------------
Commitments and the Loans made by it, First Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent consistent with the terms thereof, and First Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers, Holdings and the Subsidiaries of either as if it were not the Agent.

          Section 8.6  Action by Agent.  Except as may otherwise be expressly
                       ---------------
stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

          Section 8.7  Credit Analysis.  Each Bank has made, and shall continue
                       ---------------
to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrowers and Holdings in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Borrowers and Holdings. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

          Section 8.8  Notices of Event of Default, Etc.  In the event that the
                       --------------------------------
Agent shall have acquired actual knowledge of any Event of Default or Default, the Agent shall promptly give notice thereof to the Banks.

          Section 8.9  Indemnification.  Each Bank agrees to indemnify the
                       ---------------
Agent, as Agent (to the extent not reimbursed by the Borrowers), ratably according to such Bank's share of the aggregate Revolving and Term Loan Commitment Amounts from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. No payment by any Bank under this Section shall relieve the Borrowers of any of their obligations under this Agreement.

          Section 8.10 Payments and Collections.  All funds received by the
                       ------------------------
Agent in respect of any payments made by any Borrower on the Term Notes shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Term Loan Percentage. All funds received by the Agent in respect of any payments made by any Borrower on the Revolving Notes, Revolving Commitment Fees or Letter of Credit Fees shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Revolving Percentage. After any Event of Default has occurred, all funds received by the Agent, whether as payments by a Borrower or as realization on collateral or on any guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Bank who has incurred unreimbursed costs of collection with respect to any Obligations hereunder, ratably to the Agent and each Bank in the proportion that the costs incurred by the Agent or such Bank bear to the total of all such costs incurred by the Agent and all Banks; (b) next to the Agent for the account of the Banks (in accordance with their respective Total Percentages) for application on the Notes and Unpaid Drawings; (c) next to the Agent for the account of the Banks (in accordance with their respective Revolving Percentages) for any unpaid Revolving Commitment Fees or Letter of Credit Fees owing by the Borrower hereunder; and (d) last to the Agent to be held in the Holding Account to cover the Borrowers' reimbursement and other obligations with respect to any outstanding Letters of Credit.

          Section 8.11 Sharing of Payments.  If any Bank shall receive and
                       -------------------
retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Bank's share thereof as determined under this Agreement, then such Bank shall purchase from the other Banks for cash and at face value and without recourse, such participation in the Notes held by such other Banks as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Banks; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Bank agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against any Notes and participations therein held by such Bank, next to any other Indebtedness of the Borrowers to such Bank arising under or pursuant to this Agreement and to any participations held by such Bank in Indebtedness of the Borrower arising under or pursuant to this Agreement, and only then to any other Indebtedness of the Borrowers to such Bank.

          Section 8.12 Advice to Banks.  The Agent shall forward to the Banks
                       ---------------
copies of all notices, financial reports and other communications received hereunder from the Borrowers by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by the Borrowers directly to each Bank.

          Section 8.13 Resignation.  If at any time First Bank shall deem it
                       -----------
advisable, in its sole discretion, it may submit to each of the Banks and Omega a written notification of its resignation as Agent under this Agreement, such resignation to be effective upon the appointment of a successor Agent, but in no event later than 30 days from the date of such notice. Upon submission of such notice, the Majority Banks may appoint a successor Agent.

                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS

          Section 9.1  Modifications.  Notwithstanding any provisions to the
                       -------------
contrary herein, any term of this Agreement may be amended with the written consent of the Borrowers; provided that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by any Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. (The Agent may enter into amendments or modifications of, and grant consents and waivers to departure from the provisions of, those Loan Documents to which the Banks are not signatories without the Banks joining therein, provided the Agent has first
                                                   --------
obtained the separate prior written consent to such amendment, modification, consent or waiver from the Majority Banks.) Notwithstanding the forgoing, no such amendment, modification, waiver or consent shall:

               9.1(a) Reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or modify any of the provisions of any Note with respect to the payment or repayment thereof, without the consent of the holder of each Note so affected; or

               9.1(b) Increase the amount or extend the time of any Commitment of any Bank, without the consent of such Bank; or

               9.1(c) Reduce the rate or extend the time of payment of any fee payable to a Bank, without the consent of the Bank affected; or

               9.1(d) Except as may otherwise be expressly provided in any of the other Loan Documents, release any material portion of collateral securing, or any guaranties for, all or any part of the Obligations without the consent of all the Banks; or

               9.1(e) Amend the definition of Majority Banks or otherwise reduce the percentage of the Banks required to approve or effectuate any such amendment, modification, waiver, or consent, without the consent of all the Banks; or

               9.1(f) Amend any of the foregoing Sections 9.1 (a) through (e) or this Section 9.1 (f) without the consent of all the Banks; or

               9.1(g) Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent; or

               9.1(h) Amend any provision of this Agreement relating to the issuance of Letters of Credit without the consent of the Agent.

          Section 9.2  Expenses.  Whether or not the transactions contemplated
                       --------
hereby are consummated, the Borrowers agree to reimburse the Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Agent (including filing and recording costs and reasonable fees and expenses of Dorsey & Whitney LLP, counsel to the Agent) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters or term sheets relating thereto. The Borrowers shall also reimburse the Agent and each Bank upon demand for all reasonable out-of-pocket expenses (including reasonable expenses of legal counsel) paid or incurred by the Agent or any Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrowers under this Section shall survive any termination of this Agreement.

          Section 9.3  Waivers, etc.  No failure on the part of the Agent or the
                       ------------
holder of a Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.4  Notices.  Except when telephonic notice is expressly
                       -------
authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from three days after the date of mailing if mailed; provided, however, that any notice to the Agent or any Bank under Article II hereof shall be deemed to have been given only when received by the Agent or such Bank.

          Section 9.5  Taxes.  The Borrowers agree to pay, and save the Agent
                       -----
and the Banks harmless from all liability for, any stamp or similar taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes, which obligation of the Borrowers shall survive the termination of this Agreement.

          Section 9.6  Successors and Assigns; Disposition of Loans;
                       ---------------------------------------------
Transferees.

               9.6(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

               9.6(b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating
                                           ------------
     interests in any Revolving Loan, Term Loan or other Obligation owing to such Bank, any Revolving Note or Term Note held by such Bank, and any Revolving Commitment or Term Loan Commitment of such Bank, or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, (i) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible for the performance thereof, (iii) such Bank shall remain the holder of any such Revolving Note or Term Note for all purposes under this Agreement, (iv) the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and (v) the agreement pursuant to which such Participant acquires its participating interest herein shall provide that such Bank shall retain the sole right and responsibility to enforce the Obligations, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, provided that such agreement may provide that such Bank will
                    --------
     not consent or agree to any such amendment, modification, consent or waiver with respect to the matters set forth in Sections 9.1(a) - (c), or to any release of all or substantially all of the collateral, without the prior consent of such Participant. The Borrowers agree that if amounts outstanding under this Agreement, the Revolving Notes, the Term Notes and the Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Revolving Note, Term Note or other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Revolving Note, Term Note or other Loan Document; provided, that such right of setoff shall be subject to the obligation of
     --------
     such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 8.11. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.21, 2.22, 2.23, 2.24, 2.25, 9.2 and 9.12 with respect to its participation in the Revolving Commitments, Term Loan Commitments, Revolving Loans and Term Loans; provided, that no Participant shall be
                                     --------
     entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

               9.6(c) Each Bank may, from time to time, with the consent of the Agent and the Borrowers (none of which consents shall be unreasonably withheld), assign to other lenders ("Assignees") part of the Indebtedness
                                          ---------
     evidenced by any Revolving Note then held by that Bank, together with equivalent proportions of its Revolving Commitment, and any Term Note then held by that Bank and its Term Loan Commitment pursuant to written agreements executed by such assigning Bank, such Assignee(s), the Borrower and the Agent in substantially the form of
     Exhibit 9.6, which agreements shall specify in each instance the portion of the Obligations evidenced by the Revolving Notes and Term Notes which is to be assigned to each Assignee and the portion of the Revolving Commitment and Term Loan Commitment of such Bank to be assumed by each Assignee (each, an "Assignment Agreement"); provided, however, that the assigning Bank must
                                 --------  -------
     pay to the Agent a processing and recordation fee of $3,000 and that each Assignment must be for an aggregate amount of $5,000,000 or more (or the entire amount of the assigning Bank's Revolving Commitment and Term Loan, if lesser). Upon the execution of each Assignment Agreement by the assigning Bank, the relevant Assignee, the Borrowers and the Agent, payment to the assigning Bank by such Assignee of the purchase price for the portion of the Obligations being acquired by it and receipt by Omega of a copy of the relevant Assignment Agreement, (x) such Assignee lender shall thereupon become a "Bank" for all purposes of this Agreement with a Revolving Commitment and a Term Loan Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank under this Agreement, (y) such assigning Bank shall have no further liability for funding the portion of its Revolving Commitment assumed by such Assignee and (z) the address for notices to such Assignee shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of each Assignment Agreement, the assigning Bank shall surrender to the Agent the Revolving Note and Term Note a portion of which is being assigned, and the Borrowers shall execute and deliver a Revolving Note and a Term Note to the Assignee in the amount of its Revolving Commitment and its Term Loan Commitment, respectively, and a new Revolving Note and Term Note to the assigning Bank in the amount of its Revolving Commitment and Term Loan Commitment, respectively, after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Revolving Notes" and "Term Notes" for all purposes of this Agreement and of the other Loan Documents.

               9.6(d) The Borrowers shall not be liable for any costs incurred by the Banks in effecting any participation or assignment.

               9.6(e) Each Bank may disclose to any Assignee or Participant and to any prospective Assignee or Participant any and all financial information in such Bank's possession concerning the Borrowers, Holdings or any Subsidiaries or Omega which has been delivered to such Bank by or on behalf of the Borrowers, Holdings or any Subsidiaries of Omega pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrowers, Holdings or any Subsidiaries of Omega in connection with such Bank's credit evaluation of the Borrowers prior to entering into this Agreement, provided that prior to disclosing such information, such Bank
                --------
     shall first obtain the agreement of such prospective Assignee or Participant to comply with the provisions of Section 9.7.

          Section 9.7  Confidentiality of Information.  The Agent and each Bank
                       ------------------------------
shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or such Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between any Bank and the Borrower and shall not be divulged to any Person other than the Banks, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Banks hereunder and under the Notes, the Guaranties and the Security Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, provided that the disclosing Bank complies with Subsection 9.6(e), and
(d) as may otherwise be required or requested by any regulatory authority having jurisdiction over any Bank or by any applicable law, rule, regulation or judicial process, in the opinion of such Bank's counsel, such opinion concerning the making of such disclosure to be binding on the parties hereto. No Bank shall incur any liability to the Borrower by reason of any disclosure expressly permitted by this Section 9.7.

          Section 9.8  Governing Law and Construction.  THE VALIDITY,
                       ------------------------------
CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law (except that certain aspects of the Security Documents shall be governed by the law of the state in which the collateral subject to the Security Document is located, or, in the case of the Collateral Assignments, by federal law), but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

          Section 9.9  Consent to Jurisdiction.  AT THE OPTION OF THE AGENT,
                       -----------------------
THIS AGREEMENT AND THE OTHER BORROWER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA; AND EACH BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THAT A BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT

THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          Section 9.10 Waiver of Jury Trial.  EACH OF THE BORROWERS, THE AGENT
                       --------------------
AND THE BANKS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          Section 9.11 Survival of Agreement.  All representations, warranties,
                       ---------------------
covenants and agreement made by the Borrowers herein or in the other Borrower Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Banks and shall survive the making of the Loans by the Banks and the execution and delivery to the Banks by the Borrowers of the Notes, regardless of any investigation made by or on behalf of the Banks, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated; provided, however, that the obligations of the Borrowers under
Section 9.2, 9.5, 9.7 and 9.12 shall survive payment in full of the Obligations and the termination of the Commitments.

          Section 9.12 Indemnification.  The Borrowers hereby agree to defend,
                       ---------------
protect, indemnify and hold harmless the Agent and the Banks and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent and the Banks and their respective Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

          (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, the creation of a Lien in favor of the Agent or the Banks under any Loan Document, or any transaction contemplated by any Loan Document; or

          (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Banks by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrowers shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

     This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrowers may otherwise have. Without prejudice to the survival of any other obligation of the Borrowers hereunder the indemnities and obligations of the Borrowers contained in this Section shall survive the payment in full of the other Obligations.

          Section 9.13  Captions.  The captions or headings herein and any table
                        --------
of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

          Section 9.14  Entire Agreement.  This Agreement and the other Borrower
                        ----------------
Loan Documents embody the entire agreement and understanding between the Borrowers, the Agent and the Banks with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

          Section 9.15  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 9.16  Borrower Acknowledgments.  The Borrowers hereby
                        ------------------------
acknowledge that (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) neither the Agent nor any Bank has any fiduciary relationship to the Borrowers, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrowers and the Agent or any Bank, and (d) neither the Agent nor any Bank undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the business or operations of the Borrowers and the Borrowers shall rely entirely upon their own judgment with respect to their business, and any review, inspection or supervision of, or information supplied to, the Borrowers by the Agent or any Bank is for the protection of the Banks and neither the Borrowers nor any third party is entitled to rely thereon.

          Section 9.17  Relationship Among Borrowers.
                        ----------------------------

               9.17(a)  JOINT AND SEVERAL LIABILITY.  EACH BORROWER AGREES THAT
                        ---------------------------
     IT IS LIABLE, JOINTLY AND SEVERALLY WITH EACH OTHER BORROWER, FOR THE PAYMENT OF ALL OBLIGATIONS OF THE BORROWERS UNDER THIS AGREEMENT, AND THAT THE BANKS AND THE AGENT CAN ENFORCE SUCH OBLIGATIONS AGAINST ANY OR ALL BORROWERS, IN THE BANKS' OR THE AGENT'S SOLE AND UNLIMITED DISCRETION.

               9.17(b)  Waivers of Defenses.  The obligations of the Borrowers
                        -------------------
     hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) at a time after any obligation of the Banks hereunder to make the Term Loans and Revolving Loans and of the Agent to issue Letters of Credit shall have expired or been terminated and all outstanding Letters of Credit shall have expired or the liability of the Agent thereon shall have otherwise been discharged. No Borrower shall be exonerated with respect to its liabilities under this Agreement by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Agreement that the Obligations constitute the direct and primary obligations of each Borrower and that the covenants, agreements and all obligations of each Borrower hereunder be absolute, unconditional and irrevocable. Each Borrower shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.

               9.17(c)  Other Transactions.  The Banks and the Agent are
                        ------------------
     expressly authorized to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by the Borrowers or by any other Person on behalf of the Borrowers, or to forward or deliver any or all such collateral and security directly to the Borrowers for collection and remittance or for credit. No invalidity, irregularity or unenforceability of any security for the Obligations or other recourse with respect thereto shall affect, impair or be a defense to the Borrowers' obligations under this Agreement. The liabilities of each Borrower hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of any Bank or the Agent to realize upon any of the Obligations of any other Borrower to the Banks or the Agent, or upon any collateral or security for any or all of the

     Obligations, nor by the taking by any Bank or the Agent of (or the failure to take) any guaranty or guaranties to secure the Obligations, nor by the taking by any Bank or the Agent of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind. No act or omission of any Bank or the Agent, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of a Borrower, shall affect or impair the obligations of the Borrowers hereunder.

               9.17(d)  Actions Not Required.  Each Borrower, to the extent
                        --------------------
     permitted by applicable law, hereby waives any and all right to cause a marshaling of the assets of any other Borrower or any other action by any court or other governmental body with respect thereto or to cause any Bank or the Agent to proceed against any security for the Obligations or any other recourse which any Bank or the Agent may have with respect thereto and further waives any and all requirements that any Bank or the Agent institute any action or proceeding at law or in equity, or obtain any judgment, against any other Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, such Borrower under this Agreement.

               9.17(e)  No Subrogation.  Notwithstanding any payment or payments
                        --------------
     made by any Borrower hereunder or any setoff or application of funds of any Borrower by any Bank or the Agent, such Borrower shall not be entitled to be subrogated to any of the rights of any Bank or the Agent against any other Borrower or any other guarantor or any collateral security or guaranty or right of offset held by any Bank or the Agent for the payment of the Obligations, nor shall such Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower or any other guarantor in respect of payments made by such Borrower hereunder, until all amounts owing to the Banks and the Agent by the Borrowers on account of the Obligations are irrevocably paid in full. If any amount shall be paid to a Borrower on account or such subrogation rights at any time when all of the Obligations shall not have been irrevocably paid in full, such amount shall be held by that Borrower in trust for the Banks and the Agent, segregated from other funds of that Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

               9.17(f)  Application of Payments.  Any and all payments upon the
                        -----------------------
     Obligations made by the Borrowers or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by the Banks on such items of the Obligations as the Banks may elect.

               9.17(g)  Recovery of Payment.  If any payment received by the
                        -------------------
     Banks or the Agent and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Obligations to which such payment was applied shall, to the extent permitted by applicable law, be deemed to have continued in existence, notwithstanding such application, and each Borrower shall be jointly and severally liable for such Obligations as fully as if such application had never been made. References in this Agreement to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

               9.17(h)  Borrowers' Financial Condition.  Each Borrower is
                        ------------------------------
     familiar with the financial condition of the other Borrowers, and each Borrower has executed and delivered this Agreement based on that Borrower's own judgment and not in reliance upon any statement or representation of the Bank. The Banks and the Agent shall have no obligation to provide any Borrower with any advice whatsoever or to inform any Borrower at any time of the Bank's actions, evaluations or conclusions on the financial condition or any other matter concerning the Borrowers.

               9.17(i)  Bankruptcy of the Borrowers.  Each Borrower expressly
                        ---------------------------
     agrees that, to the extent permitted by applicable law, the liabilities and obligations of that Borrower under this Agreement shall not in any way be impaired or otherwise affected by the institution by or against any other Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of that Borrower under this Agreement, and that upon the institution of any of the above actions, such obligations shall be enforceable against that Borrower.

               9.17(j)  Limitation; Insolvency Laws.  As used in this Section
                        ---------------------------
     9.17(j): (a) the term "Applicable Insolvency Laws" means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U. S. C. (S)547, (S)548, (S)550 and other "avoidance" provisions of Title 11 of the United Stated Code) as applicable in any proceeding in which the validity and/or enforceability of this Agreement against HomeCrest or Panther or any Specified Lien is in issue; and (b) "Specified Lien" means any security interest, mortgage, lien or encumbrance granted by HomeCrest or Panther securing the Obligations, in whole or in part. Notwithstanding any other provision of this Agreement, if, in any proceeding, a court of competent jurisdiction determines that with respect to HomeCrest or Panther this Agreement or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, this Agreement and each such Specified Lien shall be valid and enforceable against

     HomeCrest or Panther, as applicable, only to the maximum extent that would not cause this Agreement or such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Banks or the Agent on the Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against HomeCrest and Panther. This Section is intended solely to reserve the rights of the Banks and the Agent hereunder against HomeCrest and Panther in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrowers, any guarantor of the Obligations nor any other Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

          Section 9.18  Waiver of Stock Restriction.  Pursuant to Section 6 of
                        ---------------------------
the Bylaws of Panther ("Section 6"), no share of Stock of Panther may be sold, transferred or assigned without such Stock first being offered for sale to Panther pursuant to the terms and conditions set forth in Section 6. Each of Omega, as sole shareholder of the Stock of Panther, and Panther hereby irrevocably waive any rights and privileges it may have pursuant to Section 6, solely to the extent necessary to permit the pledge to the Agent, for the benefit of the Banks, by Omega of such Stock to secure the Obligations and the realization of the Agent's rights (pursuant to the terms and conditions of the Omega Pledge Agreement) of the Agent's and the Banks' rights in such Stock upon the occurrence and during the continuation of an Event of Default.

          Section 9.19  Approval of High Yield Subordinated Permanent Loan
                        --------------------------------------------------
Documents. The Agent and the Banks hereby agree to approve the High Yield
---------
Subordinated Permanent Loan Documents (and, consequently, that the High Yield Subordinated Permanent Debt will be permitted pursuant to Section 6.13(f)), if and only if each of the following conditions is satisfied:

          (a) The subordination provisions of the High Yield Subordinated Permanent Loan Documents, and all defined terms used therein, are identical to the subordination provisions attached hereto as Exhibit 9.19, with such changes as may be acceptable to the Agent and the Majority Banks in their sole and unlimited discretion;

          (b) The covenants and events of default contained in the High Yield Subordinated Permanent Loan Documents are, in the reasonable judgment of the Agent and the Majority Banks, at least as favorable to both the Borrowers and the Banks (in their capacity as Senior Lenders under the High Yield Subordinated Permanent Loan Documents) as those contained in the Senior Subordinated Bridge Loan Agreement that is included in the High Yield Subordinated Permanent Loan Documents, as executed and delivered on the Closing Date, with the following revisions: (i) the Borrowers will be free to sell assets without regard to compliance with any financial covenant or other test, as long as such asset sales generate proceeds equal to or greater 90% of the fair market value of the assets sold, and the covenants permit the application of the net proceeds of the sale to the Obligations; (ii) payment defaults with respect to Indebtedness (other than the High Yield Subordinated Permanent Debt) would not constitute events of default under the High Yield Subordinated Permanent Loan Documents unless such payment defaults resulted in the acceleration of the relevant Indebtedness or occurred at the final maturity thereof; (iii) the percentage of holders of the High Yield Subordinated Permanent Debt required to exercise remedies will be twenty five per cent (25%) or greater; (iv) the provision authorizing additional Loans under this Agreement or any replacement thereof will authorize up to $120,000,000 in principal amount outstanding at any time, without regard to any prior principal payments; and (v) the trustee with respect to the High Yield Subordinated Permanent Debt will be required to deliver promptly to the Agent copies of certain specified material notices to or from such trustee with respect to the High Yield Subordinated Permanent Debt;

          (c) The High Yield Subordinated Permanent Debt is not guaranteed by Holdings; and

          (d) The final version of each High Yield Subordinated Permanent Loan Document is reasonably acceptable to the Agent and the Majority Banks.

            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     OMEGA CABINETS, LTD.


                                     By __________________________________
                                     Name ________________________________
                                     Title _______________________________


                                     HOMECREST CORPORATION


                                     By __________________________________
                                     Name ________________________________
                                     Title _______________________________


                                     PANTHER TRANSPORT, INC.


                                     By __________________________________
                                     Name ________________________________
                                     Title _______________________________

Address for Borrowers:
1205 Peters Drive
Waterloo, Iowa 50703-9691
Telecopier No.:  (319) 235-5827

                      SIGNATURE PAGE TO CREDIT AGREEMENT

Commitment Amount
-----------------
Revolving        Term
---------        ----
$20,000,000      $40,000,000

                              FIRST BANK NATIONAL ASSOCIATION
                              In its individual corporate capacity and as Agent


                              By ___________________________________
                                 Mark Olmon
                                 Vice President
                              Address:
                              First Bank Place
                              601 Second Avenue South
                              Minneapolis, MN 55402-4302
                              Attention:  Mark Olmon, MPFP 0702
                              Telecopier No.:  (612) 973-0825

                      SIGNATURE PAGE TO CREDIT AGREEMENT

                                                                   EXHIBIT 1.1-1
                                                             TO CREDIT AGREEMENT


                     Legal Description of Indiana Facility

A part of the South half (S 1/2) of Section Twenty-two (22), Township Thirty-six
(36) North, Range Six (6) East, Elkhart Township, Elkhart County, Indiana, more particularly described as follows:

Commencing at an iron pipe marking the center of said Section Twenty-two (22); thence South Eighty-nine (89) degrees Fourteen (14) minutes Zero (00) seconds East (recorded bearing), along the North line of the Southeast Quarter (SE 1/4) of Section Twenty-two (22), a distance of One hundred ninety and thirteen hundredths (190.13) feet to the East line of Fifteenth Street; thence South Zero
(00) degrees Twenty-three (23) minutes Zero (00) seconds East along the East line of said Fifteenth Street, a distance of Four hundred ninety-one and forty-two hundredths (491.42) feet to the Northeast corner of the intersection of Fifteenth Street and Eisenhower Drive; thence South One (01) degree Zero (00) minutes Zero (00) seconds West, a distance of Sixty (60) feet to the North line of a parcel of land conveyed to York Industrial Park, Inc. as described and recorded in Elkhart County Deed Record 300, page 86 through 88 and the point of beginning of this description; thence South Eighty-nine (89) degrees Zero (00) minutes Eight (08) seconds East along the North line of said York Industrial Park, Inc. parcel and along the South line of Eisenhower Drive North, a distance of Sixty-two and eighty-seven hundredths (62.87) feet to a rebar marking the Northeast corner of said York Industrial Park, Inc. parcel and the Northwest corner of a parcel of land conveyed to HomeCrest Corporation as described and recorded in Elkhart County Deed 383, page 924 through 927; thence South Eighty-nine (89) degrees Fourteen (14) minutes Thirteen (13) seconds East along the North line of said HomeCrest Corporation parcel (Deed 383, pages 924 through 927) and along the South line of said Eisenhower Drive North, a distance of Four hundred thirty-four and seventy hundredths (434.70) feet to the Northeast corner of said HomeCrest Corporation parcel (Deed 383, pages 924 through 927); thence South Zero (00) degrees Forty-five (45) minutes Forty-seven (47) seconds West along the East line of said HomeCrest Corporation Parcel (Deed 383, page 924 through 927), a distance of Five hundred one and sixty-two hundredths (501.62) feet to a rebar marking the Southeast corner of said HomeCrest Corporation parcel (Deed Record 383, page 924 through 927); thence North Eighty-nine (89) degrees Zero (00) minutes Thirty-six (36) seconds West along the South line of said HomeCrest Corporation parcel (Deed 383 page 924 through 927) York Industrial Park, Inc., parcel (Deed 300, page 86 through 88), and HomeCrest Corporation parcel (Deed 353, page 321), a distance of Eight hundred seventy-nine and fifty-five hundredths (879.55) feet to an iron pipe marking the Northeast corner of a parcel of land conveyed to HomeCrest Corporation as described and recorded in Elkhart County Deed 400, pages 852 and 853; thence South Zero (00) degrees Fifty-three (53) minutes Fifty-two (52) seconds West along the East line of said HomeCrest Corporation parcel (Deed 400, page 852 and 853), a distance of Four hundred ninety-seven and ninety-nine hundredths (497.99) feet to a cut in the concrete;

                                    1.1-1-1
thence North Eighty-nine (89) degrees Seven (07) minutes Thirty-four (34) seconds West along the South line of HomeCrest Corporation parcel (Deed 400, page 852 and 853) and the North line of Eisenhower Drive South, a distance of Five hundred (500) feet to the Southwest corner of said HomeCrest Corporation parcel (Deed 400, pages 852 and 853); thence North Zero (00) degrees Fifty-three
(53) minutes Fifty-two (52) seconds East along the West line of said HomeCrest Corporation parcel (Deed 400, pages 852 and 853), a distance of Four hundred ninety-nine (499) feet to an iron pipe marking the Northwest corner of said HomeCrest Corporation parcel (Deed 400, pages 852 and 853); thence North Eighty-nine (89) degrees Zero (00) minutes Thirty-six (36) seconds West along the South line of parcels of land conveyed to HomeCrest Corporation as described and recorded in Elkhart County Deed 370, page 637 and Deed 411, page 591, a distance of Five hundred (500) feet to an iron pipe marking the Southwest corner of said HomeCrest Corporation parcel (Deed 411, page 591); thence North Zero (00) degrees Fifty-eight (58) minutes Thirteen (13) seconds East along the West line of said HomeCrest Corporation parcel (Deed 411, page 591) and along the East line of said Eisenhower Drive, a distance of Three hundred eighty and four hundredths (380.04) feet to a rebar marking the point of curvature of a One hundred twenty (120) foot radius curve to the right; thence Northeasterly along the arc of said curve, also being along the Northwesterly line of said HomeCrest Corporation parcel (Deed 411, page 591) and along the Southeasterly line of said Eisenhower Drive, a distance of One hundred eighty-eight and fifty-five hundredths (188.55) feet to an iron pipe marking the point of tangency of said curve; thence South Eighty-nine (89) degrees Zero (00) minutes Eight (08) seconds East along the North line of said HomeCrest Corporation parcel (Deed Record 411, page 591), HomeCrest Corporation parcel (Deed 370, page 637), York Industrial Park, Inc. (Deed 300, page 86 through 88) and HomeCrest Corporation parcel (Deed 353, page 321) and along the South line of Eisenhower Drive North, a distance of One thousand two hundred sixty and twelve hundredths (1260.12) feet to the point of beginning.

ALSO
Heretofore described real estate benefits from an easement for railroad purposes as recorded in Deed Record 241, page 598 in the Office of the Recorder of Elkhart County, Indiana.

                                    1.1-1-2

                                                                   EXHIBIT 1.1-2
                                                             TO CREDIT AGREEMENT


                       Legal Description of Iowa Facility


PARCEL lA:

The East 102.5 feet of the South 140 feet of that part of Lot No. 9 (now vacated) in "Hardy & Virden's Plat, Waterloo, Iowa", which lies North of Wilby Street and West of Linden Avenue, and being that part of the Southeast Quarter of Section No. 24, Township No. 89 North, Range No. 13 West of the Fifth Principal Meridian, in the City of Waterloo, Black Hawk County, Iowa, lying within the following described boundaries:

     Commencing at the point of intersection of the West line of Linden Avenue with the North line of Wilby Street; thence West along the North line of Wilby Street a distance of 102.5 feet; thence North along a line which is parallel with the West line of Linden Avenue a distance of 140 feet; thence East along a line which is parallel with the North line of Wilby Street a distance of 102.5 feet to the West line of Linden Avenue; thence South along the West line of Linden Avenue a distance of 140 feet to the place of beginning;

and

PARCEL 1B:

Lots Nos. 4 and 5 in Cowin's Third Addition to Waterloo, Iowa.

PARCEL 2:

The West 40 feet and the South 307 feet of the East 110 feet of Lot No. 8 and Lots Nos. 9 through 24 in Airline-Burton Industrial Park, Waterloo, Iowa.

PARCEL 3:

Perpetual easement for roadway for the benefit of Parcel 2 as set forth in the Easement Agreement recorded January 26, 1979 in Book 6 Ease, page 283 over Airline Drive, Peters Drive and Janet Drive as shown on the plat of Airline-Burton Industrial Park.

PARCEL 4:

                                    1.1-2-1

Easement for ingress and egress and access to loading dock and Westerly side of building for the benefit of Parcel 1A over the Westerly 47.5 feet of the East 105 feet of the South 140 feet of that part of Lot 9 (now vacated) in "Hardy & Virden's Plat, Waterloo, Iowa," which lies North of Wilby Street and West of Linden Avenue, as created by Warranty Deed from Construction Machinery Company to Robert J. Bertch, d/b/a Bertch Wood Specialties, recorded April 14, 1982 in Book 563 CLD, page 61.

All situated in the State of Iowa, County of Black Hawk.

                                    1.1-2-2

                                                                   EXHIBIT 1.1-3
                                                             TO CREDIT AGREEMENT

                                 REVOLVING NOTE

$[   ]
                                                                   June 13, 1997
                                                          Minneapolis, Minnesota

     FOR VALUE RECEIVED, each of OMEGA CABINETS, LTD., a Delaware corporation ("Omega"), HOMECREST CORPORATION, a Delaware corporation ("HomeCrest"), PANTHER TRANSPORT, INC., an Iowa corporation ("Panther" and, collectively with Omega, HomeCrest and any other party that becomes a party hereto pursuant to Section
6.5 of the Credit Agreement hereinafter referred to [the "Credit Agreement"], the "Borrowers"), hereby jointly, severally and unconditionally, in accordance with the terms of the Credit Agreement, promises to pay to the order of [ ] (the "Bank") at the main office of First Bank National Association in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement) on the Revolving Commitment Ending Date, the principal amount of [ ] AND NO/100 DOLLARS ($[ ]) or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

     This note is one of the Revolving Notes referred to in the Credit Agreement dated as of June 13, 1997 (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") among the undersigned, the Bank and the other banks named therein. This note is secured, it is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

     In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                                    1.1-3-1

                                                      OMEGA CABINETS, LTD.


                                                      By _____________________
                                                      Name ___________________
                                                      Title __________________

                                                      HOMECREST CORPORATION

                                                      By _____________________
                                                      Name ___________________
                                                      Title __________________


                                                      PARTHER TRANSPORT, INC.

                                                      By _____________________
                                                      Name ___________________
                                                      Title __________________


                                    1.1-3-2

                                                                   EXHIBIT 1.1-4


                   [AMERICAN APPRAISAL ASSOCIATES LETTERHEAD]


                                                                   June 13, 1997


The Boards of Directors of each of the following corporations:
Omega Merger Corp.
Omega Holdings, Inc.
Omega Cabinets, Ltd.
HomeCrest Corporation
Panther Transport, Inc.
First Bank National Association, as Agent for the Banks referred to below West Street Fund I, L.L.C.
Citicorp (USA), Inc.
and Mezzanine Lending Associates III, L.P.
c/o Butler Capital Corporation

Gentlemen:

This letter is furnished at your request, concerning the recapitalization (the "Recapitalization") of Omega Holdings, Inc., a Delaware corporation ("Ornega"), and the financial and refinancing thereof, as discussed further below.

We understand that Omega Cabinets Ltd., a Delaware corporation ("Omega Cabinets") is wholly owned by Omega. We also understand that HomeCrest Corporation, a Delaware corporation ("HomeCrest") and Panther Transport, Inc., an Iowa corporation ("Panther') are wholly-owned subsidiaries of Omega Cabinets.

We understand that in the Recapitalization, Omega Merger Corp., a Delaware Corporation ("Merger Corp.") will merge (the "Merger") with and into Omega, with Omega being the surviving corporation. A portion of the capital stock and options of Omega will be cashed out in the Recapitalization and the balance of such capital stock will remain outstanding, and existing debt refinanced, for an aggregate consideration, including transaction fees and expenses, of $215 million. The financing (the "Financing") to accomplish the Acquisition will comprise: (1) a $60 million senior bank facility, provided to Omega Cabinets, HomeCrest and Panther (collectively the "Borrowers") by a group of banks (the "Banks") led by First Bank National Association, involving a $20 million senior revolving credit facility and a $40 million term loan facility; (2) a $90 million subordinated bridge loan to the Borrowers (the "Bridge Loan") provided by West Street Fund I, L.L.C. and Citicorp (USA), Inc. (the "Initial Lenders");
(3) a $10 million junior subordinated bridge to Omega (the "Junior Bridge Loan") provided by Mezzanine Lending Associates III, L.P., (the "Butler Fund", together with the Initial Lenders, the "Other Financing Sources") and (4) approximately $70 million in equity contributed to Omega by management and the Butler Fund.

We also understand that as soon as possible after the close of the Transaction, as defined below, Omega Cabinets will issue up to $100 million of subordinated debt through a private placement, the proceeds of which will be used to refinance (the "Refinancing") the $90 million Bridge Loan and the $10 million Junior Bridge Loan.

For purposes of our Opinion (the "Opinion") (a) the balance sheet, operating results and cash flows of Omega Cabinets, on a consolidated basis, are synonymous or identical to the balance sheet, operating results and cash flows of Omega; (b) any reference to the "Borrowers" is a reference to Omega Cabinets, HomeCrest and Panther on an aggregate basis and not on an individual company basis; and (c) references to Omega assume Omega on a consolidated basis.

The transactions contemplated by the Recapitalization and the related Financing and Refinancing, any changes in Omega's and the Borrowers' assets and liabilities as a result of the Financing and Refinancing required to effect the Recapitalization, any guaranties made in connection with the Financing and Refinancing and the payment of related fees and expenses are collectively referred to as the "Transaction".

You have requested our opinion (the "Opinion"), as to whether, immediately fter, and giving effect o, the consummation of the Transaction:

          (a) The fair value of the aggregate assets of Omega and the Borrowers, will exceed each of their total liabilities (including, without limitation, subordinated, unmatured, unliquidated, disputed and contingent liabilities);

          (b) The present fair saleable value of the aggregate assets of Omega and the Borrowers will be greater than each of their probable liabilities (including, without limitation, unliquidated, unmatured, disputed and contingent liabilities) on their debts as such debts become absolute and matured;

          (c) Omega and the Borrowers will be able to pay their respective debts and other liabilities, including contingent liabilities and other commitments, as they mature; and

          (d) Omega and the Borrowers will not have unreasonably small capital for the business in which they are engaged, as now conducted by Omega and the Borrowers and as business is proposed to be conducted following the consummation of the Transaction.

In rendering our Opinion, we have valued the aggregate assets, on a going concern basis, of Omega and the Borrowers, immediately after, and giving effect to, the Transaction. The valuation included the aggregate assets of the business enterprise of Omega and the Borrowers, or total invested capital as represented by the total net working capital, tangible plant, property and equipment, and intangible assets of the business enterprise. We believe that this is a reasonable basis to value Omega and the Borrowers. Nothing has come to our attention that causes us to believe that Omega and the Borrowers, after the Transaction, will not be a going concern. For purposes of the Opinion, the following terms will have the meanings set forth below:

          (1) "Fair value" means the amount at which the assets would change
               ----------
     hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both;

          (2) "Present fair saleable value" means the amount that may be
               ---------------------------
     realized if the assets are sold in their entirety with reasonable promptness in an arm's-length transaction under present market conditions for the sale of comparable business enterprises, as such conditions can be reasonably evaluated by AAA;

          (3) "Contingent liabilities" means the maximum estimated amount of
               ----------------------
     contingent liabilities, which contingent liabilities have been identified to us by responsible officers and employees of Omega and the Borrowers, their respective accountants and financial advisors, and such other experts as we deemed necessary to consult, and valued by AAA after consultation with responsible officers and employees of Omega and the Borrowers and/or such industry, economic and other experts as we deemed necessary to consult (the valuation of contingent liabilities to be computed in light of all the facts and circumstances existing at the time of such valuation as the maximum amount that can reasonably be expected to become an actual or matured liability), which contingent liabilities may not meet the criteria for accrual under Statement of Financial Accounting Standards No. 5 and therefore may not be recorded as liabilities under GAAP;

          (4) "Able to pay its debts as they mature" means, assuming the
               ------------------------------------
     Transaction has been consummated as proposed (and taking into consideration additional borrowing capacity under Omega's and the Borrowers' borrowing facilities based on their collateral borrowing base and other conditions in such bank financing agreements) during the period December 31, 1997 through December 31, 2001 covered by the financial projections dated May 28, 1997 for the December 31, 1997 through December 31, 1999 time period prepared by management of Omega Cabinets (the "Management Projections," Exhibit A.1) and the financial projections dated May 2, 1997 for the December 3 1, 2000 through December 31, 2001 time period prepared by Butler Capital Corporation (the "Butler Projections," Exhibit A.2; the Management Projections and the Butler Projections are collectively referred to as the "Financial Projections") that (i) Omega and the Borrowers will have positive cash flow after paying their scheduled anticipated indebtedness;
     (ii) the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt, short-term debt, long-term debt service and other contractual obligations, including contingent liabilities, as such obligations mature; and (iii) the cash flow will be sufficient to provide cash necessary to repay Omega's and the Borrowers long-term indebtedness as such debt matures; and

          (5)    "Will not have unreasonably small capital with which to conduct
                  --------------------------------------------------------------
     its business" means that Omega and the Borrowers will not lack sufficient
     ------------
     capital for the needs and anticipated needs for capital of their respective businesses, including contingent liabilities, as management of Omega and the Borrowers has indicated that Omega's and the Borrowers' business is proposed to be conducted following the consummation of the Transaction.

Our Opinion of fair value and present fair saleable value is subject to the following conditions:

          (i) Any sale of Omega or the Borrowers, including the underlying assets thereof, will be completed as the sale of an ongoing business entity; and

          (ii) A "commercially reasonable period" of time means at least twelve months for a willing buyer and a willing seller to agree on price and terms, plus the time necessary to complete the sale of Omega or the Borrowers, and

          (iii) "Reasonable Promptness" means a period of time of nine to twelve months for a willing buyer and a willing seller to agree on price and terms, plus the time necessary to complete the sale of Omega or the Borrowers.

In connection with our Opinion of the fair value and the present fair saleable value of Omega and the Borrowers, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate and were provided historical and projected operating results. In addition to this information, we were provided other operating data and information all of which has been accepted, without independent verification, as representing a fair statement of historical and projected results of each of Omega and the Borrowers in the opinion of the management of Omega and the Borrowers. However, in the course of our investigation, nothing has led us to believe that our acceptance and reliance on such operating data and information was unreasonable.

The determination of the fair value and present fair saleable value of each of Omega and the Borrowers was based on the generally accepted valuation principles used in the market and discounted cash flow approaches, described as follows:

     Market Approach - Based on correlation of. (a) current stock market prices of publicly held companies whose businesses are similar to that of Omega and the Borrowers and premiums paid over market price by acquirers of total or controlling ownership in such businesses; and (b) acquisition prices paid for total ownership positions in businesses whose lines of business are similar to that of Omega and the Borrowers.

     Discounted Cash Flow Approach - Based on the present value of Omega and the Borrowers, future debt-free operating cash flow as estimated by the management of Omega and the Borrowers, and contained in the Financial Projections. The present value is determined by discounting the projected operating cash flow at a rate of return that reflects the financial and business risks of Omega and the Borrowers.

In determining the amount that would be required by pay the total liabilities of Omega and the Borrowers as such liabilities become absolute and mature for purposes of Opinion (b) below, we have applied valuation techniques, including present value analysis, using appropriate rates over appropriate periods, to the amounts that will be required from time to time to pay such liabilities and contingent liabilities as they become absolute and mature based on their scheduled maturities.

In the course of our investigation of identified contingent liabilities, the areas brought to our attention by the management of Omega and the Borrowers included: (i) environmental matters; (ii) the adequacy of the corporate insurance program; (iii) tax audit exposure; (iv) pension and employee benefits programs; and (v) various lawsuits and claims filed and/or pending against Omega and the Borrowers.

Reserves for contingent liabilities have been made in the pro forma consolidated balance sheet of Omega (the "Pro Forma Balance Sheet") prepared and furnished to us by the managements of Omega and the Borrowers and provisions for the ongoing expenses related to these issues have been included with the projection of income and expenses presented in the Financial Projections, and are considered in our valuation study as ongoing business operating expenses. We have taken these identified contingent liabilities into account in rendering our Opinion and have concluded that such liabilities and ongoing expenses do not require any qualification of our Opinion. Our conclusion is based on: (i) our review of various acquisition transactions including leveraged transactions and recapitalization transactions financed through the incurrence of significant indebtedness involving corporations engaged in businesses similar to those of Omega and the Borrowers; (ii) the opinion of the managements of Omega and the Borrowers that the issues concerning various lawsuits, claims and other identified contingent liabilities do not and are not reasonably likely to have a material adverse effect on the consolidated financial position of each of Omega and the Borrowers; and (iii) our discussions with the management of Omega and the Borrowers, their accountants, consultants and counsel concerning, and our investigation of, the various lawsuits, claims and other contingent liabilities identified to us.

We have assumed that the total identified liabilities of each of Omega and the Borrowers will be only those liabilities set forth in the Financial Projections and the Pro Forma Balance Sheet of Omega, and the identified contingent liabilities referred to herein. In the course of our investigation, nothing came to our attention which caused us to believe such assumptions to be unreasonable. The Pro Forma Balance Sheet is the unaudited Pro Forma Condensed Balance Sheet as of March 29, 1997 for Omega as reflected in Exhibit B, attached, adjusted to give effect to: (a) the planned financing of the Transaction; and (b) the application of the proceeds of the financing and restated by us to reflect the fair value and present fair saleable value of Omega.

Merger Corp.'s, Omega's and the Borrowers' management have represented to us, and we have relied on the management of Merger Corp.'s, Omega's and the Borrowers' representation, that no adverse changes have occurred since their preparation which would materially impact the content of Omega's and the Borrowers' Pro Forma Balance Sheet and Financial Projections. Nothing has come to our attention which would lead us to believe that our reliance on such representations is unreasonable.

In connection with our Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          (i)    Reviewed the Transaction documents including but not limited to
     (a) the Agreement and Plan of Merger as of April 28, 1997, as amended through the Sixth Amendment dated May 30, 1997; (b) the Omega Holdings, Inc. Descriptive Memorandum; (c) Credit Agreement dated as of June 13, 1997 by and between the Borrowers and First Bank National Association as Agent and as a Bank, and the Banks party thereto; (d) the Senior Subordinated Bridge Loan Agreement dated June 13, 1997 by and among the Borrowers, Omega and the Initial Lenders; (e) Merger Financing Agreement by and between Omega Holdings, Inc. and Mezzanine Lending Associates III, L.P., and the Subordinated Note issued to Mezzanine Lending Associates III, L.P. (f) the Management Agreement dated as of June 13, 1997 by and between Omega Holdings, Inc., Omega Cabinets, Ltd. and BCC Industrial Services, Inc., (g) Common Stock Purchase Warrant issued to BCC Industrial Services, Inc.; (h) Stock Option Plan by Omega Holdings, Inc.; and (i) the Stockholders' Agreement dated as of June 13, 1997 by and among Omega Holdings, Inc. Mezzanine Lending Associates III, L.P., BCC Industrial Services and the other parties thereto.

          (ii) Reviewed the Financial Projections prepared by management of Omega, the Borrowers and Butler Capital Corporation and inquired of the management of Omega, the Borrowers and Butler Capital Corporation and/or their advisors as to the foundation for any such projections and the basic assumptions made in the preparation of projections relating to the type of business, geographic markets, economic conditions, and capital facilities and working capital requirements;

          (iii) Reviewed audited and unaudited historical income statements, balance sheets and statements of sources and uses-of funds of Omega and the Borrowers as provided by management and its accountants;

          (iv) Visited the headquarters of Omega and the Borrowers to discuss historical and projected operating results and industry data, including the impact of future trends on the industry and Omega and the Borrowers, as well as the effects of the Financing and the Transaction;

          (v) Reviewed internal Omega and the Borrowers financial analyses and other internally generated data for Omega and the Borrowers;

          (vi) Inquired of the managements of Omega and the Borrowers and their respective financial advisors AS to the estimated levels of cash and working capital required by Omega and the Borrowers;

          (vii) Reviewed certain publicly available economic, financial and market information as it relates to the business operations of Omega and the Borrowers;

          (viii) Reviewed information regarding businesses similar to Omega and the Borrowers and investigated the financial terms and post-transaction performance of recent acquisitions of companies comparable to Omega and the Borrowers;

          (ix) Met or held discussions with members of the senior management of Omega and the Borrowers to discuss the business, properties, past history, results of operations and prospects of Omega and the Borrowers, including discussions of the competitive environment in which Omega and the Borrowers will operate ;

          (x) Held discussions with representatives of Omega's and the Borrowers' independent accounting firm and counsel to discuss certain matters; and

          (xi) Discussed all of the foregoing information, where appropriate, with management of Omega and the Borrowers, their respective employees, agents, accountants and financial advisors;

          (xii) Conducted such other studies, analyses and investigations as we deem relevant or necessary for purposes of the Opinion.

We have assumed, without independent verification, that the Pro Forma Balance Sheet and Financial Projections provided to us have been reasonably prepared and reflect the best available estimates, at the time they were prepared, of the actual and future financial results and condition of Omega and the Borrowers, and that there has been no material adverse change in the assets, financial condition, business or prospects of Omega and the Borrowers since the date of the most recent financial statements made available to us. Nothing has come to our attention which would lead us to believe that the foregoing assumptions are unreasonable.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Although we have not independently verified the accuracy and completeness of the Financial Projections and forecasts, or any of the assumptions, estimates, or judgments referred to therein, or the basis therefore, and although no assurances can be given that such Financial Projections and forecasts can be realized or that actual results will not vary materially from those projected, nothing has come to our attention during the course of our engagement which led us to believe that any information reviewed by us or presented to us in connection with our rendering of the Opinion is unreasonable in any material respect or that it was unreasonable for us to utilize and rely upon the financial projections, financial statements, assumptions, description of the business and liabilities, estimates and judgements of the managements of Omega and the Borrowers, their respective counsel, accountants and financial advisors. Our Opinion is necessarily based on business, economic, market and other conditions as they currently exist and as they can be evaluated by us at the date of this Opinion.

Further, our Opinion is subject to the following assumptions: (a) The Transaction is consummated as described herein; (b) the senior revolving credit facility will be refinanced on or before year 2001; and (c) Omega Cabinets will issue up to $I 00 million of subordinated debt shortly after the closing, the proceeds of which will be used to refinance the $90 million Bridge Loan and the $10 million Junior Bridge Loan.

Based upon the foregoing and in reliance thereon, it is our opinion as of this date that, assuming the Transaction has been consummated as proposed, immediately after, and giving effect to, the consummation of the Transaction:

          (a) The fair value of the aggregate assets of Omega and the Borrowers, will exceed each of their total liabilities (including, without limitation, subordinated, unmatured, unliquidated, disputed and contingent liabilities);

          (b) The present fair saleable value of the aggregate assets of Omega and the Borrowers will be greater than each of their probable liabilities (including, without limitation, unliquidated, unmatured, disputed and contingent liabilities) on their debts as such debts become absolute and matured;

          (c) Omega and the Borrowers will be able to pay their respective debts and other liabilities, including contingent liabilities and other commitments, as they mature; and

          (d) Omega and the Borrowers will not have unreasonably small capital for the business in which they are engaged, as now conducted by Omega and the Borrowers and as business is proposed to be conducted following the consummation of the Transaction.

Our Opinion is intended to supplement, not to substitute for the addressees' due diligence to the extent required in this or any related transaction.

It is understood that this Opinion is solely for the information of the above mentioned addressees, their successors, assignees or participants, and is not to be quoted, or referred to, in whole or in part, in any written document other than in (i) a filing and disclosure of the Opinion in such filings with the Securities and Exchange Commission (the "SEC") and any state securities commission or blue sky authority, or other governmental authority or agency if such filing or disclosure is required pursuant to the rules and regulations thereof, or required by applicable law in the opinion of Omega's and the Borrowers' counsel; (ii) the use or disclosure of the Opinion upon the demand, order or request of any court, administrative or governmental agency or regulatory body (whether or not such demand, order or request has the force of law) or as may be required or appropriate in response to any summons, subpoena, or discovery requests; (iii) the attachment of this Opinion as an exhibit to the Transaction documents governing the Financing; (iv) the disclosure of this Opinion in connection with (A) the Transaction, (B) the prospective sale, assignment, participation or any other disposition by the Banks or Other Financing Sources of any right or interest in the Financing, (C) an audit of the Banks or Other Financing Sources by an independent public accountant or any administrative agency or regulatory body or (D) the exercise of any right or remedy by Omega and the Borrowers or their respective stockholders in connection with the Transaction or the Banks or Other Financing Sources in connection with the Financing; (v) the disclosure of the Opinion as may be requested, required or ordered in order to protect the interest of Omega and the Borrowers or their respective stockholders, the Banks or Other Financing Sources or in any litigation, or any governmental proceeding or investigation to which the Banks or Other Financing Sources are subject or purported to be subject; or (vi) the disclosure of the Opinion as otherwise required by, or as reasonably determined by Omega and the Borrowers, the Banks or Other Financing Sources to be required by, any law, order, regulation or ruling application to Omega, the Borrowers, the Banks or Other Financing Sources.

                                        Very truly yours,

                                        AMERICAN APPRAISAL ASSOCIATES, INC.
                                             ("AAA")



                                        James T. Budyak
                                        Vice President and Principal

                                                                   EXHIBIT 1.1-5
                                                             TO CREDIT AGREEMENT

                                 CERTIFICATE OF
                            CHIEF FINANCIAL OFFICER
                            -----------------------

TO:  First Bank National Association, as Agent First Bank Place
     601 Second Avenue South
     Minneapolis, MN  55402

     This Certificate is delivered to you pursuant to clause (xxv) of Section
3.1 of the Credit Agreement, dated as of June 13, 1997 (the "Credit Agreement"), between Omega Cabinets, Ltd. ("Omega"), HomeCrest Corporation ("HomeCrest"), Panther Transport, Inc. ("Panther," and, collectively with Omega and Panther, the "Borrowers"), certain Banks party thereto and First Bank National Association, as a Bank and as Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     I, Lance Erlick, the Chief Financial Officer of Omega, hereby certify on behalf of the Borrowers as follows:

     1. I am the Chief Financial Officer of Omega. I have held such position since July 25, 1994. In that capacity, I have participated actively in the management of the financial affairs of the Borrowers. I have, together with other officers of the Borrowers, acted on behalf of the Borrowers in connection with the negotiation of the Credit Agreement, the other Loan Documents and the dividends to be paid on the Closing Date as described in Section 6.7(i) of the Credit Agreement (the "Dividend"). I am also familiar with the properties, business, assets and liabilities of the Borrowers.

     2. I certify that I have carefully reviewed the contents of this Certificate and have made such investigations and inquiries as I deem necessary and prudent in connection with the matters set forth herein. Among other things, I have reviewed the Credit Agreement and the Loan Documents.

     3. In connection with preparation for consummation of the transactions contemplated by the Loan Documents, I have caused the preparation of and have reviewed pro forma consolidated net income and cash flow projections dated May 28, 1997 for the Borrowers for their fiscal years 1997 through 1999, inclusive prepared by management of Omega and pro forma consolidated net income and cash flow projections dated May 2, 1997 for the Borrowers for their fiscal years 1997 through 1999, inclusive prepared by Butler Capital Corporation (collectively, the "Projections"). The Projections, which are attached hereto as Exhibits I-a and I-b, as of the date prepared and subject to the assumptions made as of such date, give effect to the consummation of the transactions contemplated by the Loan Documents including the payment of the Dividend. The Borrowers intend to pay the debt obligations of the Borrowers from the

                                    1.1-5-1
cash flow generated by the operation of the Borrowers, except for the payment of the Indebtedness outstanding under the Butler Subordinated Bridge Loan Documents and the West Street Subordinated Bridge Loan Documents out of the proceeds of the High Yield Subordinated Permanent Debt. The Borrowers do not expect that any asset dispositions (other than the sale of Inventory in the ordinary course of business) will be required to pay the debt obligations of the Borrowers. In connection with the preparation of the Projections, I have made such investigation and inquiries as I deemed reasonably necessary and prudent therefor and specifically have relied on historical information, sales, costs, and other data supplied by the management personnel and personnel responsible for the various operations involved of the Borrowers.

     4. I have also supervised and participated in the preparation of the pro forma consolidated balance sheet of the Borrowers as of the Closing Date (the "Closing Date Balance Sheet"), which is based on the March, 1997 historical unaudited financial statements of the Borrowers. The Closing Date Balance Sheet is attached hereto as Exhibit II, and, subject to the assumptions made therein, reflects (a) the assets and liabilities of the Borrower at historical costs, (b) the adjustments which would result upon consummation of the transactions contemplated in the Loan Documents, and (c) the adjustments which would be required to account for the Dividend.

     5. In connection with the preparation of the Projections and the Closing Date Balance Sheet, I have made such investigation and inquiries as I deemed reasonably necessary and prudent therefor and specifically have relied on historical information, sales, costs, and other data supplied by the management personnel and personnel responsible for the various operations involved of the Borrowers. I believe that the financial information and assumptions which underlie and form the basis for the Projections, the Closing Date Balance Sheet and the representations made in this Certificate were reasonable when made and continue to be reasonable as of the date hereof, provided that such Projections should not be viewed as facts because actual results during the period covered by such Projections will differ from projected results.

     6. For purposes of this Certificate, the term "Transactions" means the payment of the Dividend and the consummation of the transactions contemplated by the Loan Documents, the Merger Agreements, the Butler Subordinated Bridge Loan Documents, the West Street Subordinated Bridge Loan Documents and the High Yield Subordinated Permanent Loan Documents. As of the date hereof, assuming each of the Transactions (other than issuance of the High Yield Subordinated Permanent
Debt) is consummated on and as of the date hereof and taking into account the effect thereof, (a) the Borrowers intend, and expect to be able, to pay their debts and obligations as they mature in the ordinary course of their business as proposed to be conducted following the payment of the Dividend, out of the cash flow from the operations of the Borrowers, except for the payment of the Indebtedness outstanding under the Butler Subordinated Bridge Loan Documents and the West Street Subordinated Bridge Loan Documents out of the proceeds of the High Yield Subordinated Permanent Debt, and (b) the

                                    1.1-5-2

Borrowers believe that they do not have an unreasonably small capital to carry out their business as proposed to be conducted following the payment of the Dividend.

     7. The Borrowers do not intend to, or believe that they will, incur indebtedness beyond their ability to pay such indebtedness as it matures.

     8. In consummating the Transactions, the Borrowers do not intend to disturb, delay, hinder or defraud either present or future creditors or other persons to which any Borrower is or will become, on or after the date hereof, indebted.

     9. No Borrower contemplates filing a petition for relief under the United States Bankruptcy Code or for receivership, arrangement, liquidation or reorganization, or any similar purpose, under any state law, nor does any Borrower have any knowledge of any bankruptcy or insolvency proceedings threatened against any Borrower.

     10. Omega on behalf of the Borrowers hereby acknowledges that the Banks and the Agent, in entering into the Credit Agreement and the other Loan Documents and agreeing to make loans and otherwise extend credit thereunder, have relied on the accuracy of this Certificate and the attachments hereto.

     IN WITNESS WHEREOF, I have executed this Certificate as of June 13, 1997.

                                        OMEGA CABINETS, LTD.


                                        By: _________________________________
                                          Name: _____________________________
                                          Title:  Chief Financial Officer

                                    1.1-5-3

                                                                EXHIBIT 1.1-6(a)


                  [FIRST BANK NATIONAL ASSOCIATION LETTERHEAD]



                              June 13, 1997



Andrew W. Code, Thomas J. Formolo, and Henry P. Key, as members of The Stockholders' Committee, as attorney-in-
fact for the former stockholders of Omega
Holdings, Inc.,  a Delaware corporation (the "Company")
10 South Wacker
Suite 3175
Chicago, Illinois  60606

     Re:  Our Irrevocable Standby Letter of Credit No. 76671
          Amount:  $3,180,000 U.S. Funds

Ladies and Gentlemen:

     We hereby establish, at the request and for the account of Omega Cabinets, Ltd., HomeCrest Corporation and Panther Transport, Inc. (collectively, the "Account Party"), in favor of Andrew W. Code, Thomas J. Formolo, and Henry P. Key, as members of The Stockholders' Committee (the "Stockholders Committee"), as attorney-in-fact for the former stockholders of Omega Holdings, Inc., a Delaware corporation (the"Company") our Irrevocable Standby Letter of Credit, numbered as indicated above, in the amount of and not to exceed Three Million One Hundred Eighty Thousand and no/100 Dollars ($3,180,000.00) U.S. Funds available to you to draw at sight, by one or more drafts in an aggregate amount not to exceed the Stated Amount (as defined below), effective immediately. Said amount secures the indebtedness owing to the Stockholders' Committee by the Company pursuant to the terms of that certain Contingent Promissory Note made by Omega Merger Corp. and payable to the Stockholders' Committee, in the original principal amount of Three Million Dollars ($3,000,000).

     Each drawing under this Letter of Credit shall be made by delivery of a certificate signed on behalf of the Stockholders' Committee, in the form of Exhibit A hereto, appropriately completed, accompanied by a sight draft which in each case shall include the clause "Drawn under First Bank National Association, Minneapolis Office Credit Number 76671 dated June 13, 1997."

     The amount available for drawing from time to time under this Letter of Credit (the "Stated Amount") shall be as follows:

          (1) Upon issuance of this Letter of Credit, the Stated Amount shall be $3,180,000.00;

          (2) The Stated Amount shall be reduced by the amount of any drawing we pay under this Letter of Credit; and

          (3) Upon our receipt of a completed and signed certificate in the form of Exhibit B hereto, purporting to be signed by you and the Company, the Stated Amount shall be reduced by the amount set forth in such certificate.

     Drawing certificates which otherwise conform to the terms and conditions hereof shall be deemed to be properly presented if presented to us at the address, in the manner and on or before the appropriate time specified under SPECIAL CONDITIONS, paragraph 1.

     We hereby engage with the drawer that drafts drawn and negotiated in conformity with the terms of this Letter of Credit will be duly honored on presentation. Except as stated herein, this undertaking is not subject to any condition or qualification. Our obligation under this Letter of Credit shall be our individual obligation, in no way contingent upon reimbursement with respect thereto by the Account Party.

SPECIAL CONDITIONS:

     1.   Time of Drawings.  Demand for payment may be made by you under this
          ----------------
Letter of Credit by original documentation or by tested telex, at any time during our business hours at our office located at First Bank Place, 601 Second Avenue South, 10th Floor, Minneapolis, Minnesota 55402-4302 (Attention: IBD Standby Letters of Credit) on a Business Day (as hereinafter defined). If a drawing is made by you hereunder at a particular time on a Business Day, and provided that such drawing and the documents and other items presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, not later than that same time on the next Business Day. "Business Day" means any day on which banking institutions in the State of Minnesota are not required or authorized by law to close.

     2.   Method of Payment.  Payments made in accordance with paragraph 1 under
          -----------------
SPECIAL CONDITIONS shall be made with our own funds in immediately available funds by Federal Reserve wire transfer to American National Bank, CHS II L.P. Omega Clearing Account, Acct. No. 18241859, ABA No. 071000770, or in immediately available funds credited to an account designated by you which is maintained by you with us.

     3.   Expiration.  This Letter of Credit shall expire automatically at the
          ----------
close of business of this Bank on the earlier to occur of the following:

          (i) Upon our receipt from you of a completed and signed certificate in the form of Exhibit B hereto, reducing the Stated Amount to zero; or

          (ii)  April 15, 1998.

GENERAL CONDITIONS:

     1.   Governing Law and Customs.  This Letter of Credit is subject to the
          -------------------------
"Uniform Customs and Practice for Documentary Credits," 1993 Revision, International Chamber of Commerce Publication No. 500, or any subsequent revision (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of Minnesota and, as to matters not governed by the Uniform Customs, shall be governed by and construed in accordance with the laws of such state.

     2.   Transferability.  This Letter of Credit is not transferable.
          ---------------

     3.   Irrevocability.  This Letter of Credit is irrevocable.
          --------------

     4.   Nonconforming Drawing.  If a demand for payment made by you hereunder
          ---------------------
does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall, at or before the time by which we would have been obligated to honor a conforming drawing hereunder give you prompt notice that the purported negotiation was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or returning the same to you, as we may elect. Upon being notified that the purported negotiation was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment if and to the extent that you are entitled (without regard to the provisions of this sentence) and able to do so.

     5.   Complete Agreement.  This Letter of Credit sets forth in full the
          ------------------
terms of our undertaking to you and strict compliance with each and all of the terms of this Letter of Credit is required. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

                                   FIRST BANK NATIONAL ASSOCIATION


                                   By _____________________________________
                                      Its Customer Service Specialist
                                      Name_________________________________
                                   By _____________________________________
                                      Its Assistant Vice President
                                      Name_________________________________

                                                                    EXHIBIT A TO
                                                             IRREVOCABLE STANDBY
                                                      LETTER OF CREDIT NO. 76671

                             DRAWER CERTIFICATE A
                             --------------------

Re:  First Bank National Association
     Letter of Credit No. 76671
     Dated:  June 13, 1997

     The undersigned, a duly authorized member or representative of the Stockholders' Committee (the "Stockholders' Committee"), as attorney-in-fact for the former stockholders of Omega Holdings, Inc., a Delaware corporation (the "Company"), with a reference to the Standby Letter of Credit No. 76671 (the "Standby Letter of Credit") issued by Bank in favor of the Stockholders' Committee to secure the indebtedness owing to the Stockholders' Committee by the Company pursuant to the terms of that certain Contingent Promissory Note ("Contingent Promissory Note"), made by Omega Merger Corp. and payable to the Stockholders' Committee in the original principal amount of Three Million Dollars ($3,000,000), hereby certifies:

     1. That the Stockholders' Committee is making a draw under the Standby Letter of Credit with respect to that portion of the Obligation Amount (as defined in the Contingent Promissory Note and determined in accordance with the provisions thereof) payable under the Contingent Promissory Note.

     2. That (i) the Stockholders' Committee has delivered to the Company written notice of the occurrence of an Event of Default under the Contingent Promissory Note (as defined therein) (the "Demand"); (ii) at least seven (7) days have passed since such Demand has been made; (iii) under the Contingent Promissory Note, unless such Event of Default has been cured on or prior to such time, all amounts thereunder became due and payable in full upon the expiration of such seven (7) day period; and (iv) the amount owed under the Contingent Promissory Note representing such payment of the Obligation Amount has not been received as of the date hereof.

     3. That portion of the Obligation Amount owed under the Contingent Promissory Note is $__________.

     IN WITNESS WHEREOF, the Stockholders' Committee has executed and delivered this Certificate as of the ____ day of _____________, 199_.

                              STOCKHOLDERS' COMMITTEE


                              By ___________________________________

                                   Name______________________________
                                   A Member

                                                                    EXHIBIT B TO
                                                             IRREVOCABLE STANDBY
                                                      LETTER OF CREDIT NO. 76671

                             REDUCTION CERTIFICATE
                             ---------------------

Re:  First Bank National Association
     Letter of Credit No. 76671
     Dated:  June 13,1997

     The undersigned, a duly authorized member or representative of the Stockholders' Committee (the "Stockholders' Committee"), as attorney-in-fact for the former stockholders of Omega Holdings, Inc., a Delaware corporation (the "Company"), with reference to the Standby Letter of Credit No. 76671 (the "Standby Letter of Credit") issued by Bank in favor of the Stockholders' Committee to secure the indebtedness owing to the Stockholders' Committee by the Company pursuant to the terms of that certain Contingent Promissory Note ("Contingent Promissory Note"), made by Omega Merger Corp. and payable to the Stockholders' Committee in the original principal amount of Three Million Dollars ($3,000,000), hereby certifies:

     1. That the Company and the Stockholders' Committee are directing the Bank to reduce the amount available under the Standby Letter of Credit as the result of the reduction of the Obligation Amount (as defined in the Contingent Promissory Note) owed under the Contingent Promissory Note.

     2. That the amount available under this Standby Letter of Credit after such reduction is $__________.

     IN WITNESS WHEREOF, the Company and Stockholders' Committee has executed and delivered this Certificate the ____ day of _____________, 199_.

                    STOCKHOLDERS' COMMITTEE


                    By _____________________________________
                       Name_________________________________
                       A Member

                    OMEGA HOLDINGS, INC.


                    By _____________________________________
                       Name_________________________________
                       Title________________________________

                                                                EXHIBIT 1.1-6(b)


                 [FIRST BANK NATIONAL ASSOCIATION LETTERHEAD]



                                 June 6, 1997



The First National Bank of Chicago
One First National Plaza
     Chicago, Illinois  60670

     Re:  Our Irrevocable Standby Letter of Credit No. 76670
          Amount:  $570,509.48 U.S. Funds

Ladies and Gentlemen:

     We hereby establish, at the request and for the account of Omega Cabinets, Ltd., HomeCrest Corporation and Panther Transport, Inc. (collectively, the "Account Party"), in your favor our Irrevocable Standby Letter of Credit, numbered as indicated above, in the amount of and not to exceed Five Hundred Seventy Thousand Five Hundred Nine and 48/100 Dollars ($570,509.48) U.S. Funds available to you to draw at sight, by one or more drafts in an aggregate amount not to exceed the Stated Amount (as defined below), effective immediately.

     Each drawing under this Letter of Credit shall be made by delivery of a certificate signed on your behalf, in the form of Exhibit A hereto, appropriately completed, accompanied by a sight draft which in each case shall include:

          (a) a reference to one of the standby letters of credit listed on Exhibit B hereto; and

          (b) the clause "Drawn under First Bank National Association, Minneapolis Office Credit Number 76670 dated June 6, 1997."

     The amount available for drawing from time to time under this Letter of Credit (the "Stated Amount") shall be as follows:

          (1) Upon issuance of this Letter of Credit, the Stated Amount shall be $570,509.48;

          (2) The Stated Amount shall be reduced by the amount of any drawing we pay under this Letter of Credit; and

          (3) Upon our receipt from you of a completed and signed certificate in the form of Exhibit C hereto, the Stated Amount shall be reduced by the amount set forth in such certificate.

     Drawing certificates which otherwise conform to the terms and conditions hereof shall be deemed to be properly presented if presented to us at the address, in the manner and on or before the appropriate time specified under SPECIAL CONDITIONS, paragraph 1.

     We hereby engage with the drawer that drafts drawn and negotiated in conformity with the terms of this Letter of Credit will be duly honored on presentation.

SPECIAL CONDITIONS

     1.   Time of Drawings.  Demand for payment may be made by you under this
          ----------------
Letter of Credit by original documentation or by tested telex, at any time during our business hours at our office located at First Bank Place, 601 Second Avenue South, 10th Floor, Minneapolis, Minnesota 55402-4302 (Attention: IBD Standby Letters of Credit) on a Business Day (as hereinafter defined). If a drawing is made by you hereunder at a particular time on a Business Day, and provided that such drawing and the documents and other items presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, not later than that same time on the next Business Day. "Business Day" means any day on which banking institutions in the State of Minnesota are not required or authorized by law to close.

     2.   Method of Payment.  Payments made in accordance with paragraph 1 under
          -----------------
SPECIAL CONDITIONS shall be made with our own funds in immediately available funds by Federal Reserve wire transfer or in immediately available funds credited to an account designated by you which is maintained by you with us by wire transfer of immediately available funds to an account designated by you.

     3.   Expiration.  This Letter of Credit shall expire automatically at the
          ----------
close of business of this Bank on the earlier to occur of the following:

          (i) Upon our receipt from you of a completed and signed certificate in the form of Exhibit C hereto, reducing the Stated Amount to zero; or

          (ii)  June 5, 1998.

GENERAL CONDITIONS:

     1.   Governing Law and Customs.  This Letter of Credit is subject to the
          -------------------------
"Uniform Customs and Practice for Documentary Credits," 1993 Revision, International Chamber of Commerce Publication No. 500, or any subsequent revision (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of Minnesota and, as to matters not governed by the Uniform Customs, shall be governed by and construed in accordance with the laws of such state.

     2.   Transferability.  This Letter of Credit is not transferable.
          ---------------

     3.   Irrevocability.  This Letter of Credit is irrevocable.
          --------------

     4.   Nonconforming Drawing.  If a demand for payment made by you hereunder
          ---------------------
does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall, at or before the time by which we would have been obligated to honor a conforming drawing hereunder give you prompt notice that the purported negotiation was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or returning the same to you, as we may elect. Upon being notified that the purported negotiation was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment if and to the extent that you are entitled (without regard to the provisions of this sentence) and able to do so.

     5.   Complete Agreement.  This Letter of Credit sets forth in full the
          ------------------
terms of our undertaking to you and strict compliance with each and all of the terms of this Letter of Credit is required. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

                              FIRST BANK NATIONAL ASSOCIATION


                              By _____________________________________
                                 Its Customer Service Specialist
                                 Name:  Julie A. Adams
                              By _____________________________________
                                 Its Assistant Vice President
                                 Name:  Dawn Johnston

                                                                    EXHIBIT A TO
                                                             IRREVOCABLE STANDBY
                                                      LETTER OF CREDIT NO. 76670

                             DRAWER CERTIFICATE A
                             --------------------

Re:  First Bank National Association
     Letter of Credit No. 76670
     Dated:  June 6, 1997

     The undersigned, a duly authorized officer of The First National Bank of Chicago ("FNB Chicago"), hereby certifies to First Bank National Association (the "Bank"), with reference to the Letter of Credit identified above (the "Letter of Credit"), issued by the Bank in favor of FNB Chicago, that:

          (a1) A drawing [has been] or [is being] made against one of the standby letters of credit identified on Exhibit B to the Letter of Credit as follows:

          Letter of Credit Number   ______________________
          Stated Amount             $_____________________
          Expiry Date               ______________________
          Amount Drawn              $_____________________

          (a2) The request for the drawing described above [conformed] or [conforms] to the requirements therefor and FNB Chicago [honored such drawing on ________, 199_] or [shall honor such drawing at or before ____ _. m. on _____________, 199_].

          (b1) FNB Chicago has made demand of Omega Cabinets, Ltd. and/or HomeCrest Corporation in the amount of $____________ a payment for letter of credit fees owed with respect to one or more of the standby letters of credit identified on Exhibit B to the Letter of Credit and Omega Cabinets, Ltd. and/or HomeCrest Corporation has failed to pay the same.

          (c1) The amount remaining available to be drawn under all standby letters of credit listed on Exhibit B to the Letter of Credit is $_________ the aggregate amount of letter of credit fees in respect of such letters of credit through to maturity is $____________, and the Letter of Credit will expire within ten Business Days of the date of this certificate.

     In accordance with the terms of the Letter of Credit, we hereby demand payment in the amount of $___________, which is either (i) the sum of the amount being drawn in the drawing (if any) described in (a1) above and the fees (if any) described in (b1) above, or (ii) the amount remaining available to be drawn under the standby letters of credit and letter of credit fees through maturity as described in (c1) above; which amount demanded does not exceed the Stated Amount (as defined in the Letter of Credit).

     IN WITNESS WHEREOF, The First National Bank of Chicago has executed and delivered this Certificate as of the ____ day of __________, 199_.

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By _____________________________________
                                 Name: _______________________________
                                 Title: ______________________________

                                   1.1-5-15

                                                                    EXHIBIT B TO
                                                             IRREVOCABLE STANDBY
                                                      LETTER OF CREDIT NO. 76670


                 DESCRIPTION OF OUTSTANDING LETTERS OF CREDIT

-------------------------------------------------------------
L/C No.    Beneficiary           Expiry Date        Amount
-------------------------------------------------------------
 0032601   Old Republic          December 17, 1997  $170,000
           Insurance
           Company
-------------------------------------------------------------
00326200   Liberty Mutual        June 17, 1998      $ 40,000
           Insurance Company
-------------------------------------------------------------
00326199   Employers             February 26, 1998  $350,000
           Insurance of
           Wausau
-------------------------------------------------------------

                                                                    EXHIBIT C TO
                                                             IRREVOCABLE STANDBY
                                                      LETTER OF CREDIT NO. 76670

                             REDUCTION CERTIFICATE
                             ---------------------

Re:  First Bank National Association
     Letter of Credit No. 76670
     Dated:  June 6, 1997

     The undersigned, a duly authorized officer of The First National Bank of Chicago ("FNB Chicago"), hereby certifies to First Bank National Association (the "Bank"), with reference to the Letter of Credit identified above (the "Letter of Credit"), issued by the Bank in favor of FNB Chicago, that the amount available to be drawn under standby letter of credit no. ______ described in Exhibit B to the Letter of Credit has been reduced by $________, and the Stated Amount shall be reduced accordingly.

     IN WITNESS WHEREOF, The First National Bank of Chicago has executed and delivered this Certificate as of the ____ day of ____________, 19__.

                    THE FIRST NATIONAL BANK OF CHICAGO


                    By _____________________________________
                       Name: _______________________________
                       Title: ______________________________

                                                                    EXHIBIT D TO
                                                             IRREVOCABLE STANDBY
                                                      LETTER OF CREDIT NO. 76670

                            TERMINATION CERTIFICATE
                            -----------------------

Re:  First Bank National Association
     Letter of Credit No. 76670
     Dated:  June 6, 1997

     The undersigned, a duly authorized officer of The First National Bank of Chicago ("FNB Chicago"), hereby certifies to First Bank National Association (the "Bank"), with reference to the Letter of Credit identified above (the "Letter of Credit"), issued by the Bank in favor of FNB Chicago, that all standby letters of credit described in Exhibit B to the Letter of Credit have expired or been terminated, that all letter of credit fees in connection therewith have been paid and that the Letter of Credit (the original of which is attached hereto) is hereby surrendered and terminated.

     IN WITNESS WHEREOF, The First National Bank of Chicago has executed and delivered this Certificate as of the ____ day of __________, 19__.

                    THE FIRST NATIONAL BANK OF CHICAGO


                    By ____________________________________
                       Name: ______________________________
                       Title: _____________________________

                                                                   EXHIBIT 1.1-7
                                                             TO CREDIT AGREEMENT


                    Legal Description of Tennessee Facility

SITUATED in District No. One (1) of Anderson County, Tennessee, and being made up of four individual tracts, said tracts being more fully bounded and described as follows:

TRACT ONE:

BEGINNING at an iron pin, said iron pin being the intersection of the southern margin of U.S. Highway 25W and the western margin of Granite Road, and being the most easterly corner of the herein described tract; thence with said western margin of Granite Road, South 53 deg. 05 min. 13 sec. West, a distance of 202.23 feet to an iron pin; thence continuing with a curve to the left, having a radius of 390.19 feet, an arc length of 106.53 feet, a chord bearing of South 45 deg. 15 min. 55 sec. West, and a chord distance of 106.20 feet to an iron pin; thence continuing South 37 deg. 26 min. 37 sec. West, a distance of 167.76 feet to an iron pin; thence with a curve to the right having a radius of 496.89 feet, an arc length of 183.74 feet, a chord bearing of South 48 deg. 02 min. 14 sec. West, and a chord distance of 182.69 feet to an iron pin; thence continuing South 58 deg. 37 min. 50 sec. West, a distance of 97.26 feet to an iron pin; thence with a curve to the left having a radius of 346.17 feet, an arc length of
13.74 feet, a chord bearing of South 57 deg. 29 min. 37 sec. West and a chord distance of 13.74 feet to an iron pin; thence continuing South 56 deg. 21 min. 24 sec. West, a distance of 223.32 feet to an iron pin; thence with a curve to the left having a radius of 682.91 feet, an arc length of 180.89 feet, a chord bearing of South 48 deg. 46 min. 06 sec. West, and a chord distance of 180.36 feet to an iron pin, said iron pin being the most southerly point of the herein described tract and the to be described Tract Two; thence leaving said westerly margin of Granite Road and with the line of the said Tract Two, North 40 deg. 35 min. 42 sec. West, a distance of 592.05 feet to an iron pin, said iron pin being the most westerly corner of the herein described tract and the most northerly corner of said Tract Two and lying on the eastern margin of the CSX Railroad right of way as described in Deed Book U-2, page 179, and as shown on Louisville and Nashville Railroad Company Map Station 13557+30 to Station 13662+90 dated June 30, 1917; then with said eastern margin and with a curve to the left having a radius of 6164.67 feet, an arc length of 301.43 feet, a chord bearing of North 35 deg. 38 min. 21 sec. East and a chord distance of 301.40 feet to an iron pin; thence continuing with a line radial to the curve North 55 deg. 45 min. 42 sec. West, a distance of 25.00 feet to an iron pin; thence continuing with a curve to the left having a radius of 6139.67 feet, an arc length of 602.27 feet, a chord bearing of North 31 deg. 25 min. 42 sec. East, a distance of 602.02 feet to an iron pin; thence continuing North 28 deg. 37 min. 05 sec. East, a distance of
461.21 feet to an iron pin, said iron pin being the intersection of the eastern margin of the aforementioned CSX Railroad right of way and the southern margin of Henson Road; thence leaving the CSX Railroad right of way with the said southern margin of Henson Road and with a curve to the left having a radius of
485.45 feet, an arc length of 42.82 feet, a chord bearing of

                                    1.1-7-1

South 83 deg. 46 min. 58 sec. East and a chord distance of 42.80 feet to an iron pin, said iron pin being the common corner of an unmarked cemetery as described in Will Book 3, pages 129 and 130 of the Anderson County Register's Office; thence leaving said southern margin and with the line of said cemetery, South 3 deg. 55 min. 35 sec. West, a distance of 89.57 feet to an iron pin; thence continuing South 77 deg. 54 min. 07 sec. East, a distance of 192.78 feet to an iron pin; thence continuing North 05 deg. 09 min. 30 sec. West, a distance of
127.12 feet to an iron pin, said iron pin being the most northerly corner of the herein described tract and lying on the southern margin of Henson Road; thence with said Southern margin and with a curve to the left having a radius of 120.00 feet, an arc length of 10.99 feet, a chord bearing of South 74 deg. 57 min. 38 sec. East and a chord distance of 10.99 feet to an iron pin, said iron pin being the intersection of the southern margin of Henson Road and the Southern margin of U.S. Highway 25W; thence with said southern margin South 14 deg. 16 min. 49 sec. East, a distance of 20.23 feet to an iron pin; thence continuing South 23 deg. 34 min. 00 sec. East, a distance of 842.10 feet to an iron pin; thence continuing South 66 deg. 26 min. 00 sec. West, a distance of 10.00 feet to an iron pin; thence continuing South 23 deg. 34 min. 00 sec. East, a distance of
75.12 feet to the point of BEGINNING, containing 24.488 acres, more or less, according to the survey of Kevin A. King, RLS No. 1433, of ETE Consulting Engineering, Inc., 311 Oak Ridge Turnpike, Oak Ridge, TN 37830 dated May 27, 1997, and bearing Job No. 97-402-216.

TRACT TWO:

BEGINNING at an iron pin, said iron pin being 1175 feet, more or less, from the intersection of the southern margin of U.S. Highway 25W and the western margin of Granite Road and being the southern most corner of the previously described Tract One, and lying on the western margin of Granite Road; thence with said western margin and with a curve to the left having a radius of 682.91 feet, an arc length of 84.24 feet, a chord bearing of South 37 deg. 38 min. 47 sec. West, and a chord distance of 84.18 feet to an iron pin; thence continuing South 34 deg. 06 min. 46 sec. West, a distance of 115.62 feet to an iron pin, said iron pin being the most southerly corner of the herein described tract and being the common corner with the lands of Dorothy A. and Nolan McAfee as recorded in Deed Book F-18, page 883, of the Anderson County Register's Office; thence leaving said western margin and with the line of McAfee, North 40 deg. 31 min. 21 sec. West, a distance of 597.55 feet to an iron pin, said iron pin being the Southwestern corner of the herein described tract and the northwestern corner of the to be described Tract Three and lying on the eastern margin of the CSX Railroad right of way as described in Deed Book U-2, page 179 and shown on Louisville and Nashville Railroad Company right of way Map Station 13557+30 to Station 13662+90 dated June 30, 1917; thence with said easterly margin North 37 deg. 05 min. 55 sec. East, a distance of 191.43 feet to an iron pin; thence continuing and with a curve to the left having a radius of 6164.67 feet, an arc length of 6.30 feet, a chord bearing of North 37 deg. 04 min. 09 sec. East, and a chord distance of 6.30 feet to an iron pin, said iron pin being the northwest corner of the herein described tract and the southwest corner of the previously described Tract One; thence leaving said eastern margin and with the line of previously described Tract One, South 40 deg. 35 min. 42 sec. East, a distance of 592.05 feet to -the point of BEGINNING, containing 2.634 acres, more or lees and being according to the survey of Kevin

                                    1.1-7-2

A. King, RLS No. 1433, of ETE Consulting Engineering, Inc., 311 Oak Ridge Turnpike, Oak Ridge, TN 37830 dated May 27, 1997, and bearing Job No. 97-402-216.

TRACT THREE:

BEGINNING at an iron pin, said iron pin being the southwestern corner of the previously described Tract Two and lying on the eastern margin of the CSX Railroad right of way as recorded in Deed Book U-2, page 179, and shown on the Louisville and Nashville Railroad Company right of way Map Station 13557+30 to Station 13662+90 dated June 30, 1917; thence leaving said eastern margin and with the line of the previously described Tract Two, South 40 deg. 31 min. 21 sec. East, a distance of 40.00 feet to an iron pin, said iron pin being the common corner with the lands of Dorothy A. and Nolan McAfee as recorded in Deed Book F-18, page 883, in the Anderson County Register's Office; thence with the line of McAfee, South 42 deg. 43 min. 16 sec. West, a distance of 398.88 feet to an iron pin, said iron pin being the southern corner of the herein described tract and the northeast corner of the to be described Tract Four and lying on the aforementioned easterly margin of the CSX Railroad; thence with said easterly margin, North 37 deg. 05 min. 55 sec. East, a distance of 405.54 feet to the POINT OF BEGINNING, containing 0.182 acres, more or less, according to the survey of Kevin A. King, RLS No. 1433, of ETE Consulting Engineering, Inc., 311 Oak Ridge Turnpike, Oak Ridge, TN 37830 dated May 27, 1997, and bearing Job No. 97-402-216.

THERE IS RESERVED a fifty (50) foot easement for the right of ingress and egress across Tract Three the centerline being further described as follows:

COMMENCING at a point, said point being the northwest corner of the previously described Tract Three and lying on the aforementioned CSX Railroad right of way; thence with said eastern margin, South 37 deg. 05 min. 55 sec. West, a distance of 222.54 feet to the point of BEGINNING; thence with the centerline, South 52 deg. 54 min. 05 sec. east of said easement, a distance of 18.02 feet to a point, said point lying on the line common corner Tract Three and the aforementioned McAfee lands. The easement extending 25 feet to either side of centerline to include only that portion lying within Tract Three.

TRACT FOUR:

BEGINNING at an iron pin, said iron pin being the southern corner of the previously described Tract Three and lying on the eastern margin of the CSX Railroad right of way as recorded in Deed Book U-2, page 179, and shown on the Louisville and Nashville Railroad Company right of way map Station 13557+30 to Station 13662+90 dated June 30, 1917, and lying on the line of Dorothy A. and Nolan McAfee as recorded in Deed Book F-18, page 883, of the Anderson County Register's Office; thence with the line of McAfee, South 42 deg. 43 min. 16 sec. West, a distance of 188.63 feet to a point, said point being the southwest corner of the aforementioned McAfee lands and the northwest corner of the lands of Robert P. and Cheryl L. Copeland as recorded in Deed Book M-17, pages 275 and 278 of the Anderson County Register's Office;

                                    1.1-7-3
thence continuing and with the line of Copeland, South 42 deg. 43 min. 16 sec. West, a distance of 66.54 feet to an iron pin, said iron pin being the southern corner of the herein described Tract and lying on the aforementioned eastern margin of the CSX Railroad right of way; thence with said eastern margin North 37 deg. 05 min. 55 sec. East, a distance of 253.95 feet to an iron pin, said iron pin being the northwest corner of the herein described tract; thence continuing South 52 deg. 54 min. 05 sec. East, a distance of 25.00 feet to the point of BEGINNING, containing 0.073 acres, more or less, according to the survey of Kevin A. King, RLS No. 1433, of ETE Consulting Engineering, Inc., 311 Oak Ridge Turnpike, Oak Ridge, TN 37830 dated May 27, 1997, and bearing Job No. 97-402-216.

BEING the same property conveyed to HomeCrest Corporation, a Delaware corporation, by deed from HomeCrest Corporation (formerly Home-Crest Corporation), an Indiana corporation, dated May 26, 1995, and recorded in Deed Book G, Vol. 19, page 398, in the Anderson County Register's Office.

                                    1.1-7-4

                                                                EXHIBIT 1.1-8 TO
                                                                CREDIT AGREEMENT

                                   TERM NOTE

                                                                   June 13, 1997
                                                          Minneapolis, Minnesota

          FOR VALUE RECEIVED, each of OMEGA CABINETS, LTD., a Delaware corporation ("Omega"), HOMECREST CORPORATION, a Delaware corporation ("HomeCrest"), PANTHER TRANSPORT, INC., an Iowa corporation ("Panther" and, collectively with Omega, HomeCrest and any other party that becomes a party hereto pursuant to Section 6.5 of the Credit Agreement hereinafter referred to [the "Credit Agreement"], the "Borrowers"), hereby jointly, severally and unconditionally, in accordance with the terms of the Credit Agreement, to pay to
the order of [                               ] (the "Bank") at the main office
of First Bank National Association in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement),
the principal amount of [             ] AND NO/100 DOLLARS (  [$]), or, if less,
the aggregate unpaid principal amount of the Term Loans made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of factual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement. The principal hereof is payable as provided in the Credit Agreement.

          This note is one of the Term Notes referred to in the Credit Agreement dated as of June 13, 1997 (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") among the undersigned, the Bank and the other banks named therein. This note is secured, it is subject to certain mandatory and permissive prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

          In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

          THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                    OMEGA CABINETS, LTD.

                                    1.1-8-1

                    By ____________________________________
                    Name __________________________________
                    Title _________________________________

                    HOMECREST CORPORATION


                    By ____________________________________
                    Name __________________________________
                    Title _________________________________

                    PANTHER TRANSPORT, INC.


                    By ____________________________________
                    Name __________________________________
                    Title _________________________________

                                    1.1-8-2

                                                                     EXHIBIT 2.2


                             FORM OF LOAN REQUEST


                                ____________, 199_



First Bank National Association,
     as Agent
First Bank Place
601 Second Avenue South
Minneapolis, Minnesota  55402-4302

Ladies and Gentlemen:

     Reference is made to the Credit Agreement (the "Agreement') dated as of June 13, 1997, among Omega Cabinets, Ltd. ("Omega"), HomeCrest Corporation, Panther Transport, Inc. (collectively with Omega, the "Borrowers"), certain Banks and First Bank National Association as Agent for the Banks (as the same may be amended, supplemented or modified, the "Agreement"). Pursuant to the Agreement, the undersigned Responsible Officer of Omega hereby certifies as follows:

     1. All of the representations and warranties of the Borrowers that were made in connection with the Agreement and the other Loan Documents, including but not limited to the Notes executed thereunder, are true and correct in all material respects as of the date hereof to the same extent as if made and given on the date hereof (unless specifically made as of a specific date, in which case they are true and correct in all material respects as of such date). All conditions and covenants to the Agreement have been satisfied or complied with.

     2.   No Default or Event of Default exists on the date hereof.

     3. There has been no material adverse change in the financial condition of the Borrowers and their Subsidiaries.

     4. Omega hereby requests on behalf of the Borrowers that on _________, 199_, the Banks (make, continue or convert) a (Eurodollar Rate Advance or Base Rate Advance) to the Borrowers in the principal amount of _____________ dollars ($_______ ), which Advance constitutes all or part of (the Revolving Loans or Term Loans). If the request relates to a LIBOR Advance, the Borrowers agree that it be (made, continued, converted) for the following Interest

                                     2.2-1

Period: ___________________. After the requested Advance is (made, continued, converted), no more than ten Interest Periods will be outstanding.


                              Very truly yours,

                              OMEGA CABINETS, LTD.


                              By:___________________________
                              Name:_________________________
                              Title:________________________

                                     2.2-2

EXHIBIT 2.20


1. The Amended and Restated Credit Agreement, dated as of May 26, 1995, among Omega, HomeCrest, the financial institutions from time to time party thereto, and The First National Bank of Chicago, as agent;

2. a. The Senior Subordinated Loan Agreement, dated as of May 26, 1995, between Omega and InterCoast Capital Company;

     b. The Subordinated Promissory Notes, dated June 17, 1994, issued by Omega to each of Robert J. Bertch, Mary H. Bertch, the Gregory Bertch Trust and the Jeffrey Bertch Trust (the "Bertches");
                                                   --------

     c. The Junior Subordinated Promissory Notes issued from time to time by Holdings to each stockholder of Holdings; and

     d. The Agreement and Plan of Merger, dated as of May 26, 1994, among Holdings, the Bertches and the other parties thereto.

                                     2.2-3

EXHIBIT 4.12


List of all patented or registered Intellectual Property and patent applications for registration of any Intellectual Property held by Holdings and each of the Borrowers as of the Closing Date.

OMEGA
-----

          Registered Trademarks    Reg. No.   Country    Expiration
          ---------------------    --------   -------    ----------
1.        OMEGA                    1,623,711   U.S.      November 20, 2000

2.        HomeCrest                1,552,925   U.S.      August 22, 2009

INFRINGEMENTS
-------------

1. Omega is aware that there is a company called Omega in Michigan. Management is currently considering what action to take against this company.

2. Omega is aware that there is a company called Omega Industries in Indiana which manufactures wood accessories. Management has made a decision not to take action against this company.

3. HomeCrest has knowledge that there is another company called "HomeCrest" which makes patio furniture, that some of HomeCrest's distributors use the HomeCrest name in their advertising and that one HomeCrest distributor in the State of New York has incorporated using the name "HomeCrest Scotia."

4. HomeCrest of Indiana is the successor to HomeCrest's Indianapolis operations. HomeCrest permits the business to operate under the name "HomeCrest of Indiana," and such permission is renewable annually at HomeCrest's option.

                                                                    EXHIBIT 4.19


List of all Subsidiaries of Holdings, the number and percentage of the shares of each class of capital stock owned beneficially or of record by Holdings or any Subsidiary and the jurisdiction of incorporation of each entity as of the date of this Agreement.


--------------------------------------------------------------------------------------------------------
                                                                               NUMBER OF     PERCENTAGE
                               JURISDICTION                                     SHARES       OWNERSHIP
                                    OF        CLASS OF                        BENEFICIALLY    OF SUCH
          BORROWER             INCORPORATION   STOCK        SHAREHOLDER          OWNED      SUBSIDIARY
--------------------------------------------------------------------------------------------------------
1. Omega Cabinets, Ltd.         Delaware      Common     Omega Holdings, Inc.       1000          100%
-------------------------------------------------------------------------------------------------------
1. HomeCrest Corporation        Delaware      Common     Omega Cabinets, Ltd.        100          100%
-------------------------------------------------------------------------------------------------------
2. Panther Transport, Inc.      Iowa          Common     Omega Cabinets, Ltd.       1000          100%
-------------------------------------------------------------------------------------------------------

                                                                    EXHIBIT 4.21

List of all facilities leased to Holdings and each of the Borrowers as of the Closing Date.

Facilities Leased to Holdings, Omega, HomeCrest and Panther
-----------------------------------------------------------

1. Lease dated June 17, 1994 between Robert J. Bertch and Omega for premises located at 1103 Peters Drive, Waterloo, Iowa.

2.   Lease dated March 10, 1994 between HomeCrest and Jack G. Sourwine and Patsy
     R. Sourwine d/b/a Sourwine Company for premises located at 4040 East 82nd Street, Indianapolis, Indiana.

3. Lease dated October 18, 1991 between First Industrial, L.P., successor-in-interest to Kern County Pension Fund, and HomeCrest for premises located at 8520 and 8530 East 33rd Street, Indianapolis, Indiana.


Lease of Advertising Space at the Waterloo Airport
--------------------------------------------------

1. Airport Advertising Space Contract dated August 6, 1996 between Omega and In-Ter-Space Services, Inc., d/b/a Interspace Airport Advertising.


Leases or Subleases at the Facilities to Third Parties
------------------------------------------------------

1. Oral sublease between HomeCrest and HCI Cabinetry at 4040 East 82nd Street, Indianapolis, Indiana.

2. Oral sublease between HomeCrest and HCI Cabinetry at 8520 and 8530 East 33rd Street, Indianapolis, Indiana.

3. Sublease dated July 1, 1996 between HomeCrest and Western Waterproofing, Inc. at 8520 and 8530 East 33rd Street, Indianapolis, Indiana.

4. Lease dated June 18, 1993 between HomeCrest and Allied Film and Video at the Tennessee Facility.

5. Lease dated January 6, 1993 between HomeCrest and Becromal of America, Inc. at the Tennessee Facility.

6. Lease dated January 22, 1997 between HomeCrest and Ultra Tech Extrusions of Tennessee at the Tennessee Facility.

                                                                    EXHIBIT 4.25



List of all assumed names and names under which Holdings or any Borrower is doing business as of the Closing Date.


OMEGA
-----

1.   Dynasty

2.   Embassy

3.   Omega Bath Collection

4.   Affinity


HOMECREST
---------

1.   Legend

2. HomeCrest has filed the name "Kitchens at the Crossing" as an assumed name in Indiana.

                                                                    EXHIBIT 4.26


List of all policies of insurance for the Borrowers in effect as of the Closing Date.


See Attached Schedule 4.26.
                      ----

                            OMEGA CABINETS, LTD.                  Schedule 4.2.6
                            Policy Period:  Various


---------------------------------------------------------------------------------------------------
LINE OF COVERAGE     LIMIT                                            CARRIER
---------------------------------------------------------------------------------------------------
WORKERS' COMP
                     Statutory
                              500,000 Ea Acc
                              500,000 Disease
                              500,000 Per Empl
                                                                             AIG
                     Statutory
                              500
                              1,500
---------------------------------------------------------------------------------------------------
GENERAL LIABILITY             1,000,000 Ea Occ
                              1,000,000 Prsnl/Adv Inj
                              2,000,000 Products Agg
                              2,000,000 Gen Agg                              AIG
                              1,000,000 Fire Dmg Lgl
---------------------------------------------------------------------------------------------------
AUTO
LIABILITY
                              1,000,000
                              5,000 Med Pay
                              1,000,000 UM                                   AIG
---------------------------------------------------------------------------------------------------
PROPERTY
                              100,000,000 Per Occ Combined             Travelers Indemnity
                                          All Coverages                Company of Illinois
                              50,000,000  Per Occ & Annual            Allianz Insurance Co.
                                          Agg - Earthquake              Westchester Fire
                                          (excl CA
                                   Earthquake)
                              50,000,000  Per Occ & Annual
                                          Agg - Flood
---------------------------------------------------------------------------------------------------
BOILER &
MACHINERY                     50,000,000 Combined Single             Travelers Indemnity
                              Limit Property Dmg, Business           Company of Illinois
                              Interr, Extra Exp
                                   250,000 Per Occ Water Dmg.
                              Exped Exp, Ammonia Cont, Haz
                              Subst
---------------------------------------------------------------------------------------------------
UMBRELLA
                              50,000,000
                                                                             AIG
---------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
CRIME
                         3,000,000
                                                              Chubb
------------------------------------------------------------------------------
DIRECTORS &
OFFICERS                 5,000,000
                                                               AIG
------------------------------------------------------------------------------
FIDUCIARY
                         Included in D&O                      Chubb
------------------------------------------------------------------------------
NON-OWNED
AVIATION                 15,000,000 Per Occ
                              3,000 Medical
                                   Per Person                 Cigna
------------------------------------------------------------------------------
OCEAN MARINE             1,000,000 Per Vessel
                         1,000,000 Per Aircraft
                           100,000 Shpt On Deck             Indemnity Ins.
                         1,000,000 War Risk                   Co of NA
------------------------------------------------------------------------------
FOREIGN                  1,000,000 GL
                         1,000,000 Excess Agg
                         1,000,000 Empl Benefit               Chubb
                                   Laws
------------------------------------------------------------------------------

                                                              EXHIBIT 5.1 (d) TO
                                                                CREDIT AGREEMENT

                       [FORM OF COMPLIANCE CERTIFICATE]

To:  First Bank National Association

THE UNDERSIGNED HEREBY CERTIFIES THAT:

          (1) I am the duly elected chief financial officer of Omega Cabinets, Ltd. ("Omega");

     (2) I have reviewed the terms of the Credit Agreement dated as of June 13, 1997 among Omega, HomeCrest Corporation, Panther Transport, Inc. (collectively, the "Borrowers"), First Bank National Association, as Agent and certain Banks party thereto (as the same may be amended, supplemented or modified, the "Credit Agreement") and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers during the accounting period covered by the Attachment hereto;

     (3) The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event which constitutes a Default or an Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by the Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate). The exceptions listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event are as follows:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

          The foregoing certification, together with the computations in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __ day of _________ 199__, pursuant to Section 5.1 (d) of the Credit Agreement.

                                     OMEGA CABINETS, LTD.

                                     By ______________________
                                     Name_____________________
                                     Title____________________

                                   5.1(d)-1

                     ATTACHMENT TO COMPLIANCE CERTIFICATE
                    AS OF ____________, 199_ WHICH PERTAINS
                     TO THE PERIOD FROM ____________, 199_
                             TO ____________ 199_


SUMMARY OF FINANCIAL COVENANTS
------------------------------

Interest Coverage Ratio (Minimum __ to 1.0)     __ to 1.0
     (Section 6.16)

Fixed Charge Coverage Ratio
     (Minimum __ to 1.0)                        __ to 1.0
       (Section 6.17)

Cash Flow Leverage Ratio (Maximum __ to 1.0)    __ to 1.0
       (Section 6.18)


CALCULATION OF FINANCIAL COVENANTS
----------------------------------

6.16 Minimum Interest Coverage Ratio, for any four-fiscal-quarter period (any such period, a "measurement period") ending on a date falling in any period set forth in Section 6.16 (an "ICR applicable period"):

      1.   Consolidated net income for the measurement period:    $________

      2. To the extent deducted in computing consolidated net income, income tax expense for the measurement period $________

      3.   To the extent deducted in computing consolidated net
           income, Interest Expense for the measurement period    $________

      4.   To the extent deducted in computing consolidated net
           income, depreciation and amortization for the
           measurement period                                     $________

      5.   To the extent deducted in computing consolidated net
           income for the year, transactional fees and
           other expenses incurred in connection with the
           Credit Agreement, the Merger Agreements, the Butler
           Subordinated Bridge Loan Documents, the West Street
           Subordinated Bridge Loan Documents, the West Street
           Subordinated Permanent Loan Documents                  $________

    6.   To the extent deducted in computing consolidated net
         income for the year, all non-cash compensation
         expense recorded in connection with the granting
         of options                                                $________

    7.   EBITDA for the year (the sum of lines
         1 through 6)                                              $________

    8.   Interest Expense for the measurement period
         (for periods ending on or prior to March 28, 1998,
         determined in accordance with exception in definition of
         Interest Coverage Ratio: actual Interest Expense for __
         quarter(s) ending on ____, or $______, divided by ___)    $________

    9.   Interest Coverage Ratio (line 7 divided by line 8)        ______ to 1.0

    10.  Minimum permitted Interest Coverage Ratio for the
         ICR applicable period (Section 6.16)                      ______ to 1.0


6.17 Minimum Fixed Charge Coverage Ratio, for any measurement period ending on a date falling in any period set forth in Section 6.17 (a "FCCR applicable period"):

     11. EBITDA for the measurement period (line 7)                $________

     12. Permissible Capital Expenditures during
         measurement period                                        $________

     13. Taxes paid in cash during measurement period              $________

     14. Numerator of Fixed Charge Coverage Ratio (sum of
         lines 11, 12 and 13)                                      $________

     15. Interest Expense during measurement period                $________

     16. Non-cash amortized deferred financing charges during
         measurement period                                        $________

     17.  Required principal payments with respect to
          Indebtedness during measurement period                   $________

     18.  Denominator of Fixed Charge Coverage Ratio (the
          sum of lines 15 and 17, minus line 16)                  $________

     19.  Actual Fixed Charge Coverage Ratio (line 14 divided by
          line 18)                                                 ______ to 1.0

     20.  Minimum permitted Fixed Charge Coverage Ratio for the
          FCCR applicable period (Section 6.17)                    ______ to 1.0

6.18 Maximum Cash Flow Leverage Ratio, for any measurement period ending on a date falling in any period set forth in Section 6.18 (a "CLR applicable period"):

     21.  Aggregate principal amount of Indebtedness outstanding
          on last day of the measurement period                   $________

     22.  EBITDA for the measurement period (line 7)              $________

     23.  Actual Cash Flow Leverage Ratio (line 21 divided by
          line 22)                                                 ______ to 1.0

     24.  Maximum permitted Cash Flow Leverage Ratio for the
          CLR applicable period (Section 6.18)                     ______ to 1.0

Applicable Margin

     25.  Cash Flow Leverage Ratio (line 23)                       ______ to 1.0

     26.  Applicable Margin for Cash Flow Leverage Ratio
          specified on line 25 (from definition of Applicable
          Margin) For Eurodollar Rate Advances                     ______
          For Base Rate Advances                                   ______

                                                               EXHIBIT 5.1(i) TO
                                                                CREDIT AGREEMENT

               [FORM OF EXCESS CASH FLOW PREPAYMENT CERTIFICATE]

To:  First Bank National Association

THE UNDERSIGNED HEREBY CERTIFIES THAT:

          (1) I am the duly elected chief financial officer of Omega Cabinets, Ltd. ("Omega");

          (2) I have reviewed the terms of the Credit Agreement dated as of June 13, 1997 among Omega, HomeCrest Corporation, Panther Transport, Inc. (collectively, the "Borrowers"), First Bank National Association, as agent and certain Banks named therein (as amended, supplemented or modified, the "Credit Agreement") and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers during the accounting period covered by the Attachment hereto;

          (3) I certify that the information set out in the Attachment hereto is accurate; and

          (4) The mandatory payment specified in line 24 of the Attachment is delivered herewith, as required by Section 2.6(c) of the Credit Agreement, for application in accordance with Section 2.6(f) of the Credit Agreement.

          The foregoing certification, together with the computations in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _________, 199_, pursuant to Section 5.1 (i) of the Credit Agreement.

                              OMEGA CABINETS, LTD.

                              By _____________________
                              Name____________________
                              Title___________________

                                   5.1(i)-1

             ATTACHMENT TO EXCESS CASH FLOW PREPAYMENT CERTIFICATE
                    AS OF_____________, 199_ WHICH PERTAINS
                      TO THE YEAR ENDED DECEMBER 31, 199_

CALCULATION OF EXCESS CASH FLOW PREPAYMENT
------------------------------------------

1.   Consolidated net income for the year:            $__________

2.   To the extent deducted in                        $__________
     computing consolidated net income,
     income tax expense for the year

3.   To the extent deducted in computing              $__________
     consolidated net income, Interest
     Expense for the year

4.   To the extent deducted in computing              $__________
     consolidated net income,
     depreciation and amortization for
     the year

5.   To the extent deducted in                        $__________
     computing consolidated net income
     for the year, transactional fees
     and other expenses incurred in
     connection with the Credit
     Agreement, the Merger Agreements,
     the Butler Subordinated Bridge
     Loan Documents, the West Street
     Subordinated Bridge Loan
     Documents, the West Street
     Subordinated Permanent Loan
     Documents

6.   To the extent deducted in                        $__________
     computing consolidated net income
     for the year, all non-cash
     compensation expense recorded in
     connection with the granting of
     options

7.   EBITDA for the year (the sum of                  $__________
     lines 1 through 6)

8.   To the extent not included in                    $__________
     EBITDA, any extraordinary cash
     income, business interruption
     insurance proceeds and net cash
     gains from non-ordinary course
     asset sales during the year

9.   Any payment to Holdings pursuant                  $__________
     to Section 1.8(f) of the Merger
     Plan during such year

10.  The net reduction, if any, in                     $__________
     Working Capital during such year

11.  Sum of lines 7, 8, 9 and 10                       $__________

12.  Taxes paid in cash or accrued                     $__________
     during such year

13.  Permissible Capital                               $__________
     Expenditures during such year

14.  Interest Expense for such year                    $__________

15.  Interest Expense accrued on the                   $__________
     Indebtedness under the Butler
     Subordinated Bridge Loan
     Documents but not paid in cash
     during the year

16.  Scheduled principal payments                      $__________
     with respect to Indebtedness
     during year

17.  Optional principal payments                       $__________
     made on the Term Loans during
     such year

18.  Any payment by Holdings                           $__________
     pursuant to Section 1.8(f) of the
     Merger Plan during such year

19.  The net increase, if any, in                      $__________
     Working Capital during such year

20.  The aggregate amount of                           $__________
     permissible Restricted Payments
     to Holdings during such year

21.  Sum of lines 11 and 15                            $__________

22.  Sum of lines 12, 13, 14, 16,                      $__________
     17, 18, 19 and 20 during such year

23.  Excess Cash Flow for year (line                   $__________
     21 minus line 22)

23.  Prepayment due under Section                      $__________
     2.6(c) (75% of line 23)

                                                                     EXHIBIT 6.5


                        [FORM OF NEW BORROWER AGREEMENT]

     THIS NEW BORROWER AGREEMENT, dated as of __________________, 19__, between and among OMEGA CABINETS, LTD.,, a Delaware corporation ("Omega"), _______________________, a _____________ corporation (the "New Borrower"), and
FIRST BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Agent (the "Agent"), under that certain Credit Agreement dated as of June 13, 1997 by and among Omega, HomeCrest Corporation, Panther Transport, Inc., the Banks party thereto, the Agent and the Co-Agent (as amended from time to time, the "Credit Agreement").

     WITNESSES:

     WHEREAS, the New Borrower wishes to become a "Borrower" under the Credit Agreement and become obligated, jointly and severally, to pay when due all Obligations (as defined in the Credit Agreement); and

     WHEREAS, the New Borrower has determined that it is in its best interest to become a Borrower.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by the New Borrower, and in order to induce the Banks to consider the financial condition of the New Borrower in evaluating the Borrowers' compliance with the covenants contained in the Credit Agreement and to consent to the New Borrower becoming a Subsidiary (direct or indirect) of Omega, the parties hereto hereby agree as follows:

     1.   Definitions.  Terms not defined herein shall have the meaning assigned
          -----------
to them in the Credit Agreement.

     2.   Representations.  Omega, on behalf of the existing Borrowers, and the
          ---------------
New Borrower, jointly and severally, represent and warrant to the Agent and the Banks that:

          (a) The New Borrower is a wholly owned Subsidiary, direct or indirect, of Omega, and the acquisition or creation of the New Borrower by Omega complies with the provisions of Section 6.5 of the Credit Agreement;

          (b) This New Borrower Agreement has been duly and validly authorized, executed and delivered by Omega and the New Borrower, and constitutes the valid and binding obligation of each such party enforceable in accordance with its terms and the terms of the Credit Agreement; and

                                     6.5-1

          (c) No Default or Event of Default exists or will result from the acquisition or creation of the New Borrower or its designation as a Borrower, nor would any such Default or Event of Default have resulted had such designation been effective as the most recently ended fiscal quarter of Omega.

          3.   Undertakings.  The Credit Agreement is hereby incorporated into
               ------------
this New Borrower Agreement by reference and made a part hereof as if set forth in full herein. The New Borrower hereby agrees to each and every covenant, agreement, term and provision of the Credit Agreement (including any amendments and supplements thereto made after the date hereof in accordance with the terms of the Credit Agreement). The New Borrower hereby specifically agrees with the Agent (and with, and for the benefit of, the Banks) as follows:

               (a) The New Borrower agrees to become, and by this New Borrower Agreement has become, a Borrower;

               (b) The New Borrower agrees to be bound by all the terms and provisions of the Credit Agreement, including those covenants, agreements and restrictions applicable to Borrowers; and

               (c) The New Borrower agrees that it is liable, jointly and severally, with Omega and all other Borrowers for the payment when due of all Obligations under the Credit Agreement in accordance with the terms of the Credit Agreement (but subject to the limitation contained in Section 9.17(j) of the Credit Agreement).

          The provisions of this Section 3 shall be effective from the date of this New Borrower Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this New Borrower Agreement to be duly executed and delivered by their respective officers, thereon to duly authorize, as of the date first above written.

                              OMEGA CABINETS, LTD.


                              By:________________________
                              Name:______________________
                              Title:_____________________


                              [NEW BORROWER]

                                     6.5-2

                              By:________________________
                              Name:______________________
                              Title:_____________________

                              FIRST BANK NATIONAL ASSOCIATION,
                                    as Agent


                              By:________________________
                              Name:______________________
                              Title:_____________________

                                     6.5-3

                                                                     EXHIBIT 6.8



Permissible transactions with Affiliates.

1.   Lease dated June 17, 1997 between Robert J. Bertch and Omega.

2. Senior Management Non-Competition Agreement dated as of June 13, 1997 between Omega Merger Corp. and each of Henry P. Key and John A. Goebel.

3. Management Non-Competition Agreement dated as of June 13, 1997 between Omega Merger Corp. and each of Douglas J. Conley, Lance E. Erlick, Michael
     J. Hagan, Thomas J. Schmidt, Henry T. Wellnitz and Robert J. Moran.

4. Non-Competition Agreement dated as of June 13, 1997 among Omega Merger Corp. and each of the stockholders party thereto.

5. Stockholders Agreement dated as of June 13, 1997 by and among Holdings, Mezzanine Lending Associates III, L.P., BCC Industrial Services, Inc. and each of the other stockholders party thereto, and any subordinated promissory notes issued in respect of repurchase rights or obligations thereunder.

6.   The Holdings Stock Option Plan and stock options issued thereunder.

7. Management Agreement dated as of June 13, 1997 among Holdings, Omega and BCC Industrial Services, Inc.

8. Warrant dated as of June 13, 1997 issued to BCC Industrial Services, Inc. in connection with that certain Management Agreement dated June 13, 1997.

9. The Management Investor Subscription Agreement dated as of June 13, 1997 among Holdings and each of the investors party thereto.

10.  Put-right Agreements dated June 13, 1997 between Holdings and each of Henry
     P. Key and John Goebel.

11. Letter dated September 16, 1994 to Henry P. Key relating to employment with Omega.

12. Letter dated July 11, 1994 to Lance E. Erlick relating to employment with Omega.

13. Letter dated September 11, 1995 to Robert L. Moran relating to employment with Omega.

14. Letter dated November 11, 1996 to Terry Goerdt relating to employment with Omega.

15. Employment and Noncompetition Agreement dated as of June 17, 1994 between Omega and Robert J. Bertch.

16.  Letter dated April 10, 1995 to John A. Goebel, Douglas J. Conley, Michael
     J. Hagan and Thomas J. Schmidt relating to employment with HomeCrest.

17.  Butler Subordinated Bridge Loan Documents.

18.  Rabbi Trust established by Holdings on June 13, 1997.

19.  The 1997 Omega Holdings, Inc. Deferred Compensation Plan dated June 13,
     1997.

20.  The Transaction Severance Agreements listed on Exhibit 6.15.

                                                                    EXHIBIT 6.12


List of Investments of Holdings and each of the Borrowers existing on the date of this Agreement.


1.   Holdings owns 100% of the stock of Omega.

2.   Omega owns 100% of the stock of HomeCrest and Panther.

3. Omega has less than a one percent limited partnership interest in August/Kona, Ltd.

4.   Rabbi Trust established by Holdings on June 13, 1997.

5.   Put-right Agreements dated June 13, 1997 between Holdings and each of Henry
     P. Key and John Goebel.

                                                                    EXHIBIT 6.13



List of indebtedness of Holdings and each of the Borrowers existing on the date of this Agreement.


1. Funded Debt as defined in the Agreement and Plan of Merger dated as of April 28, 1997 by and among Holdings, Omega Merger Corp. and certain Stockholders of Holdings (as identified therein), prepaid at closing.

2. Liabilities in respect of the deferred compensation arrangements between Omega and each of Henry T. Wellnitz, James C. McCarty, Charles J. Becker and Nathan J. Beving.

3. Liabilities with respect to the 1997 Omega Holdings, Inc. Deferred Compensation Plan dated June 13, 1997, and the related Rabbi Trust Agreement dated June 13, 1997.

4. Contingent Promissory Note dated June 13, 1997 issued to the Stockholders Committee by Holdings.

                                                                    EXHIBIT 6.14



List of Liens of Holdings and each of the Borrowers existing on the date of this Agreement.


1. All of the documents listed as title exceptions in the title insurance policies for the Iowa, Indiana and Tennessee Facilities issued in connection with this Credit Agreement.

2.   See attached lien search summary.

Borrower Name                     Secured Party        Collateral      Filing Office, Number and Date
-------------------------------  ----------------  ------------------  ------------------------------

Omega Cabinets, Ltd.             Ameritech Credit  Specific Equipment  Iowa SOS
                                 Corporation                           K712768 - 2/19/96

Omega Cabinets, Ltd.             Ameritech Credit  Specific Equipment  Iowa SOS
                                 Corporation                           K752365 - 7/12/96

HomeCrest Corporation            Midwest Commerce  Specific Equipment  Indiana SOS
                                 Leasing                               1840708 -4/19/93

HomeCrest Corporation            NBD Leasing Inc.  Specific Leased     Indiana SOS
                                                   Equipment           1908318 - 4/18/94

HomeCrest Corporation            Ervin Leasing     Specific Leased     Indiana SOS
                                 Company           Equipment           2101600 - 1/30/97

HomeCrest Corporation            Ervin Leasing     Specific Leased     Elkhart County Recorder
                                 Company           Equipment           03112 - 1/28/97

HomeCrest Corporation            Ervin Leasing     Specific Leased     Indiana SOS
                                 Company           Equipment           2127483 - 5/29/97

HomeCrest Corporation            Ervin Leasing     Specific Leased     Elkhart County Recorder
                                 Company           Equipment           04286 - 5/5/97

                                                                    EXHIBIT 6.15



List of permissible Contingent Obligations of Holdings and each of the Borrowers.


1. Deferred compensation arrangements between Omega and each of Henry T. Wellnitz, James C. McCarty, Charles J. Becker and Nathan J. Beving.

2. 1997 Omega Holdings, Inc. Deferred Compensation Plan dated June 13, 1997, and the related Rabbi Trust Agreement dated June 13, 1997.

3.   Butler Subordinated Bridge Loan Documents (including guarantee of
     Holdings).

4. West Street Subordinated Bridge Loan Documents (including guarantee of Holdings).

5.   High Yield Subordinated Permanent Loan Documents.

6. Guaranty, dated January 1, 1993, by Omega, to guarantee obligations of Panther under its Ryder truck leases.

7.   Reimbursement obligations under the following First Chicago Letters of
     Credit:

     a. The Old Republic Insurance Company Letter of Credit issued on June 16, 1995.

     b. The Liberty Mutual Insurance Company Letter of Credit issued on June 16, 1995.

     c. The Employers Insurance of Wausau Letter of Credit issued on June 16, 1995.

8. Reimbursement obligation with respect to the First Chicago Backstop Letter of Credit issued on June 13, 1997 by First Bank.

9. Reimbursement obligation with respect to the Stockholders' Committee Letter of Credit issued on June 13, 1997.

10. Contingent Promissory Note dated June 13, 1997 issued pursuant to the Agreement and Plan of Merger dated as of April 28, 1997 by and among Holdings, Omega Merger Corp. and certain Stockholders of Holdings (as identified therein).

11.  Contingent Obligations under the Loan Documents.

12. The Transition Severance Agreements dated April 24, 1997 between Omega or HomeCrest, as the case may be, and each of Henry P. Key, Lance E. Erlick, Henry T. Wellnitz, Robert L. Moran, John A. Goebel, Michael J. Hagan, Douglas J. Conley and Thomas J. Schmidt.

13.  Put-right Agreements dated June 13, 1997 between Holdings and each of Henry
     P. Key and John Goebel.

                                                                     Exhibit 9.6
                                                             TO CREDIT AGREEMENT


                             ASSIGNMENT AGREEMENT
                             --------------------


     ASSIGNMENT AGREEMENT, dated as of (the "Transferor Bank"), 199__, among
                                            -----------------
(the "Purchasing Bank"), Omega Cabinets, Ltd., a Delaware corporation, HomeCrest
     ----------------
Corporation, a Delaware corporation and Panther Transport, Inc. (collectively, the "Borrowers") and First Bank National Association, as Agent for the Banks
    -----------
under the Credit Agreement described below (in such capacity, the "Agent").

                                  WITNESSETH
                                  ----------

     WHEREAS, this Assignment Agreement is being executed and delivered in accordance with subsection 9.6(c) of the Credit Agreement, dated as of June 13, 1997, among the Borrowers, the Transferor Bank and the other Banks party thereto, and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement" terms
                                                    ----------------
defined therein being used herein as therein defined);

     WHEREAS, the Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

     WHEREAS, the Transferor Bank is selling and assigning to the Purchasing Bank rights, obligations and commitments under the Credit Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Upon the execution and delivery of this Assignment Agreement by the Purchasing Bank, the Transferor Bank, the Agent, and the Borrowers, the Purchasing Bank [shall be] [shall continue to be] a Bank party to the Credit Agreement for all purposes thereof.

     2. Prior to the execution and delivery of this Assignment Agreement, the Transferor Bank's and the Purchasing Bank's Revolving Commitment Amounts were $_________ and $_________ respectively (the "Original Revolving Commitments"). Upon the execution and delivery of this Assignment Agreement, the Revolving Commitment Amounts of the Transferor Bank and the Purchasing Bank shall be $___________ and $_________ respectively, and the

                                     9.6-1
sum of their Revolving Commitment Amounts shall equal the Original Revolving Commitments. Prior to the execution and delivery of this Assignment Agreement, the Transferor Bank's and the Purchasing Bank's Revolving Percentages were - and respectively (the "Original Revolving Percentages"). Upon the execution and delivery of this Assignment Agreement, the Revolving Percentages of the sum of their Revolving Percentages shall equal the Original Revolving Percentages. Prior to the execution and delivery of this Assignment Agreement, the Transferor Bank's and the Purchasing Bank's Term Loan Commitment Amounts were $____________ and $___________ respectively(the "Original Term Loan Commitments"). Upon the execution and delivery of this Assignment Agreement, the Term Loan Commitment Amounts of the Transferor Bank and the Purchasing Bank shall be $___________ and $___________ respectively, and the sum of their Term Loan Commitment Amounts shall equal the Original Term Loan Commitments. Prior to the execution and delivery of this Assignment Agreement, the Transferor Bank's and the Purchasing Bank's Term Loan Percentages were ______ and ______ respectively (the "Original Term Loan Percentages"). Upon the execution and delivery of this Assignment Agreement, the Term Loan Percentages of the Transferor Bank and the Purchasing Bank shall be and respectively, and the sum of their Term Loan Percentages shall equal the Original Term Loan Percentages. Prior to the execution and delivery of this Assignment Agreement, the
Transferor Bank's and the Purchasing Bank's Total Percentages were ________
and _________, respectively (the "Original Total Percentages"). Upon the execution and delivery of this Assignment Agreement, the Total Percentages of the Transferor Bank and the Purchasing Bank shall be and _______, respectively, and the sum of their Total Percentages shall equal the Original Total Percentages. The Transferor Bank acknowledges receipt from the Purchasing Bank of an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank, of the portion of the Transferor Bank's Revolving Commitment and Term Loan Commitment being purchased by such Purchasing Bank (the "Purchased Commitment"). The Transferor Bank hereby irrevocably sells, assigns
 --------------------
and transfers to the Purchasing Bank, without recourse, representation or warranty, and the Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, the Purchased Commitment and the appropriate portion of all presently outstanding Revolving Loans, Term Loans and other amounts owing to the Transferor Bank under the Credit Agreement and the Transferor Bank's Revolving Note and Term Note, together with all guarantees thereof and all collateral security therefor and all instruments and documents pertaining thereto.

     3. The Transferor Bank has made arrangements with the Purchasing Bank with respect to the portion, if any, to be paid by the Transferor Bank to the Purchasing Bank of fees heretofore received by the Transferor Bank pursuant to the Credit Agreement.

     4. From and after the date hereof, principal, interest, fees and other amounts that would otherwise be payable to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Transferor Bank's Revolving Note and Term Note shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Bank, as the case may be, in accordance with their respective interests as reflected in this Assignment Agreement, whether such amounts have accrued prior to the date hereof or accrue subsequent to the date hereof.

     5. Concurrently with the execution and delivery hereof, (i) the Borrowers, the Transferor Bank and the Purchasing Bank shall make appropriate arrangements so that a replacement Revolving Note and Term Note is issued to the Transferor Bank (unless it has

                                     9.6-2
transferred its entire Revolving Commitment and Term Loan Commitment), and a new Revolving Note and Term Note is issued to the Purchasing Bank, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Revolving Commitments (as adjusted pursuant to this Assignment Agreement), and
(ii) the Transferor Bank shall pay to the Agent a processing and recordation fee of $3,000.

     6. Concurrently with the execution and delivery hereof, the Agent will, at the expense of the Transferor Bank, provide to the Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to the Agent on the date of the initial Loans under the Credit Agreement in satisfaction of the conditions precedent set forth in the Credit Agreement.

     7. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

     8. The address for notices to the Purchasing Bank as well as administrative information with respect to the Purchasing Bank is as set out below:

     9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA.

                                     9.6-3

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

                                    ________________________________,
                                    Transferor Bank

                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________


                                    ________________________________,
                                    as Purchasing Bank


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________


                                    FIRST BANK NATIONAL ASSOCIATION,
                                    as Agent


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________


                                    CONSENTED AND ACKNOWLEDGED
                                    OMEGA CABINETS, LTD.


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________


                                    HOMECREST CORPORATION


                                    By:_____________________________
                                    Name:___________________________

                                     9.6-4

                                    Title:__________________________


                                    PANTHER TRANSPORT, INC.


                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                                     9.6-5

                                                            Exhibit 9.19


                                                       [L&W Draft Dated 6/13/96]

             PROPOSED SUBORDINATION PROVISIONS FOR 144A INDENTURE
             ----------------------------------------------------

KEY DEFINITIONS:


          `Bank Agent' means First Bank National Association in its capacity as Agent under the New Bank Credit Facility, or any successor or replacement agent under the New Bank Credit Facility or any refinancing Indebtedness in respect thereof.

          "Designated Senior Debt" means (i) so long as the New Bank Credit Facility is in effect, all Indebtedness outstanding under the New Bank Credit Facility and (ii) after the New Bank Credit Facility is no longer in effect or with the prior written consent of the lenders under the New Bank Credit Facility, any other Senior Debt permitted hereunder the principal amount of which is $10 million or more and that has been designated by the Company as 'Designated Senior Debt."

          `New Bank Credit Facility" means, collectively, (i) that certain Credit Agreement, dated as of June 13, 1997, by and among the Company, HomeCrest Corporation and Panther Transport, Inc., as Borrowers, and First Bank National Association, as agent, and First Bank National Association and such other lenders who may at any time be a party thereto, as lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time in one or more successive transactions (including any such transaction that changes the amount available thereunder, replaces such agreement or document, or provides for other agents or lenders); provided that in no event will the aggregate principal amount outstanding under the New Bank Credit Facility (with letters of credit under the revolving credit portion of the New Bank Credit Facility being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder), including all Indebtedness incurred to refund, refinance or replace any Indebtedness under the New Bank Credit Facility, at any time exceed the amount permitted by Section 4.09(a) hereof and (ii) each of the other 'Loan Documents" under and as defined in the Credit Agreement referenced in the preceding clause (i).

          "Permitted Junior Securities" means (i) Equity Interests (other than Disqualified Stock and other Equity Interests containing mandatory redemption provisions) of the Company or any Guarantor or (ii) debt securities of the Company or any Guarantor with respect to which no scheduled principal payment is due before the scheduled maturity date of the Senior Debt and that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt of the Company and the Guarantors pursuant to Article 10 hereof.

          `Representative' means the Bank Agent, with respect to the New Bank Credit Facility, and the indenture trustee or other trustee, agent or representative for any other Senior Debt.

          `Senior Debt" means (i) all Indebtedness of the Company and the Guarantors outstanding under the New Bank Credit Facility and all Permitted Hedging Obligations with respect thereto, (ii) any other Indebtedness of the Company and the Guarantors permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees, as applicable, and (iii) all Obligations with respect to the foregoing; provided that if any payment or proceeds of any collateral is applied to the Senior Debt and is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any Guarantor, or any claim of fraudulent or preferential transfer), the Senior Debt to which such payment was applied will, for purposes of the Indenture, be deemed to have continued in existence, notwithstanding such application, and the subordination provisions of the Indenture will be enforceable as to such Senior Debt as fully as if such application had never been made. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, (x) any Indebtedness of the Company to any of its Subsidiaries or Affiliates, (y ) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.


                                  ARTICLE 10
                                 SUBORDINATION

SECTION 10.01.  AGREEMENT TO SUBORDINATE

          (a) The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes (including the payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, and the exercise of rights of rescission or other claims, if any, in respect of the issuance of the Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of the Company.

          (b) The Guarantors agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Subsidiary Guarantees (including the payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, and the exercise of rights of rescission or other claims, if any, in respect of the issuance of the Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or cash equivalents of all Senior Debt of the Guarantors (whether outstanding on the date hereof or thereafter incurred), and that the subordination is for the benefit of holders of Senior Debt of the Guarantors.

SECTION 10. 02. LIQUIDATION, DISSOLUTION; BANKRUPTCY

          (a) Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

          (1) holders of Senior Debt of the Company shall be entitled to receive payment in full of all such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive (i) Permitted Junior Securities and
     (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

          (2)   until all Senior Debt of the Company (as provided in subsection
     (1) above) is paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt of the Company as their interests may appear (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section
     8.01 hereof).

          (b) Upon any distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshalling of such Guarantor's assets and liabilities:

          (1) holders of Senior Debt of such Guarantor shall be entitled to receive payment in full of all such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before Holders of the Notes shall be entitled to receive any payment with respect to such Guarantor's Subsidiary Guarantee (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

          (2) until all Senior Debt of the Guarantors (as provided in subsection (1) above) is paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt of such Guarantor as their interests may appear (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof ).

SECTION 10. 03. DEFAULT ON  DESIGNATED SENIOR DEBT.

          (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all Senior Debt has been paid in full if:

          (i) an event of default in the payment of any Designated Senior Debt (a "Payment Default") occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

          (ii) an event of default, other than a Payment Default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Company and the Trustee each receives a notice of the default from the Representative of the Designated Senior Debt (a 'Payment Blockage Notice") pursuant to
     Section 10.11 hereof. If any such Payment Blockage Notice is delivered pursuant to the preceding sentence, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.03 unless and until 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No event of default covered by this Section 10.03 that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Company and the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 360 days; provided, however, that a subsequent breach of the same provision of the New Bank Credit Facility may be made the basis for a subsequent Payment Blockage Notice if such breach has been cured or waived for at least 90 consecutive days prior to the effective date of such subsequent Payment Blockage Notice.

          The Company shall cause the Trustee to give prompt written notice to the Holders of any default described in this Section 10.03(a)(i) or (ii).

          The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

          (1)   the date upon which the event of default is cured or waived, or

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          (2)   in the case of an event of default referred to in Section
     10.03(a)(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated and no Payment Default with respect to the Designated Senior Debt has occurred and is continuing, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

          (b) No Guarantor may make any payment or distribution to the Trustee or any Holder in respect of its Subsidiary Guarantee or acquire from the Trustee or any Holder any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all Senior Debt has been paid in full if:

          (i) a Payment Default occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing Designated Senior Debt; or

          (ii) an event of default, other than a Payment Default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and such Guarantor and the Trustee each receives a Payment Blockage Notice pursuant to Section 10. I 1 hereof. If any such Payment Blockage Notice is delivered pursuant to the preceding sentence, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.03 unless and until 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No event of default covered by this Section 10.03 that existed or was continuing on the date of delivery of any Payment Blockage Notice to such Guarantor and the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 360 days; provided, however, that a subsequent breach of the same provision of the New Bank Credit Facility may be made the basis for a subsequent Payment Blockage Notice if such breach has been cured or waived for at least 90 consecutive days prior to the effective date of such subsequent Payment Blockage Notice.

          A Guarantor to which a Payment Blockage Notice has been delivered may and shall resume payments on and distributions in respect of its Subsidiary Guarantee and may acquire Notes upon the earlier of:

          (1)   the date upon which the event of default is cured or waived, or

          (2) in the case of an event of default referred to in Section 10.03(b)(h) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated and no Payment Default with respect to the Designated Senior Debt has occurred and is continuing, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.  ACCELERATION OF NOTES.

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly give notice of the acceleration to (a) the Bank Agent, at any time while there is Indebtedness outstanding under the New Bank Credit Facility and/or (b) the Representative under the indenture or other agreement (if any) pursuant to which any other applicable Senior Debt has been issued.

SECTION 10.05.  WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Trustee or any Holder receives any payment with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03

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hereof, or if the Trustee has actual knowledge of such prohibition at any time prior to distributing such payment to any one or more Holders, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be forthwith paid over and delivered, upon written request, to, the Bank Agent on behalf of the Senior Lenders at any time while there is Indebtedness outstanding under the New Bank Credit Facility and/or (if applicable) the Representative under the indenture or other agreement (if any) pursuant to which any other applicable Senior Debt has been issued, in each case as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the New Bank Credit Facility and the holders of any other Senior Debt.

          With respect to the holders of Senior Debt. the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders, the Company, any Guarantor or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.  NOTICE BY COMPANY.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this
Article 10.

SECTION 10.07.  SUBROGATION.

          After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.08.  RELATIVE RIGHTS.

          This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Company and the Guarantors, on the one hand, and Holders of Notes, on the other hand, the obligations of the Company and the Guarantors, which are absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders of Notes and creditors of the Company and the Guarantors other than such Holders' rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

          If the Company and the Guarantors fail because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

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SECTION 10.09.  SUBROGATION MAY NOT BE IMPAIRED BY COMPANY OR ANY GUARANTOR.

          No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company, any Guarantor or any Holder or by the failure of the Company, any Guarantor or any Holder to comply with this Indenture.

SECTION 10.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a distribution is to be made or a notice given hereunder to holders of Senior Debt, the distribution may be made and the notice given, (a) with respect to Senior Debt under the New Bank Credit Facility, to the Bank Agent, or (b) with respect to any other Senior Debt, to the Representative of the holders of such Senior Debt.

          Upon any payment or distribution of assets of the Company or any Guarantor referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon (i) any order or decree made by any court of competent jurisdiction or (ii) any certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company or such Guarantor, as applicable, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11   RIGHT'S OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Bank Agent or another Representative with respect to Designated Senior Debt may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee as Representative on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives of the holders of Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13.  AMENDMENTS.

          The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

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